                                                                 EXHIBIT 10.2

                                  $100,000,000

                                CREDIT AGREEMENT

                            DATED AS OF JULY 29, 2002

                                      AMONG

                             OEP IMAGING CORPORATION
                  (to be renamed Polaroid Holding Corporation)
                                 AS THE COMPANY,

                                       AND

                        OEP IMAGING OPERATING CORPORATION
                      (to be renamed Polaroid Corporation)
                            POLAROID CONTRACTING C.V.
                             POLAROID (EUROPA) B.V.
                              POLAROID TRADING B.V.
                              POLAROID CANADA INC.
                                  POLAROID GMBH
                             POLAROID (U.K.) LIMITED
                            POLAROID FAR EAST LIMITED
                                       AND
                              NIPPON POLAROID K.K.
                                  AS BORROWERS,
                                       AND

                      THE LENDERS AND ISSUERS PARTY HERETO,

                                       AND

                               CITICORP USA, INC.
         AS DOMESTIC ADMINISTRATIVE AGENT AND DOMESTIC COLLATERAL AGENT,

                                       AND

                              BANK OF AMERICA, N.A.
          AS FOREIGN ADMINISTRATIVE AGENT AND FOREIGN COLLATERAL AGENT,

                                       AND

                               CITICORP USA, INC.
                          AS FOREIGN SYNDICATION AGENT,

                                       AND

                              BANK OF AMERICA, N.A.
                          AS DOMESTIC SYNDICATION AGENT


                             WEIL, GOTSHAL & MANGES
                         ONE SOUTH PLACE LONDON EC2M 2WG
               TEL: +44 (0) 20 7903 1000 FAX: +44 (0) 20 7903 0990
                                  www.weil.com

          CREDIT AGREEMENT, dated as of July 29, 2002, among OEP IMAGING CORPORATION (to be renamed Polaroid Holding Corporation), a Delaware corporation, as the company (the "COMPANY"), OEP IMAGING OPERATING CORPORATION (to be renamed Polaroid Corporation), a Delaware corporation, as a borrower (the "US BORROWER"), POLAROID CONTRACTING C.V., a limited liability partnership organized under the laws of The Netherlands and acting by and through its general partners PRD Management Limited and PRD Overseas Limited, as a borrower ("CONTRACTING"), POLAROID (EUROPA) B.V., a company organized under the laws of The Netherlands, as a borrower ("EUROPA"), POLAROID TRADING B.V., a company organized under the laws of The Netherlands, as a borrower ("TRADING", and together with Contracting and Europa, the "DUTCH BORROWERS"), POLAROID CANADA INC., a company organized under the laws of Ontario, Canada, as a borrower (the "CANADIAN BORROWER"), POLAROID (U.K.) LIMITED, a company organized under the laws of England and Wales, as a borrower (the "UK BORROWER"), POLAROID GMBH, a company organized under the laws of Germany, as a borrower (the "GERMAN BORROWER"), POLAROID FAR EAST LIMITED, a company organized under the laws of Hong Kong, as a borrower (the "HONG KONG BORROWER"), and NIPPON POLAROID K.K., a company organized under the laws of Japan, as a borrower (the "JAPANESE BORROWER"; together with the Dutch Borrowers, the Canadian Borrower, the German Borrower, the UK Borrower and the Hong Kong Borrower, the "FOREIGN BORROWERS"; together with the US Borrower, the "BORROWERS"), the Lenders (as defined below), the Issuers (as defined below), CITICORP USA, INC. ("CITICORP"), as domestic administrative agent (in such capacity, the "DOMESTIC ADMINISTRATIVE AGENT"), as domestic collateral agent (in such capacity, the "DOMESTIC COLLATERAL AGENT"), and as foreign syndication agent (in such capacity, the "FOREIGN SYNDICATION AGENT") for the Lenders and the Issuers, and BANK OF AMERICA, N.A. as foreign administrative agent (in such capacity, the "FOREIGN ADMINISTRATIVE AGENT"), as foreign collateral agent (in such capacity, the "FOREIGN COLLATERAL AGENT") and as domestic syndication agent (in such capacity, the "DOMESTIC SYNDICATION AGENT") for the Lenders and the Issuers.

                              W I T N E S S E T H:

          WHEREAS, the US Borrower, a wholly-owned direct Subsidiary (as hereinafter defined) of the Company, proposes to acquire (the "ACQUISITION") certain assets and Subsidiaries (the "ACQUIRED BUSINESS") from Polaroid Corporation (to be renamed Primary PDC, Inc.), a Delaware corporation, and certain of its Subsidiaries, which are debtors and debtors-in-possession (collectively with all of their direct and indirect subsidiaries, "POLAROID"), in connection with their proceedings under the Bankruptcy Code (as hereinafter defined) pending before the Bankruptcy Court (as hereinafter defined); and

          WHEREAS, the Acquisition will be made pursuant to a Second Amended and Restated Asset Purchase Agreement dated as of July 3, 2002, by and among the US Borrower, Polaroid and certain of Polaroid's Subsidiaries (the "ACQUISITION AGREEMENT") for a purchase price of approximately $255,000,000 (subject to adjustment in accordance with the Acquisition Agreement); and

          WHEREAS, the Borrowers have requested that the Lenders and Issuers make available, for the purposes specified in this Agreement, term loan, swing loan, revolving credit and letter of credit facilities; and

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          WHEREAS, the Lenders and Issuers are willing to make available to the
Borrowers such term loan, swing loan, revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

          DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

          SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACCOUNT" has the meaning specified in the Pledge and Security Agreement.

          "ACCOUNT DEBTOR" has the meaning specified in the Pledge and Security Agreement.

          "ACQUIRED BUSINESS" has the meaning specified in the Recitals.

          "ACQUISITION" has the meaning specified in the Recitals.

          "ACQUISITION AGREEMENT" has the meaning specified in the Recitals.

          "ADMINISTRATIVE AGENTS" means, collectively, the Domestic Administrative Agent and the Foreign Administrative Agent; and "ADMINISTRATIVE AGENT" means either of them as the context requires.

          "AFFECTED LENDER" has the meaning specified in Section 2.17 (SUBSTITUTION OF LENDERS).

          "AFFILIATE" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, "CONTROL" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGENTS" means, collectively, the Administrative Agents, the Collateral Agents and the Syndication Agents.

          "AGREEMENT" means this Credit Agreement.

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          "APPLICABLE ADVANCE PERCENTAGES" means:

          (a) up to 2.0% as to Eligible Inventory comprised of raw materials and work in process;

          (b) up to 3.0% as to Eligible Inventory comprised of instant camera finished goods;

          (c) up to 70.0% as to Eligible Inventory comprised of instant film finished goods;

          (d) up to 12.0% as to Eligible Inventory comprised of contract produced hardware finished goods;

          (e) up to 38.0% as to Eligible Inventory comprised of eyewear and polarizer finished goods;

          (f) up to 11.0% as to Eligible Inventory comprised of industrial hardware finished goods; and

          (g) up to 15.0% as to Eligible Inventory comprised of digital hardware finished goods.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender, its Domestic Lending Office in the case of a Domestic Base Rate Loan and its Eurocurrency Lending Office in the case of a Foreign Base Rate Loan or Eurocurrency Rate Loan.

          "APPLICABLE MARGIN" means (a)(i) during the period commencing on the Closing Date and ending on the date falling one year after the Closing Date with respect to the US Revolving Loans maintained as (A) Domestic Base Rate Loans, a rate equal to 2.50% PER ANNUM and (B) Eurocurrency Rate Loans, a rate equal to 3.50% PER ANNUM and (ii) thereafter, as of any date of determination, a PER ANNUM rate equal to the rate set forth below beneath the applicable type of Loan and across from the then applicable Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to
Section 6.1 (FINANCIAL STATEMENTS)) set forth below:

                                                               BASE RATE    EUROCURRENCY
                         LEVERAGE RATIO                          LOANS       RATE LOANS
                         --------------                        ---------    ------------
     Greater than or equal to 1.50 to 1                          2.50%          3.50%
     Less than 1.50 to 1 and equal to or greater
     than 1.25 to 1                                              2.25%          3.25%
     Less than 1.25 to 1 and equal to or greater
     than 1.00 to 1                                              2.00%          3.00%
     Less than 1.00 to 1                                         1.75%          2.75%

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(b)(i) during the period commencing on the Closing Date and ending on the date falling one year after the Closing Date with respect to the Foreign Revolving Loans maintained as (A) Foreign Base Rate Loans, a rate equal to 3.50% PER ANNUM and (B) Eurocurrency Rate Loans, a rate equal to 3.50% PER ANNUM and (ii) thereafter as of any date of determination, a PER ANNUM rate equal to the rate set forth below beneath the applicable type of Loan and across from the then applicable Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 6.1 (FINANCIAL STATEMENTS)) set forth below:

                                                               BASE RATE    EUROCURRENCY
                         LEVERAGE RATIO                          LOANS       RATE LOANS
                         --------------                        ---------    ------------
     Greater than or equal to 1.50 to 1                          2.50%          3.50%
     Less than 1.50 to 1 and equal to or greater
     than 1.25 to 1                                              2.25%          3.25%
     Less than 1.25 to 1 and equal to or greater
     than 1.00 to 1                                              2.00%          3.00%
     Less than 1.00 to 1                                         1.75%          2.75%

and (c)(i) during the period commencing on the Closing Date and ending on the date falling one year after the Closing Date with respect to Term Loans maintained as (A) Domestic Base Rate Loans, a rate equal to 4.00% PER ANNUM and
(B) Eurocurrency Rate Loans, a rate equal to 5.00% PER ANNUM and (ii) thereafter as of any date of determination a PER ANNUM rate equal to the rate set forth below beneath the applicable type of Loan and then across from the then applicable Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 6.1 (FINANCIAL STATEMENTS)) set forth below:

                                                               BASE RATE    EUROCURRENCY
                         LEVERAGE RATIO                          LOANS       RATE LOANS
                         --------------                        ---------    ------------
     Greater than or equal to 1.50                               4.00%          5.00%
     Less than 1.50 to 1 and equal to or greater
     than 1.25 to 1                                              3.75%          4.75%
     Less than 1.25 to 1 and equal to or greater
     than 1.00 to 1                                              3.50%          4.50%
     Less than 1.00 to 1                                         3.25%          4.25%

Changes in the Applicable Margin after the date falling one year after the Closing Date resulting from a change in the applicable Leverage Ratio shall become effective as to all Loans three Business Days after delivery by the Company to the Administrative Agents of new Financial Statements pursuant to
Section 6.1(b) (QUARTERLY REPORTS) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(c) (ANNUAL REPORTS) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then applicable Leverage Ratio), if the Company shall fail to deliver such Financial Statements within the time periods specified in Section 6.1(b) or (c) (FINANCIAL STATEMENTS), as applicable, the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Company delivers to the Administrative Agents such Financial Statements shall equal the highest Applicable Margin set forth above.

          "APPLICABLE TREATY" means a double tax treaty or convention relating to the relief from double taxation on income and capital.

          "APPLICABLE TREATY LENDER" means a bank or financial institution acting out of a Eurocurrency Lending Office to which payments under this Agreement may be made free and clear of any deduction or withholding on account of any taxes of, or imposed by, the United Kingdom or the United States of America, pursuant to an Applicable Treaty (assuming all relevant forms have been duly completed and any necessary directions made).

          "APPROVED AUDITORS" means KPMG LLP, a limited liability partnership and a member of KPMG International, or such other firm of accountants of recognized international standing reasonably acceptable to the Administrative Agents as may from time to time be appointed auditors of the Group.

          "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "ASSET SALE" has the meaning specified in Section 8.4 (SALE OF
ASSETS).

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the relevant Administrative Agent, in substantially the form of Exhibit A (FORM OF ASSIGNMENT AND ACCEPTANCE).

          "AUSTRALIAN DOLLARS" or the sign "A$" means the lawful currency of Australia.

          "AVAILABLE CASH" means, as of the Closing Date, an amount equal to 100% of the unrestricted cash and Cash Equivalents of the Group which, on the Closing Date, are pledged to the relevant Administrative Agent pursuant to the Collateral Documents.

          "AVAILABLE CREDIT" means the sum of (i) the US Available Credit and
(ii) the Foreign Available Credit.

          "AVERAGE EXCESS AVAILABILITY" means, for any period, the average Excess Availability of the Group for such period (adding to Excess Availability, for purposes of this definition only, the principal amount of any prepayments of Term Loans made pursuant to Section 2.8(b) (TERM LOANS) and Section 2.9 (MANDATORY PREPAYMENTS), such average to be calculated by dividing the sum of such Excess Availability as at the end of each Business Day during such period by the sum by the actual number of Business Days during such period.

          "BAILEE'S LETTER" means a letter in form and substance reasonably acceptable to the relevant Administrative Agent executed by any Person (other than a Loan Party) who is in possession of Inventory on behalf of any Member of the Group pursuant to which such Person acknowledges, among other things, such Administrative Agent's Lien with respect thereto.

          "BANK OF AMERICA" means Bank of America, N.A., a national banking association.

          "BANKRUPTCY CODE" means title 11 of the United States Code, as amended from time to time.

          "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware.

          "BLOCKED ACCOUNT" has the meaning specified in the Pledge and Security Agreement.

          "BLOCKED ACCOUNT BANK" has the meaning specified in the Pledge and Security Agreement.

          "BLOCKED ACCOUNT LETTER" has the meaning specified in the Pledge and Security Agreement.

          "BORROWERS" has the meaning specified in the Preamble.

          "BORROWING" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Commitments. A borrowing may be a Revolving Credit Borrowing, a Term Loan Borrowing or Swing Loan Borrowing.

          "BORROWING BASE CERTIFICATE" means a certificate from the applicable Obligors' Agent substantially in the form of Exhibit E (FORM OF BORROWING BASE CERTIFICATE).

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurocurrency Rate or any Eurocurrency Rate Loans or Foreign Base Rate Loans, (a) a day of the year on which banks are not required or authorized to close in London and on which dealings in Dollar deposits are also carried on in the London interbank market and (b) in respect of notices, determinations, fundings and payments to or from any Dutch Borrower, the Canadian Borrower, the Japanese Borrower or the Hong Kong Borrower, as the case may be, a day of the year on which banks are not required or authorized to close in The Netherlands, Canada, Japan or Hong Kong, as the case may be.

          "BUSINESS PLAN" has the meaning specified in Section 3.1(i) (BUSINESS
PLAN).

          "CANADIAN BORROWER" has the meaning specified in the Preamble.

          "CANADIAN DOLLARS" or the sign "C$" means the lawful currency of Canada.

          "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

          "CAPITAL LEASE" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

          "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

          "CASH COLLATERAL ACCOUNT" has the meaning specified in the Pledge and Security Agreement; PROVIDED that for the avoidance of doubt it is understood and agreed that any Cash Collateral Account established by any Foreign Borrower shall not be commingled with any Cash Collateral Account established by the US Borrower.

          "CASH CONCENTRATION ACCOUNT - US" shall mean the cash concentration bank account of the US Borrower at Citibank, designated as the "Polaroid US Concentration Account".

          "CASH EQUIVALENTS" means:

          (a) securities issued or fully guaranteed or insured by the United States or United Kingdom government or any agency thereof;

          (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States of America, any state thereof, the District of Columbia, the United Kingdom, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's;

          (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's; and

          (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in paragraphs (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; PROVIDED, HOWEVER, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

          "CASH INTEREST EXPENSE" means, with respect to any Person for any period, the Interest Expense of such Person for such period LESS the Non-Cash Interest Expense of such Person for such period.

          "CHANGE OF CONTROL" means any event, transaction or occurrence as a result of which (a) the Original Investors (including management of the Company, for purposes of this definition only, to the extent that such management as a group does not own more than 10.0% of the Stock owned by all Original Investors) shall cease to own and control all of the economic and voting rights associated with ownership of at least 51.0% of the outstanding Stock of all classes of the Company on a fully diluted basis or (b) the Company shall cease to own and control all of the economic and voting rights associated with ownership of all of the outstanding Stock of the US Borrower.

          "CITIBANK" means Citibank, N.A., a national banking association.

          "CITICORP" has the meaning specified in the Preamble.

          "CLOSING DATE" means the first date on which any Loan is made or Letter of Credit is issued.

          "CLOSING WORKING CAPITAL" means the sum of (a) the book value of the Accounts of the Group, PLUS (b) the book value of the Inventory of the Group, MINUS (c) the trade accounts payable of the Group (net of any reserves for bad debt and not including, for the avoidance of doubt, any intercompany accounts payable), calculated on a PRO FORMA basis as of the Closing Date.

          "CODE" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

          "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

          "COLLATERAL AGENTS" means, collectively, the Domestic Collateral Agent and the Foreign Collateral Agent; and "COLLATERAL AGENT" means either of them as the context requires.

          "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Debenture, the US Guaranty, the Dutch Law Collateral Documents, the Scottish Law Documents, each of the other documents listed on Schedule 1.1(a) (COLLATERAL DOCUMENTS) and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

          "COMMITMENT" means, with respect to any Lender, such Lender's Foreign Revolving Credit Commitment, if any, US Revolving Credit Commitment, if any, and Term Loan Commitment, if any; and "COMMITMENTS" means the aggregate Revolving Credit Commitments and Term Loan Commitments of all Lenders.

          "COMPANY" has the meaning specified in the Preamble.

          "COMPLIANCE CERTIFICATE" has the meaning specified in Section 6.1(d) (COMPLIANCE CERTIFICATE).

          "CONSOLIDATED CURRENT ASSETS" means, with respect to any Person at any date, the total consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date, determined in conformity with GAAP.

          "CONSOLIDATED CURRENT LIABILITIES" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date which should, in accordance with GAAP, be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, but excluding, in the case of any Group Member the sum of
(a) the principal amount of any current portion of long-term Financial Covenant Debt and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans.

          "CONSOLIDATED NET INCOME" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; PROVIDED, HOWEVER, that:

          (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary;

          (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation;

          (c) (i) the net income (or loss) of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by such Person or any of its Subsidiaries other than in the ordinary course of business shall be excluded; and

          (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

          "CONSTITUENT DOCUMENTS" means, with respect to any Person, (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the bylaws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

          "CONTAMINANT" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

          "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

          "CONTROL ACCOUNT" has the meaning specified in the Pledge and Security Agreement.

          "CONTROL ACCOUNT LETTER" has the meaning specified in the Pledge and Security Agreement.

          "CREDIT MEMORANDUM RESERVES" means a reserve established against the Domestic Borrowing Base or the Foreign Borrowing Base, as the case may be, in the applicable

Administrative Agent's reasonable discretion to account for unapplied credit balances for any Account.

          "CUSTOMARY PERMITTED LIENS" means, with respect to any Person, any of the following Liens:

          (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

          (d) Liens arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e) Liens arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (f) Liens arising pursuant to a judgment, decree or order (or other similar process) arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is stayed or the amount thereof, together with the amount of all other Liens arising pursuant to any other judgments, decrees or orders does not exceed $5,000,000; and

          (g) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

          "DEBENTURE" means a guaranty and debenture, governed by English law and in substantially the form of Exhibit J (FORM OF GUARANTY AND DEBENTURE
(UK)), executed by each Subsidiary of the Company that is organized under the laws of England and Wales.

          "DEBT ISSUANCE" means the incurrence of Indebtedness of the type specified in clauses (a) and (b) of the definition of "INDEBTEDNESS" by the Company or any of its Subsidiaries.

          "DEFAULT" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

          "DIGITAL CAMERA RESERVES" means reserves established from time to time in the applicable Administrative Agent's reasonable discretion to account for anticipated future returns of digital camera products.

          "DISQUALIFIED STOCK" means with respect to any Person, any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Scheduled Revolving Credit Termination Date.

          "DOCUMENTARY LETTER OF CREDIT" means any Letter of Credit issued by an Issuer pursuant to Section 2.4 (LETTERS OF CREDIT), which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Company or any of its Subsidiaries in the ordinary course of its business.

          "DOLLAR EQUIVALENT" means at any date of determination thereof with respect to any currency other than Dollars, an amount in Dollars equivalent to such face amount calculated at the rate of exchange quoted by the relevant Administrative Agent on such date of determination (at the hour on such date of determination at which it customarily makes such determination) to prime banks in the interbank market where its foreign currency exchange operations in respect of such currency are then being conducted for the spot purchase of such currency with Dollars.

          "DOLLARS" and the sign "$" each mean the lawful currency of the United States of America.

          "DOMESTIC ADMINISTRATIVE AGENT" has the meaning specified in the Preamble.

          "DOMESTIC BASE RATE" means, for any period, a fluctuating interest rate PER ANNUM as shall be in effect from time to time, which rate PER ANNUM shall be equal at all times to the highest of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

          (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% PER ANNUM PLUS (ii) the rate PER ANNUM obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States of America for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by

     Citibank, by (B) a percentage equal to 100% MINUS the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month US dollar non-personal time deposits in the United States of America, PLUS (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States of America; and

          (c)  the sum of (i) 0.5% PER ANNUM PLUS (ii) the Federal Funds Rate.

          "DOMESTIC BASE RATE LOAN" means any Loan during any period in which it bears interest based on the Domestic Base Rate.

          "DOMESTIC COLLATERAL AGENT" has the meaning specified in the Preamble.

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "DOMESTIC LENDING OFFICE" opposite its name on Schedule II (APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agents.

          "DOMESTIC SUBSIDIARY" means any Subsidiary of the Company organized under the laws of any state of the United States of America or the District of Columbia.

          "DOMESTIC SYNDICATION AGENT" has the meaning specified in the Preamble.

          "DUTCH BORROWERS" has the meaning specified in the Preamble.

          "DUTCH LAW COLLATERAL DOCUMENTS" has the meaning specified in Section
10.10 (MATTERS RELATING TO DUTCH COLLATERAL).

          "EBITDA" means, with respect to any Person for any period, an amount equal to:

          (a)  Consolidated Net Income of such Person for such period; PLUS

          (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication:

               (i)     any provision for income taxes;

               (ii)    Interest Expense;

               (iii)   loss from extraordinary items;

               (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs; and

               (v) all other non-cash charges and non-cash losses for such period, including foreign currency translation (but not conversion) losses and the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, other than charges representing accruals of future cash expenses relating to such grants or other incentive compensation deductions; MINUS

          (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication:

               (i)     any credit for income tax;

               (ii)    gains from extraordinary items for such period;

               (iii) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person;

               (iv) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including foreign currency translation (but not conversion) gains and any reversal of a charge referred to IN clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent; and

               (v) cash payments for previously reserved charges that were taken into account in determining EBITDA for such period or prior periods reported under this Agreement.

          "ELIGIBLE ASSIGNEE" means:

          (a)  a Lender or any Affiliate or Approved Fund of such Lender;

          (b) a commercial bank having total assets in excess of $5,000,000,000;

          (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the relevant Administrative Agent, which is regularly engaged in making, purchasing or investing in loans, and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agents;

          (d) a savings and loan association or savings bank organized under the laws of the United States of America or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000; or

          (e) subject to Section 11.2 (ASSIGNMENTS AND PARTICIPATIONS), with the consent of the Administrative Agents, any other bank, financial institution or other Person that is then engaged in the business of lending money.

          "ELIGIBLE DOMESTIC INVENTORY" means the Inventory of the US Borrower and the US Guarantors (other than any Inventory which has been consigned by the US Borrower or any US Guarantor) including raw materials, work-in-process, finished goods, parts and supplies:

          (a)  which is owned solely by the US Borrower or the US Guarantors;

          (b) with respect to which the Domestic Administrative Agent has a valid and perfected first priority Lien;

          (c)  which is located within the United States of America;

          (d) with respect to which no representation or warranty contained in any of the Loan Documents is then in breach;

          (e) which is not, in the Domestic Administrative Agent's reasonable discretion, obsolete or unmerchantable;

          (f) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by the US Borrower or any US Guarantor pursuant to a trademark owned by the US Borrower or such US Guarantor or a license granted to the US Borrower or such US Guarantor) the Domestic Administrative Agent would have rights under such trademark or license pursuant to the Pledge and Security Agreement or other agreement satisfactory to the Domestic Administrative Agent to sell such Inventory in connection with a liquidation thereof; and

          (g) which the Domestic Administrative Agent deems to be Eligible Domestic Inventory based on such credit and collateral considerations as the Domestic Administrative Agent may, in its reasonable discretion, deem appropriate.

No Inventory shall be Eligible Domestic Inventory if such Inventory consists of
(i) goods returned or rejected by customers other than goods that are undamaged or are resaleable in the normal course of business, (ii) goods to be returned to suppliers, (iii) goods in transit or (iv) goods located, stored, used or held at the premises of a third party unless (x)(A) the Domestic Administrative Agent shall have received a Landlord Waiver or Bailee's Letter or (B) in the case of Inventory located at a leased premises, a US Eligibility Reserve satisfactory to the Domestic Administrative Agent shall have been established with respect thereto and (y) an appropriate UCC-1 financing statement shall have been executed and properly filed.

          "ELIGIBLE DOMESTIC RECEIVABLE" means the gross outstanding balance of those Accounts of the US Borrower and the US Guarantors arising out of sales of merchandise, goods or services in the ordinary course of business, which are made by the US Borrower or the US Guarantors to a Person that is not an Affiliate of the US Borrower or the US Guarantors, which are not in dispute, and that constitute Collateral in which the Domestic Administrative Agent has a fully perfected first priority Lien; PROVIDED, however, that an Account shall in no event be an Eligible Domestic Receivable if:

          (a) such Account is (i) more than 60 days past due according to the original terms of sale or (ii) more than 120 days past the original invoice date thereof; PROVIDED that the terms of sale are consistent with customary historical business practices of Polaroid; or

          (b) any representation or warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

          (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to the US Borrower or the US Guarantors but only to the extent of such dispute or claim; or

          (d) the Account Debtor on such Account has: (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors;
     (ii) made an assignment for the benefit of creditors; (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law; (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation; or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, unless such Account Debtor:
     (x) is a debtor-in-possession in a case then pending under the Bankruptcy Code; (y) has established debtor-in-possession financing which is satisfactory to the Domestic Administrative Agent in its sole discretion (it being acknowledged that the debtor-in-possession financing in place at the date of this Agreement for the Kmart Account Debtor is satisfactory); and (z) otherwise satisfies each of the requirements set forth in this definition of Eligible Domestic Receivables; or

          (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of the US Borrower or the US Guarantors unless such supplier or creditor has executed a no-offset letter satisfactory to the Domestic Administrative Agent, in its reasonable discretion, but only to the extent of the US Borrower's or the US Guarantors' obligations to such Account Debtor; or

          (f) the sale represented by such Account is to an Account Debtor located outside the United States of America, unless the sale is on letter of credit or acceptance terms acceptable to the Domestic Administrative Agent, in its reasonable discretion; or

          (g) the sale to such Account Debtor on such Account is on a bill-on-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis or has been billed but not shipped; or

          (h) such Account is subject to a Lien in favor of any Person other than the Domestic Administrative Agent for the benefit of the Secured Parties; or

          (i) such Account is subject to any deduction, offset, marketing and promotion allowance, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of the US Borrower's or the relevant US Guarantor's business but only to the extent of such deduction, offset, marketing and promotion allowance, counterclaim, return privilege or other conditions; or

          (j) the Account Debtor on such Account is located in New Jersey or Minnesota, unless the US Borrower (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a Notice of Business

     Activities Report with the appropriate office or agency of such state for the current year; or

          (k) the Account Debtor on such Account is a Governmental Authority, unless the US Borrower or the relevant US Guarantor has assigned its rights to payment of such Account to the Domestic Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers, but only to the extent by which such Accounts where the Account Debtor is a Governmental Authority without accepted and acknowledged assignments shall exceed $1,000,000 in aggregate; or

          (l) 50% or more of the outstanding Accounts of the Account Debtor have become, or have been determined by the Domestic Administrative Agent, in accordance with the provisions hereof, to be, ineligible; or

          (m) the sale represented by such Account is denominated in a currency other than Dollars; or

          (n) such Account is not evidenced by an invoice or other writing in form reasonably acceptable to the Domestic Administrative Agent, in its sole discretion; or

          (o) the US Borrower or the US Guarantor, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

          (p) other than in respect of the Accounts of the Wal-Mart Account Debtor, the total Accounts of such Account Debtor to the US Borrower and the US Guarantors represent more than 20% of the Eligible Domestic Receivables individually or in the aggregate as to the US Borrower and the US Guarantors at such time, but only to the extent of such excess; or

          (q) solely in respect of the Accounts of the Wal-Mart Account Debtor, but provided that at any date of determination the Wal-Mart Account Debtor is rated better than "BBB+" by S&P or "Baa1" by Moody's, the total eligible Accounts of the Wal-Mart Account Debtor to the US Borrower or the US Guarantors represent more than the greater of (i) $20,000,000 or (ii) 25% of the Eligible Domestic Receivables (adding back for purposes of this paragraph (q) deductions therefrom for rebate and marketing program allowances) individually or in the aggregate as to the US Borrower and the US Guarantors at such time but only to the extent of such excess; or

          (r) the Domestic Administrative Agent, in accordance with its customary criteria, determines, in its sole discretion, that such Account might not be paid or is otherwise ineligible.

          "ELIGIBLE FOREIGN INVENTORY" means, as to each Foreign Borrower and each Foreign Guarantor, the Inventory of such Foreign Borrower or Foreign Guarantor (other than any Inventory which has been consigned by such Foreign Borrower or Foreign Guarantor) including raw materials, work-in-process, finished goods, parts and supplies:

          (a) which is physically located in the United States of America or an Eligible Foreign Jurisdiction;

          (b)  which is owned solely by such Foreign Borrower or Foreign
     Guarantor;

          (c) with respect to which the Foreign Administrative Agent has a valid and perfected first priority Lien (including, for inventory of any Foreign Borrower or Foreign Guarantor that is located in the United States of America, with appropriate UCC-1 financing statements being executed and properly filed);

          (d) with respect to which no representation or warranty contained in any Loan Document is then in breach;

          (e) which is not, in the Foreign Administrative Agent's reasonable discretion, obsolete or unmerchantable;

          (f) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by such Foreign Borrower or Foreign Guarantor pursuant to a trademark owned by such Foreign Borrower or Foreign Guarantor or a license granted to such Foreign Borrower or Foreign Guarantor) the Foreign Administrative Agent would have rights under such Trademark or license pursuant to this Agreement or other agreement satisfactory to the Foreign Administrative Agent to sell such Inventory in connection with a liquidation thereof; and

          (g) which the Foreign Administrative Agent deems to be Eligible Foreign Inventory based on such credit and collateral considerations as the Foreign Administrative Agent may, in its reasonable discretion, deem appropriate.

No Inventory of any Foreign Borrower or Foreign Guarantor shall be Eligible Foreign Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are undamaged or are resaleable in the normal course of business, (ii) goods to be returned to suppliers, (iii) goods in transit or (iv) goods located at the premises of a third party unless (x)(A) to the extent necessary in any relevant jurisdiction to ensure that the Secured Parties enjoy a first priority Lien with respect to the relevant Inventory, the Foreign Administrative Agent shall have received a Landlord Waiver or Bailee's Letter or (B) in the case of Inventory located at a leased premises, a Foreign Eligibility Reserve satisfactory to the Foreign Administrative Agent shall have been established with respect thereto and (y) any appropriate documentation evidencing the Secured Parties' Liens with respect thereto have been executed and properly filed.

Solely for purposes of determining the Eligible Foreign Inventory portion of the Foreign Borrowing Base (x) the Eligible Foreign Inventory of any Foreign Guarantor (other than Polaroid Leasing) that is not also a Foreign Borrower shall be included in the calculation of the Foreign Borrowing Base of the Dutch Borrowers and (y) the Eligible Foreign Inventory of Polaroid Leasing shall be included in the calculation of the Foreign Borrowing Base of the UK Borrower.

          "ELIGIBLE FOREIGN JURISDICTIONS" means the United Kingdom, The Netherlands, Hong Kong, Canada, Germany and Japan.

          "ELIGIBLE FOREIGN RECEIVABLES" means, as to each Foreign Borrower and Foreign Guarantor, the gross outstanding Dollar Equivalent balance of the Accounts of such

Foreign Borrower or Foreign Guarantor arising out of the sale of merchandise, goods or services in the ordinary course of business, that is made by such Foreign Borrower or Foreign Guarantor to a Person that is not an Affiliate of any Foreign Borrower or Foreign Guarantor and that constitutes Collateral in which the Foreign Administrative Agent has a fully perfected first priority Lien; PROVIDED, HOWEVER, that an Account shall not be an "ELIGIBLE FOREIGN RECEIVABLE" if any of the following shall be true:

          (a) such Account is (i) more than 60 days past due according to such original terms of sale or (ii) more than 120 days past the original invoice date thereof; PROVIDED that the terms of sale are consistent with customary historical business practices of Polaroid; or

          (b) any representation or warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

          (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to any Foreign Borrower or Foreign Guarantor but only to the extent of such dispute or claim; or

          (d) the Account Debtor on such Account has (i) filed a petition for bankruptcy or any other relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or
     (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

          (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of any Foreign Borrower or Foreign Guarantor unless such supplier or creditor has executed a no-offset letter satisfactory to the Foreign Administrative Agent, in its reasonable discretion, but only to the extent of any Foreign Borrower's or Foreign Guarantor's obligations to such Account Debtor; or

          (f) the sale represented by such Account is to an Account Debtor located outside of the European Union, Australia, Canada, Japan or Hong Kong; except to the extent such account (i) is supported by a letter of credit or bank guarantee issued by a commercial bank acceptable to the Foreign Administrative Agent or (ii) in the case of sales not supported by an acceptable letter of credit or bank guarantee in respect of Account Debtors located in (A) the Republic of Ireland and Belgium, such Accounts which are also not supported by acceptable letters of credit or bank guarantees do not exceed in the aggregate the Dollar Equivalent of $1,500,000 and (B) a member state of the European Union (other than Germany, The Netherlands and the United Kingdom), such Accounts when aggregated with Accounts owed by all Account Debtors located in such member states of the European Union other than (x) the Republic of Ireland and Belgium (to the extent such Accounts are not otherwise included in clause
     (ii)(A) above) and (y) Germany, The Netherlands and the United Kingdom, and which are also not supported by acceptable letters of credit or bank guarantees do not exceed in the aggregate the Dollar Equivalent of $500,000; or

          (g) the sale to such Account Debtor on such Account is on a bill-on hold, guaranteed sale, cash sale, sale-and-return, sale-on-approval or consignment basis or has been billed but not shipped; or

          (h) such Account is subject to a Lien in favor of any Person other than the Foreign Administrative Agent for the benefit of the Secured Parties; or

          (i) such Account is subject to any deduction, offset, marketing and promotion allowance, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of such Foreign Borrower's or Foreign Guarantor's business but only to the extent of such deduction, offset, marketing and promotion allowance, counterclaim, return privilege or other condition or

          (j) 50% or more of the outstanding Accounts of the Account Debtor have become, or have been determined by the Foreign Administrative Agent, in accordance with the provisions hereof, to be, ineligible; or

          (k) the sale represented by such Account is denominated in a currency other than Euros, Sterling, Dollars, Australian Dollars, Canadian Dollars, Taiwan Dollars, Hong Kong Dollars or Yen; or

          (l) such Account is not evidenced by an invoice or other writing in form reasonably acceptable to the Foreign Administrative Agent; or

          (m) any Foreign Borrower or Foreign Guarantor, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

          (n) the total Accounts of such Account Debtor to all of the Foreign Borrowers and Foreign Guarantors represent more than 20% of the Eligible Foreign Receivables of the Foreign Borrowers and Foreign Guarantors at such time, but only to the extent of such excess; PROVIDED, HOWEVER, that in the sole discretion of the Foreign Administrative Agent, higher concentration percentages may be established in respect of the eligible Accounts of corporate Account Debtors which have been rated as "investment grade" by each of the internationally recognized rating agencies, including S&P and Moody's; or

          (o) the Foreign Administrative Agent, in accordance with its customary criteria, determines, in its reasonable discretion, that such Account might not be paid or is otherwise ineligible.

Solely for purposes of determining the Eligible Foreign Receivables portion of the Foreign Borrowing Base (x) the Accounts of any Foreign Guarantor (other than Polaroid Leasing) that is not also a Foreign Borrower shall be included in the calculation of the Foreign Borrowing Base of the Dutch Borrowers and (y) the Accounts of Polaroid Leasing shall be included in the calculation of the Foreign Borrowing Base of the UK Borrower.

          "ELIGIBLE INVENTORY" means Eligible Domestic Inventory or Eligible Foreign Inventory, as the context may require.

          "ENFORCEMENT DATE" means the date on which the Administrative Agent serves notice of Loans and all other amounts payable hereunder becoming due and payable under Section 9.2 (REMEDIES).

          "ENFORCEMENT DATE NOTICE" means a notice to be issued by the relevant Administrative Agent under Section 11.20 (LOSS SHARING).

          "ENVIRONMENTAL ASSESSMENTS" has the meaning specified in Section 3.1(l) (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT).

          "ENVIRONMENTAL LAWS" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 USC Section 9601 ET seq.); the Hazardous Material Transportation Act, as amended (49 USC Section 180 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 USC Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 USC Section 6901 ET SEQ.); the Toxic Substance Control Act, as amended (42 USC Section 7401 ET SEQ.); the Clean Air Act, as amended (42 USC Section 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 USC Section 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 USC Section 651 ET SEQ.) (but only to the extent it regulates occupational exposure to Contaminants); the Safe Drinking Water Act, as amended (42 USC Section 300f ET SEQ.); and their state and local counterparts or equivalents and any environmental statute triggered by a transfer of ownership and requiring notification or approval.

          "ENVIRONMENTAL LIABILITIES AND COSTS" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "EQUIPMENT" has the meaning specified in the Pledge and Security Agreement.

          "EQUITY ISSUANCE" means the issue or sale of any Stock of the Company, the Borrowers or any of the Subsidiaries of the Company by the Company, the Borrowers or any of the Subsidiaries of the Company to any Person other than (a) the Company, the Borrowers or any of such Subsidiaries and (b) the Original Investors.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

          "ERISA EVENT" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Company or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
Section 4007 of ERISA.

          "ESTATE COSTS" has the meaning specified in Section 1.01 (DEFINED TERMS) of the Acquisition Agreement.

          "ESTATE COSTS RESERVES" means reserves established from time to time in the Domestic Administrative Agent's reasonable discretion to account for potential required payments by the Group of Estate Costs upon the earlier to occur of (a) accrued Estate Costs reaching an aggregate amount of $22,000,000 or more or (b) Excess Availability being less than (i) for the fiscal month of August 2002, $10,000,000, (ii) for each of the fiscal months of February 2003, March 2003, April 2003 and May 2003, $15,000,000, and (iii) for each other fiscal month following the Closing Date, $25,000,000. Such Estate Costs Reserves shall continue as a reserve until the Group has no further liability (or the Domestic Administrative Agent being reasonably satisfied that the Group has no further liability) for the payment of Estate Costs pursuant to the Acquisition Agreement. The Estate Costs Reserves can be allocated against the Foreign Borrowing Base and/or the US Borrowing Base as the Administrative Agents shall reasonably determine, but in any event without duplication of such reserves.

          "EURO" or the sign "EURO " means the single currency (whether known as the Euro or otherwise) of the participating member states of the European Union.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

          "EUROCURRENCY BASE RATE" means, with respect to any Interest Period for any Eurocurrency Rate Loan, the rate determined by the applicable Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period which appears on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurocurrency Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the applicable Administrative Agent, or, in the absence of such availability, the Eurocurrency Base Rate shall be the rate of interest determined by the applicable Administrative Agent to be the rates PER ANNUM at which deposits in Dollars are offered by the principal office of Citibank or Bank of America in London to major banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurocurrency Rate Loan of Citibank or Bank of America as applicable, for a period equal to such Interest Period.

          "EUROCURRENCY LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "EUROCURRENCY LENDING OFFICE" opposite its name on Schedule II (APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agents.

          "EUROCURRENCY RATE" means, with respect to any Interest Period for any Eurocurrency Rate Loan, an interest rate PER ANNUM equal to the rate PER ANNUM obtained by dividing (a) the Eurocurrency Base Rate by (b) a percentage equal to 100% MINUS the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

          "EUROCURRENCY RATE LOAN" means any Loan that, for an Interest Period, bears interest based on the Eurocurrency Rate.

          "EUROPEAN HOLDING COMPANY" has the meaning specified in Section 7.19(a) (NEW HOLDING COMPANY).

          "EVENT OF DEFAULT" has the meaning specified in Section 9.1 (EVENTS OF DEFAULT).

          "EXCESS AVAILABILITY" means, on any date of determination, the Total Availability of the Group at such time (but not to exceed the aggregate Revolving Credit Commitments at such time) LESS the sum of (a) US Revolving Credit Outstandings and (b) Foreign Revolving Credit Outstandings at such time.

          "EXCESS CASH FLOW" means, for the Group for any period, EBITDA of the Group for such period PLUS (a) the sum of (without duplication) (i) the excess, if any, of the Working Capital of the Group at the beginning of such period over the Working Capital of the Group at the end of such period and (ii) any extraordinary or exceptional items received in cash during such period, MINUS
(b) the sum of (without duplication) (i) scheduled and mandatory cash principal payments on the Loans during such period and optional cash principal payments on the Loans during such period (but only to the extent that the Term Loan Commitments and/or Revolving Credit Commitments are permanently reduced by the amount of such payments), (ii) scheduled cash principal payments made by any Group Member during such period on other Indebtedness to the extent such other Indebtedness and payments are permitted by this

Agreement, (iii) scheduled payments made by any Group Member on Capital Lease Obligations to the extent such Capital Lease Obligations and payments are permitted by this Agreement, (iv) Capital Expenditures made by any Group Member during such period to the extent permitted by this Agreement, (v) the excess, if any, of the Working Capital of the Group at the end of such period over the Working Capital of the Group at the beginning of such period, (vi) taxes paid during such period (net of any tax rebates or refunds applied or actually received in cash) and (vii) any extraordinary or exceptional items paid in cash during such period.

          "FACILITIES" means, collectively, (a) the Term Loan Facility and (b) the Revolving Credit Facilities; and "FACILITY" means any of them as the context requires.

          "FAIR MARKET VALUE" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the applicable Group Member, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agents.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate PER ANNUM equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agents from three Federal funds brokers of recognized standing selected by them.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "FEE LETTER" shall mean the letter dated May 15, 2002, addressed to and accepted by the US Borrower from the Administrative Agents with respect to, INTER ALIA, certain fees to be paid from time to time to the Administrative Agents.

          "FINAL ORDER" means an order of the Bankruptcy Court pursuant to
Section 363 of the Bankruptcy Code.

          "FINANCIAL ADVISORY AGREEMENT" means a management agreement dated as of July 29, 2002 between the Sponsor and the Company, as in effect on the Closing Date and approved by the Administrative Agents, in respect of the payment of Sponsor Advisory Fees and expenses.

          "FINANCIAL COVENANT DEBT" of any Person means Indebtedness of the type specified in paragraphs (a) through (f) and (h) of the definition of "INDEBTEDNESS".

          "FINANCIAL STATEMENTS" means the financial statements of the Group delivered from time to time in accordance with Sections 4.4 (FINANCIAL STATEMENTS) and 6.1 (FINANCIAL STATEMENTS).

          "FISCAL QUARTER" means each quarterly period of the Group in each Fiscal Year.

          "FISCAL YEAR" means the twelve month period ending on December 31.

          "FIXED CHARGES" means, for any Person for any period, the sum of (a) the Cash Interest Expense of such Person for such period, (b) the principal amount of Financial Covenant Debt of such Person and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP having a scheduled due date during such period and (c) all cash dividends payable by such Person and its Subsidiaries on Stock in respect of such period to Persons other than such Person and its Subsidiaries.

          "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of (a) EBITDA of such Person for such period minus Capital Expenditures of such Person for such period MINUS the total federal income tax liability actually payable by such Person in respect of such period to (b) the Fixed Charges of such Person for such period.

          "FOREIGN ADMINISTRATIVE AGENT" has the meaning specified in the Preamble.

          "FOREIGN ADVANCE RATE" means (a) in the case of Eligible Foreign Receivables, up to 85% and (b) in the case of Eligible Foreign Inventory, the lesser of (i) the sum of the Applicable Advance Percentages as applied to the relevant components of Eligible Foreign Inventory or (ii) up to 85% of the Net Liquidation Value of such Eligible Foreign Inventory.

          "FOREIGN AVAILABILITY" means, at any time, the Foreign Borrowing Base for all Foreign Borrowers at such time MINUS any Foreign Availability Reserves for such Foreign Borrowers in effect at such time.

          "FOREIGN AVAILABILITY RESERVES" means, as of three Business Days after the date of written notice of any determination thereof to the Foreign Obligors' Agent by the Foreign Administrative Agent (or such lesser time as may be reasonable under the circumstances at the time), such amounts as the Foreign Collateral Agent may from time to time establish against the Foreign Revolving Credit Facility, in the Foreign Administrative Agent's reasonable discretion exercised in accordance with customary business practices, in order either to
(a) preserve the value of the Collateral or the Foreign Administrative Agent's Lien thereon or (b) provide for the payment of unanticipated liabilities of any Loan Party, including for the avoidance of doubt, under Hedging Contracts, arising after the Closing Date. Any Mandatory Prepayment Reserve established pursuant to Section 2.9(c) (MANDATORY PREPAYMENTS) and applicable to any Foreign Borrower shall constitute a Foreign Availability Reserve when so established.

          "FOREIGN AVAILABLE CREDIT" means, at any time, an amount equal to (a) the lesser of (i) the Foreign Revolving Credit Commitments in effect at such time and (ii) the Foreign Borrowing Base of the Foreign Borrowers at such time, MINUS (b) the sum of (i) the Foreign

Revolving Credit Outstandings at such time and (ii) any Foreign Availability Reserves in effect at such time.

          "FOREIGN BASE RATE" means, in relation to any Foreign Revolving Loan or unpaid sum on which interest is to be calculated by reference to the Foreign Base Rate, the Foreign Administrative Agent's reference rate for Dollars, being the rate from time to time set by the Foreign Administrative Agent based on various factors including the Foreign Administrative Agent's cost of funds, desired return and general economic conditions and which is used as a reference point for pricing loans made by it in Dollars to similarly situated borrowers under comparable loan facilities.

          "FOREIGN BASE RATE LOAN" means any Loan during any period in which it bears interest based on the Foreign Base Rate.

          "FOREIGN BORROWER" has the meaning specified in the Preamble.

          "FOREIGN BORROWER SUBLIMIT" shall mean, with respect to the portion of the Foreign Revolving Credit Facility that is available at any time:

          (a)  in respect of (i) the UK Borrower, (ii) the German Borrower,
     (iii) the Canadian Borrower and (iv) each of the Dutch Borrowers, the Foreign Borrowing Base for such Foreign Borrower at such time; and

          (b) in respect of each of (i) the Hong Kong Borrower and (ii) the Japanese Borrower, the lesser of (i) $15,000,000 MINUS the Foreign Revolving Credit Outstandings of such Foreign Borrowers at such time and
     (ii) the Foreign Borrowing Base for such Foreign Borrower at such time; PROVIDED that the Foreign Revolving Credit Outstandings in the aggregate for the Hong Kong Borrower and the Japanese Borrower shall not exceed $15,000,000 at any time.

          "FOREIGN BORROWING BASE" means, at any time in respect of the applicable Foreign Borrower but with reference to the most recently delivered Borrowing Base Certificate from such Foreign Borrower, the sum of (a) the product of (i) the Foreign Advance Rate then in effect for Eligible Foreign Receivables and (ii) the face amount of all Eligible Foreign Receivables of such Foreign Borrower (calculated net of all finance charges, late fees and other fees which are unearned, sales, excise or similar taxes and credits or allowances granted at such time) MINUS any Foreign Eligibility Reserves, Credit Memorandum Reserves, Digital Camera Reserves, Estate Costs Reserves and/or Foreign Exchange Reserves then in effect with respect to such Eligible Foreign Receivables and (b) the sum of the product of (i) the Foreign Advance Rate then in effect for each class of Eligible Foreign Inventory and (ii) the value of each such class of Eligible Foreign Inventory of such Foreign Borrower (valued, in each case, at the lower of cost and market on a first-in, first-out basis) constituting each such class at such time, MINUS any Foreign Eligibility Reserves and/or Foreign Exchange Reserves then in effect with respect to such Eligible Foreign Inventory.

          "FOREIGN COLLECTION ACCOUNTS" means an account or accounts established and maintained with the Foreign Administrative Agent or its Affiliate (or such other commercial bank reasonably acceptable to the Foreign Administrative Agent) for the purpose of (a) receiving all cash of the Foreign Subsidiaries (other than to the extent permitted to be retained by such Foreign Subsidiaries pursuant to Section 7.17 (CASH MANAGEMENT) and (b) applying funds to the Foreign

Revolving Credit Outstandings, and over which accounts the Foreign Administrative Agent shall have a first priority security interest.

          "FOREIGN COLLATERAL AGENT" has the meaning specified in the Preamble.

          "FOREIGN ELIGIBILITY RESERVES" means, effective as of three Business Days after the date of written notice of any determination thereof to the Foreign Obligors' Agent by the Foreign Administrative Agent (or such lesser time as may be reasonable under the circumstances at the time), such amounts as the Foreign Administrative Agent in its reasonable discretion exercised in accordance with customary business practices, may from time to time establish against the gross amount of Eligible Foreign Receivables and Eligible Foreign Inventory to reflect risks or contingencies arising after the Closing Date which may affect one or more class of such items and which have not already been taken into account in the calculation of the Foreign Borrowing Base. Any Foreign Eligibility Reserves so established shall continue as set until further revised or eliminated.

          "FOREIGN EXCHANGE RESERVES" means such amounts as the Foreign Administrative Agent, in its reasonable discretion exercised in accordance with customary business practices, may from time to time establish to reflect risks or contingencies in respect of foreign currency exchange movements.

          "FOREIGN GUARANTOR" means each Foreign Subsidiary which guarantees the obligations of the Foreign Borrowers from time to time.

          "FOREIGN LOAN PARTY" means each Loan Party that is organized in a jurisdiction other than a State of the United States of America.

          "FOREIGN MAXIMUM CREDIT" means, at any time, the lesser of (a) the Foreign Revolving Credit Commitments in effect at such time and (b) the Foreign Borrowing Base for all the Foreign Borrowers at such time.

          "FOREIGN OBLIGORS' AGENT" has the meaning specified in Section 11.19(a) (FOREIGN OBLIGORS' AGENT).

          "FOREIGN REVOLVING CREDIT BORROWING" means Foreign Revolving Loans made on the same day by the Foreign Revolving Credit Lenders ratably according to their respective Foreign Revolving Credit Commitments.

          "FOREIGN REVOLVING CREDIT COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Foreign Revolving Loans to the Foreign Borrowers and acquire interests in other Foreign Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (COMMITMENTS) under the caption "FOREIGN REVOLVING CREDIT COMMITMENTS" as amended to reflect each Assignment and Acceptance executed by such Lender, and as such amount may be reduced pursuant to this Agreement. The aggregate principal amount of all Foreign Revolving Credit Commitments on the Closing Date shall be $30,000,000.

          "FOREIGN REVOLVING CREDIT FACILITY" means the Foreign Revolving Credit Commitments and the provisions herein related to the Foreign Revolving Loans and Letters of Credit.

          "FOREIGN REVOLVING CREDIT LENDER" means each Lender having a Foreign Revolving Credit Commitment.

          "FOREIGN REVOLVING CREDIT OUTSTANDINGS" means, at any particular time, the sum of (a) the principal amount of the Foreign Revolving Loans outstanding at such time, (b) the Letter of Credit Obligations of the Foreign Borrowers outstanding at such time and (c) the principal amount of any Foreign Base Rate Loans made by the Foreign Administrative Agent under Section 2.2(a)(ii)(C) outstanding at such time.

          "FOREIGN REVOLVING LOAN" has the meaning specified in Section 2.1(a)(ii) (REVOLVING CREDIT COMMITMENTS).

          "FOREIGN SUBSIDIARY" means all Subsidiaries of the Company other than Domestic Subsidiaries.

          "FOREIGN SYNDICATION AGENT" has the meaning specified in the Preamble.

          "FOREIGN UNUSED COMMITMENT FEE" has the meaning specified in Section 2.12(a)(ii) (UNUSED COMMITMENT FEE).

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "GERMAN BORROWER" has the meaning specified in the Preamble.

          "GERMAN LAW COLLATERAL DOCUMENTS" has the meaning specified in Section
10.11 (MATTERS RELATING TO GERMAN COLLATERAL).

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GROUP" means, collectively, the Company and its Subsidiaries; and "GROUP MEMBER" and "MEMBER OF THE GROUP" means, individually, each member of the Group.

          "GUARANTOR" means the Company and each Subsidiary Guarantor and any other Person which guarantees the Obligations from time to time.

          "GUARANTY" means, collectively, the US Guaranty, the Debenture, and any other guaranty of the Obligations under this Agreement entered into by a Guarantor.

          "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such

Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

          "HEDGING CONTRACTS" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          "HONG KONG BORROWER" has the meaning specified in the Preamble.

          "HONG KONG DOLLARS" or the sign "HK$" means the lawful currency of Hong Kong.

          "IDP VENTURE EXPENDITURES" means operating expenses and other expenditures (other than Capital Expenditures, SG&A expenditures and cost of goods sold) in respect of research and development in connection with the development of instant digital printing technology.

          "INDEBTEDNESS" of any Person means without duplication:

          (a)  all indebtedness of such Person for borrowed money;

          (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest;

          (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured;

          (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business which are not overdue;

          (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession, possession or sale of such property),

          (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases;

          (g)  all Guaranty Obligations of such Person;

          (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value, on or before the date one year following the Revolving Credit Termination Date, any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

          (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person; and

          (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "INDEMNIFIED MATTERS" has the meaning specified in Section 11.4(a) (INDEMNITIES).

          "INDEMNITEE" has the meaning specified in Section 11.4(a)
(INDEMNITIES).

          "INTELLECTUAL PROPERTY" has the meaning specified in the Pledge and Security Agreement.

          "INTEREST EXPENSE" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period and net costs under Interest Rate Contracts for such period, MINUS (b) the sum of (i) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP and (ii) any interest income of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

          "INTEREST PERIOD" means, in the case of any Eurocurrency Rate Loan,
(a) initially, the period commencing on the date such Eurocurrency Rate Loan is made or on the date of conversion of a Domestic Base Rate Loan or a Foreign Base Rate Loan to such Eurocurrency Rate Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation given to the relevant Administrative Agent pursuant to Section 2.2 (BORROWING PROCEDURES) or Section
2.11 (CONVERSION/CONTINUATION), and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurocurrency Rate Loan pursuant to Section 2.11 (CONVERSION/CONTINUATION), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its Notice of Conversion/Continuation given to the relevant Administrative Agent pursuant to Section 2.11 (CONVERSION/CONTINUATION); PROVIDED, HOWEVER, that all of the foregoing provisions relating to Interest Periods in respect of Eurocurrency Rate Loans are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (iii) no Borrower may select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (THE FACILITIES) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

          (iv) no Borrower may select any Interest Period (a) in respect of Loans under the US Facilities having an aggregate principal amount of less than $5,000,000 and (b) in respect of Loans under the Foreign Revolving Credit Facility having an aggregate principal amount of less than $1,500,000;

          (v) there shall be outstanding at any one time (a) no more than five Interest Periods in the aggregate as to the US Borrower and (b) no more than eight Interest Periods in the aggregate as to the Foreign Borrowers; and

          (vi) until the Syndication Completion Date, the Borrowers may not select interest periods exceeding one month except as otherwise agreed by the Syndication Agents.

          "INTEREST RATE CONTRACTS" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

          "INVENTORY" has the meaning specified in the Pledge and Security Agreement.

          "INVESTMENT" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership or partnership interest in, any other Person, (b) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

          "IRS" means the Internal Revenue Service of the United States of America or any successor thereto.

          "ISSUER" means (a) each Agent or Affiliate of such Agent that is listed on the signature pages hereof as an "ISSUER" or (b) any Lender that hereafter becomes an Issuer with the approval of the Administrative Agents and the Borrowers by agreeing pursuant to an agreement with and in form and substance satisfactory to such Administrative Agents and the Borrowers to be bound by the terms hereof applicable to Issuers.

          "JAPANESE BORROWER" has the meaning specified in the Preamble.

          "KMART ACCOUNT DEBTOR" means, collectively, Kmart Corporation and its Subsidiaries which are debtors and debtors-in-possession under Chapter 11 of the Bankruptcy Code.

          "LANDLORD WAIVER" means a letter in form and substance reasonably acceptable to the relevant Administrative Agent, executed by a landlord in respect of Inventory of the applicable Member of the Group located at any leased premises of such Member of the Group pursuant to which such landlord, among other things, waives any Lien such landlord may have in respect of such Inventory.

          "LEASES" means, with respect to any Person, all of those leasehold estates in Real Property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

          "LENDER" means each financial institution or other entity that (a) is listed on the signature pages hereof as a "LENDER" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

          "LETTER OF CREDIT" means any letter of credit issued pursuant to
Section 2.4 (LETTERS OF CREDIT).

          "LETTER OF CREDIT OBLIGATIONS" means, at any time, the aggregate of all liabilities at such time of the Borrowers to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

          "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" has the meaning specified in Section 2.4(e) (LETTERS OF CREDIT).

          "LETTER OF CREDIT REQUEST" has the meaning specified in Section 2.4(c) (LETTERS OF CREDIT).

          "LETTER OF CREDIT UNDRAWN AMOUNTS" means, at any time with respect to the relevant Revolving Credit Facility, the aggregate undrawn face amount of all Letters of Credit outstanding at such time under such Revolving Credit Facility.

          "LEVERAGE RATIO" means, with respect to any Person for any period, the ratio of (a) the average Financial Covenant Debt of such Person for such period (such average to be calculated by dividing (i) the sum of such Financial Covenant Debt as at the end of each Business Day during such period by (ii) the actual number of Business Days during such period) to (b) EBITDA for such Person for such period.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, assignation, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest, standard security or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

          "LOAN" means any loan made by any Lender pursuant to this Agreement.

          "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes (if any), each Guaranty, the Debenture, the Dutch Law Collateral Documents, the German Law Collateral Documents, the other Collateral Documents, the Fee Letter, each Letter of Credit Reimbursement Agreement, each Hedging Contract to which a Loan Party and a Lender or an Affiliate of a Lender is a party and each certificate, agreement or document executed by a Loan Party and delivered to either Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

          "LOAN PARTY" means the Company, each Borrower, each Subsidiary Guarantor and each other Subsidiary of the Company that executes and delivers a Loan Document.

          "MANAGEMENT STOCK AGREEMENT" means an agreement, in form and substance reasonably acceptable to the Administrative Agents, among the Company and certain members of the Group's management, to be entered into on or after the Closing Date in respect of the issuance of Stock in the Company to such members of management.

          "MANDATORY COSTS" means, in relation to a Loan or unpaid sum the rate PER ANNUM notified by any Bank to the Foreign Administrative Agent to be the cost to that Bank of compliance with all reserve asset, liquidity or cash margin or other like requirements of the Bank of England, the Financial Services Authority or the European Central Bank and which shall be determined in accordance with Exhibit K (MANDATORY COSTS).

          "MANDATORY PREPAYMENT RESERVES" has the meaning specified in Section 2.9(c) (MANDATORY PREPAYMENTS).

          "MARGIN STOCK" has the meaning specified in Regulation U of the Federal Reserve Board.

          "MATERIAL ADVERSE CHANGE" means a material adverse change in any of
(a) the business, condition (financial or otherwise), performance, prospects, operations or properties of any Loan Party, individually, and the Group taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of any Borrower to repay the Obligations or of any

Loan Parties to perform its obligations under the Loan Documents, or (e) the rights and remedies of the Administrative Agents or the Lenders under the Loan Documents, it being agreed that a change in the Acquired Business resulting from the implementation of (but not exceeding the amounts set forth in) the Business Plan, shall not be deemed to be a Material Adverse Charge.

          "MATERIAL ADVERSE EFFECT" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

          "MATERIAL GROUP MEMBER" means the Company and each other Loan Party, and each other Subsidiary of the Company:

          (a) whose EBITDA is equal to or greater than 10% of aggregate EBITDA of the Group; or

          (b) whose revenues are equal to or greater than 10% of the aggregate revenues of the Group; or

          (c) whose total assets have a value equal to or greater than 10% of the aggregate value of all assets owned by the Group.

For the purposes of paragraphs (a) and (b) of this definition, EBITDA and revenues shall be measured over a period of at least six months duration ending on the date of delivery of the most recent Financial Statements pursuant to
Section 6.1 (FINANCIAL STATEMENTS).

          "MATERIAL PROPERTY" means the real or heritable properties listed on
Part I of Schedule 1.1(b) (PROPERTIES).

          "MOODY'S" means Moody's Investors Services, Inc.

          "MORTGAGES" means the mortgages, deeds of trust, Standard Securities or other real estate security documents made or required herein to be made by any other Loan Party, including in respect of the Material Properties.

          "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

          "NET CASH PROCEEDS" means proceeds received by any Group Member after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale (other than an Asset Sale permitted under paragraphs (a) through (j) of Section 8.4 (SALE OF ASSETS) which, when aggregated with other Asset Sales (other than Asset Sales permitted under paragraphs (a) through (j) of Section 8.4 (SALE OF ASSETS) for all Group Members in the same Fiscal Year, exceed $1,000,000 in aggregate net of
(i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof, taxes payable in the United States of America as a result of a Foreign Subsidiary transferring all or a portion of such proceeds to repay either or both of the US Facilities) and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; PROVIDED, HOWEVER, that evidence of each of (i), (ii) and (iii) are provided to the Administrative Agents in form and substance reasonably satisfactory to them or (b) Equity Issuance, net of brokers' and advisors' fees and other costs incurred in connection with such transaction; PROVIDED, HOWEVER, that in the case of both clauses (a) and (b), evidence of the costs is provided to the Administrative Agents in form and substance reasonably satisfactory to them.

          "NET LIQUIDATION VALUE" means, as to the Inventory of the applicable Borrower or Subsidiary Guarantor, the amount determined from time to time by the relevant Administrative Agent (including based upon periodic audits or appraisals of such Inventory using substantially the same methodology as the original audits or appraisals) to be equal to the percentage of the cost of such Inventory which could be realized (net of disposal costs and expenses) in a liquidation sale of the Inventory at such time.

          "NON-CASH INTEREST EXPENSE" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the calculation of Interest Expense of such Person for such period: (a) the amount of debt discount and debt issuances costs amortized; (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt; and (c) interest payable in evidence of Indebtedness or by addition to the principal of the related Indebtedness.

          "NON-CONSENTING LENDER" has the meaning specified in Section 11.1(c) (AMENDMENTS, WAIVERS, ETC.).

          "NON-FUNDING LENDER" has the meaning specified in Section 2.2(e) (BORROWING PROCEDURES).

          "NON-US LENDER" means each Lender, each Issuer or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

          "NORWOOD PROPERTY" means the US Borrower's Real Property located at Norwood, Massachusetts.

          "NOTE" means any Revolving Credit Note, Swing Loan Note or Term Loan Note.

          "NOTICE OF BORROWING" has the meaning specified in Section 2.2(a)(i) (REVOLVING CREDIT BORROWINGS).

          "NOTICE OF CONVERSION/CONTINUATION" has the meaning specified in
Section 2.11(a) (CONVERSION/CONTINUATION).

          "OBLIGATIONS" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by each Loan Party to an Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document, any Hedging Contract with an Administrative Agent or their Affiliates, any agreement for cash management services with an Administrative Agent or their Affiliates entered into in connection with this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all letter of credit, cash management and other fees, interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Loan Parties under this Agreement, any other Loan Document, any Hedging Contract or any agreement for cash management services with an Administrative Agent or their Affiliates entered into in connection with this Agreement or any other Loan Document and all obligations of any Borrower to cash collateralize Letter of Credit Obligations.

          "OBLIGORS' AGENT" means, as applicable, the Foreign Obligors' Agent or the US Obligors' Agent.

          "ORIGINAL INVESTORS" means the Sponsor, its principals and their Affiliates and the management of the Company.

          "ORIGINAL PROJECTIONS" means the financial projections of the Group covering the Fiscal Years ending in 2002 through 2004, as delivered to the Administrative Agents by the Sponsor on or before the Closing Date and attached hereto as Schedule 1.1(d) (ORIGINAL PROJECTIONS), upon which the Administrative Agents based their credit approvals.

          "OTHER TAXES" has the meaning specified in Section 2.16(b) (TAXES).

          "PARALLEL DEBT" means an amount equal to the Secured Obligations and which are due and payable at the same time as the Secured Obligations (as more fully set out in Clause 2.1 of each of the Dutch Law Collateral Documents).

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "PERMITTED INTERCOMPANY LOANS" shall mean Indebtedness for borrowed money (pursuant to Section 8.3(g) (INVESTMENTS)) of any Member of the Group which is not a Loan Party that is owed to any Loan Party, in a Dollar Equivalent amount not exceeding:

               (i) in the case of Indebtedness of any one such Subsidiary which is not a Loan Party, $7,000,000 at any time outstanding; and

               (ii) in the case of Indebtedness of all Subsidiaries which are not Loan Parties, $15,000,000 in aggregate at any time outstanding.

          "PERMITTED PROPERTY SALES" means the contemplated sales of certain of the Group's Real Properties listed on Part II of Schedule 1.1(b) (PROPERTIES), and any other real or heritable property sale consented to by the Administrative Agents.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

          "PLEDGE AND SECURITY AGREEMENT" means an agreement, in substantially the form of Exhibit I (FORM OF PLEDGE AND SECURITY AGREEMENT), executed by the Company, the US Borrower and each Subsidiary Guarantor which is a Domestic Subsidiary.

          "PLEDGED NOTES" has the meaning specified in the Pledge and Security Agreement.

          "PLEDGED STOCK" has the meaning specified in the Pledge and Security Agreement.

          "POLAROID" has the meaning specified in the Recitals.

          "POLAROID COMMERCE" means Polaroid Commerce GmbH, a legal entity formed and managed in Luxembourg and located at Hardturmstrasse 161, 8037 Zurich, Switzerland.

          "POLAROID COMMERCE LOAN AGREEMENT" means the Loan Agreement dated as of July 19, 2002, between Polaroid Contracting, as the borrower, and Polaroid Commerce, as the lender.

          "POLAROID CONTRACTING" means Polaroid Contracting C.V., an association formed under the laws of The Netherlands and domiciled in Bermuda, with its seat at Cedar House, 41 Cedar Avenue, Hamilton JIM 12, Bermuda.

          "POLAROID INTERNATIONAL" has the meaning specified in Section 7.19(a) (NEW HOLDING COMPANY).

          "POLAROID LEASING" means Polaroid Leasing Limited, a limited company organized under the laws of England and Wales, registered number 3678338 and with a registered office at Wheathampstead House, Codicote Road, St. Albans, Hertfordshire.

          "PROCEEDS" has the meaning specified in the Pledge and Security Agreement.

          "PROCESS AGENT" has the meaning specified in Section 11.12(b) (SUBMISSION TO JURISDICTION; SERVICE OF PROCESS).

          "PRO FORMA BALANCE SHEETS" has the meaning specified in Section 3.1(g)(ii) (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT).

          "PROJECTIONS" means the Original Projections as revised and updated from time to time in accordance with Section 6.1(f) (UPDATES).

          "PROPERTY LOSS EVENT" means any loss of or damage to property of any Loan Party that results in the receipt by such Person of proceeds of insurance in excess of $500,000 or any taking of property of any Loan Party that results in the receipt by such Person of a compensation payment in respect thereof in excess of $500,000.

          "PROPOSED CHANGE" has the meaning specified in Section 11.1(c) (AMENDMENTS, WAIVERS, ETC.)

          "PROTECTIVE ADVANCES" means all expenses, disbursements and advances incurred by an Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which such Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Obligations.

          "PURCHASING LENDER" has the meaning specified in Section 11.7(a) (SHARING OF PAYMENTS, ETC.)

          "QUALIFYING LENDER" means a bank or financial institution:

          (a)  (i)     which is a "BANK" within the meaning of Section 840A (UK)
     Income and Corporation Taxes Act 1988;

               (ii) which is beneficially entitled to any interest payable to it under this Agreement and any other Loan Document to which it is a party; and

               (iii) which is within the charge to corporation tax as respects such interest;

     but so that if either Section 840A or Section 349(3)(a) of such Act is amended or repealed, this paragraph (a) shall be amended in such manner as the Administrative Agents shall reasonably determine to be necessary in order to define a Person whose circumstances most closely correspond to a Person as defined above; or

          (b)  which is a Treaty Lender.

          "RATABLE PORTION" or "RATABLY" means, with respect to any Lender,

          (a) with respect to the US Revolving Credit Facility, the percentage obtained by dividing (i) the US Revolving Credit Commitment of such Lender by (ii) the aggregate US Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the US Revolving Credit Outstandings owing to such Lender by the US Revolving Credit Outstandings owing to all Lenders);

          (b) with respect to the Foreign Revolving Credit Facility, the percentage obtained by dividing (i) the Foreign Revolving Credit Commitment of such Lender by (ii) the aggregate Foreign Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the Foreign Revolving Credit Outstandings owing to such Lender by the Foreign Revolving Credit Outstandings owing to all Lenders); and

          (c) with respect to the Term Loans, the percentage obtained by dividing (i) the Term Loan Commitments of such Lender by (ii) the aggregate Term Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the aggregate principal amount of such Lender's Term Loans by the aggregate principal amount of the Term Loans of all Lenders).

          "REAL PROPERTY" means all of those plots, pieces or parcels of land wherever situated now owned, leased or hereafter acquired or leased by any Loan Party (the "LAND"), together with the right, title and interest of such Loan Party, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, servitudes, wayleaves and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

          "REGISTER" has the meaning specified in Section 11.2(c) (ASSIGNMENTS AND PARTICIPATIONS).

          "REGISTRATION RIGHTS AGREEMENT" means a stock registration rights agreement dated as of July 29, 2002 among, INTER ALIOS, the Company and Polaroid.

          "REIMBURSEMENT OBLIGATIONS" means all matured reimbursement or repayment obligations of any Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

          "RELATED DOCUMENTS" means the Acquisition Agreement, the Polaroid Commerce Loan Agreement, the Registration Rights Agreement, the Transition Services Agreement, the Financial Services Agreement, the Management Stock Agreement (as and when executed and delivered) and each other document and instrument executed with respect to any of the foregoing.

          "RELATED OBLIGATIONS" has the meaning specified in Section 10.8 (COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS).

          "RELEASE" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "REMEDIAL ACTION" means all actions required by or necessary to achieve compliance with Environmental Laws to (a) clean up, remove, treat or in any other way address any Release, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies after a Release and investigations and post-remedial monitoring and care.

          "REQUIREMENT OF LAW" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "REQUISITE LENDERS" means, collectively, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the US Revolving Credit Commitments or, after the Revolving Credit Termination Date, the US Revolving Credit Outstandings, (b) the aggregate outstanding amount of the Foreign Revolving Credit Commitments or, after the Revolving Credit Termination Date, the Foreign Revolving Credit Outstandings and (c) the aggregate outstanding amount of the Term Loan Commitments, or, after the Closing Date, the aggregate principal amount of all Term Loans outstanding. A Non-Funding Lender shall not be included in the calculation of "REQUISITE LENDERS".

          "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

          "RESTRICTED PAYMENT" means:

          (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of any Group Member now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to a Borrower or any other Loan Party;

          (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of any Loan Party (including, for the avoidance of doubt, any purchase of Stock or Stock Equivalents under Section 7.04 of the Acquisition Agreement) now or hereafter outstanding other than one payable solely to a Borrower or any other Loan Party;

          (c) any payment or prepayment of principal, interest or other charges with respect to the Polaroid Commerce Loan Agreement;

          (d) any payments made to the Sponsor or any other Affiliate for the purposes of discharging fees and expenses payable in relation to the Financial Advisory Agreement or any similar agreement providing for the payment of advisory fees and expenses; and

          (e) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of any Loan Party, other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

          "REVOLVING CREDIT BORROWING" means any Foreign Revolving Credit Borrowing or any US Revolving Credit Borrowing.

          "REVOLVING CREDIT COMMITMENT" means, collectively, the Foreign Revolving Credit Commitments and the US Revolving Credit Commitments.

          "REVOLVING CREDIT FACILITIES" means, collectively, the Foreign Revolving Credit Facility and the US Revolving Credit Facility.

          "REVOLVING CREDIT LENDER" means each Lender having a Foreign Revolving Credit Commitment and/or a US Revolving Credit Commitment.

          "REVOLVING CREDIT NOTE" means a promissory note of any Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Lender's Foreign Revolving Credit Commitment and/or US Revolving Credit Commitment, as the case may be, evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from the Revolving Loans owing to such Lender.

          "REVOLVING CREDIT TERMINATION DATE" shall mean the earliest of (a) the Scheduled Revolving Credit Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5 (REDUCTION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (REMEDIES).

          "REVOLVING LOANS" means, collectively, the Foreign Revolving Loans and the US Revolving Loans.

          "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies.

          "SCHEDULED REVOLVING CREDIT TERMINATION DATE" means the third anniversary of the Closing Date.

          "SCOTTISH LAW DOCUMENTS" means the Standard Securities granted by the UK Borrower over Block 6 and 13.22 hectares at Vale of Leven Industrial Estate, Dumbarton, Scotland.

          "SECURED OBLIGATIONS" means, in the case of the Borrowers, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under any Guaranty and the other Loan Documents to which it is a party.

          "SECURED PARTIES" means the Lenders, the Issuers, the Administrative Agents and any other holder of any of the Obligations.

          "SECURITY" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

          "SELLING LENDER" has the meaning specified in Section 11.7(a) (SHARING OF PAYMENTS, ETC.).

          "SOLVENT" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPONSOR" means One Equity Partners LLC, a Delaware limited liability company ("OEP"), any investment fund or co-investment partnership managed by OEP or Bank One Corporation ("BANK ONE") (either directly or through a controlled investment vehicle), Bank One or any Affiliate of Bank One.

          "SPONSOR ADVISORY FEES" means payments to the Sponsor or an Affiliate of the Sponsor of fees and expenses in respect of financial and investment advice and similar services rendered in connection with the operations of the Group, as more fully set forth in the Financial Advisory Agreement.

          "STANDARD SECURITIES" means each standard securities in terms of the Conveyancing and Feudal Reform (Scotland) Act 1970.

          "STANDBY LETTER OF CREDIT" means any letter of credit issued pursuant to Section 2.4 (LETTERS OF CREDIT) which is not a Documentary Letter of Credit.

          "STERLING" or the sign "L " means the lawful currency of the United Kingdom.

          "STOCK" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

          "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which shares of Voting Stock to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "SUBSIDIARY GUARANTOR" means each company listed in Schedule 1.1(c) (SUBSIDIARY GUARANTORS) and each company that becomes, after the Closing Date, a party to a Guaranty.

          "SWING LOAN" has the meaning specified in Section 2.3(a) (SWING
LOANS).

          "SWING LOAN BORROWING" means a Borrowing consisting of a Swing Loan.

          "SWING LOAN LENDER" means Citicorp or any other Lender that becomes the Domestic Administrative Agent or that agrees with the approval of the Domestic Administrative Agent and the Company to act as a Swing Loan Lender hereunder.

          "SWING LOAN NOTE" means a promissory note of the US Borrower payable to the order of the Swing Loan Lender requesting such promissory note, in a principal amount equal to the Indebtedness of the US Borrower to the Swing Loan Lender resulting from the Swing Loans owing to the Swing Loan Lender.

          "SWING LOAN REQUEST" has the meaning specified in Section 2.3(b) (SWING LOANS).

          "SYNDICATION AGENTS" means, collectively, the Domestic Syndication Agent and the Foreign Syndication Agent; and "SYNDICATION AGENT" means either of them as the context requires.

          "SYNDICATION COMPLETION DATE" means the earlier to occur of (i) the 120th day following the Closing Date and (ii) the date upon which the Syndication Agents determine in their joint discretion that the primary syndication of the Loans and Revolving Credit Commitments has been completed.

          "TAIWAN DOLLARS" or the sign "T$" means the lawful currency of Taiwan.

          "TANGIBLE NET WORTH" of any Person means, at any date, the net worth of such Person at such date (calculated as Total Assets MINUS Total Liabilities), EXCLUDING, HOWEVER, from the determination of the Total Assets of such Person at such date, (a) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles,
(b) all prepaid expenses, deferred charges or unamortized debt discount and expense, (c) Securities which are not readily marketable, (d) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement, defeasance or prepayment of any Stock or Indebtedness, (e) any write-up in the book value of any asset resulting from a revaluation thereof and
(f) any items not included in clauses (a) through (e) above which are treated as intangibles in conformity with GAAP.

          "TAX AFFILIATE" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

          "TAX RETURNS" has the meaning specified in Section 4.8 (TAXES).

          "TAXES" has the meaning specified in Section 2.16(a) (TAXES).

          "TERM LOAN" has the meaning specified in Section 2.1(b) (TERM LOAN COMMITMENTS).

          "TERM LOAN BORROWING" means Term Loans made on the same day by the Term Loan Lenders ratably according to their respective Term Loan Commitments.

          "TERM LOAN COMMITMENT" means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans to the US Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (COMMITMENTS) under the caption "TERM LOAN COMMITMENT" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

          "TERM LOAN FACILITY" means the Term Loan Commitments and the provisions herein related to the Term Loans.

          "TERM LOAN LENDER" means each Lender having a Term Loan Commitment.

          "TERM LOAN MATURITY DATE" means the two year anniversary of the Closing Date.

          "TERM LOAN NOTE" means a promissory note of the US Borrower payable to the order of any Term Loan Lender requesting such promissory note, in a principal amount equal to the aggregate amount of Indebtedness of the US Borrower to such Lender resulting from the Term Loan owing to such Lender.

          "TERM LOAN OUTSTANDING" means, at any particular time, the principal amount of the Term Loans outstanding at such time.

          "TITLE IV PLAN" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Company any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

          "TOTAL ASSETS" of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP MINUS (a) any minority interest in non-wholly-owned Subsidiaries that would be reflected on a consolidated balance sheet of such person and its Subsidiaries at such date prepared in conformity with GAAP and
(b) any Securities issued by such Person held as treasury securities.

          "TOTAL AVAILABILITY" means, at any time, an amount equal to the sum of US Availability PLUS Foreign Availability.

          "TOTAL LIABILITIES" of any Person means, at any date, all obligations which in conformity with GAAP would be included in determining total liabilities as shown on the liabilities side of a consolidated balance sheet of such Person and its Subsidiaries at such date, and in any event includes all Indebtedness of such Person or any of its Subsidiaries at such date (other than intercompany Indebtedness), whether or not the same would be so shown, and exclusive of the greater of the liquidation preference or the redemption price of any outstanding Disqualified Stock of such Person at such date.

          "TRANSITION SERVICES AGREEMENT" means a transition services agreement dated July 29, 2002 among, INTER ALIOS, the Company and Polaroid.

          "TREATY LENDER" means a Person which is resident (as such term is defined in the Applicable Treaty) in a country with which the United Kingdom has a double taxation treaty giving residents of that country complete exemption from the imposition of any withholding or deduction for or on account of taxes, imposts, duties, levies, charges, deductions and withholdings in the nature or on account of tax of the United Kingdom on interest (and which does not carry on business in the United Kingdom through a permanent establishment with which the Indebtedness under a Loan Document in respect of which the interest paid is effectively connected).

          "UK BORROWER" has the meaning specified in the Preamble.

          "UNFUNDED PENSION LIABILITY" means, with respect to the Company or any of its Subsidiaries at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Company, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time or, where applicable as to specific Collateral, any other relevant state.

          "UNUSED COMMITMENT FEE" has the meaning specified in Section 2.12(a)(ii) (UNUSED COMMITMENT FEE).

          "UNUSED COMMITMENT FEE RATE" means (a) during the period commencing on the Closing Date and ending on the date falling one year after the Closing Date, 0.5% PER ANNUM and (b) thereafter, as of any date of determination, a PER ANNUM rate equal to the rate set forth below opposite the then applicable Leverage Ratio (determined for the most recent Financial Covenant Period for which Financial Statements have been delivered pursuant to Section 6.1 (FINANCIAL STATEMENTS) set forth below:

                LEVERAGE RATIO                        UNUSED COMMITMENT FEE
                --------------                        ---------------------
Greater than or equal to 1.00 to 1                            0.500%
Less than 1.00 to 1                                           0.375%

Subsequent changes in the Unused Commitment Fee Rate resulting from a change in the applicable Leverage Ratio shall become effective three Business Days after delivery by the Company to the Administrative Agents of new Financial Statements pursuant to Section 6.1(b) (QUARTERLY REPORTS) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(c) (ANNUAL REPORTS) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then applicable Leverage Ratio), if the Company shall fail to deliver such Financial Statements within the time periods specified in
Section 6.1(b) or (c) (FINANCIAL STATEMENTS), as applicable, the Unused Commitment Fee Rate from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Company delivers to the Administrative Agents such Financial Statements shall equal the highest Unused Commitment Fee Rate set forth above.

          "US ADVANCE RATE" means (a) in the case of Eligible Domestic Receivables, up to 85% and (b) in the case of Eligible Domestic Inventory, the lesser of (i) the sum of the Applicable Advance Percentages as applied to the relevant components of Eligible Domestic Inventory or (ii) up to 85% of the Net Liquidation Value of such Domestic Eligible Inventory.

          "US AVAILABILITY" means, at any time, the US Borrowing Base at such time MINUS any US Availability Reserves in effect at such time.

          "US AVAILABILITY RESERVES" means, as of three Business Days after the date of written notice of any determination thereof to the US Obligors' Agent by the Domestic

Administrative Agent (or such lesser time as may be reasonable under the circumstances at the time), such amounts as the Domestic Administrative Agent may from time to time establish against the US Revolving Credit Facility, in the Domestic Administrative Agent's reasonable discretion exercised in accordance with customary business practices, in order either to (a) preserve the value of the Collateral or the Domestic Administrative Agent's Lien thereon, (b) provide for the payment of unanticipated liabilities of any Loan Party, including for the avoidance of doubt, under Hedging Contracts, arising after the Closing Date or (c) to account for any liability for reimbursement of Estate Costs. Any Mandatory Prepayment Reserve established pursuant to Section 2.9(c) (MANDATORY PREPAYMENTS) and applicable to the US Borrower shall constitute a US Availability Reserve when so established.

          "US AVAILABLE CREDIT" means, at any time, an amount equal to (a) the lesser of (i) the US Revolving Credit Commitments in effect at such time and
(ii) the US Borrowing Base at such time, MINUS (b) (i) the US Revolving Credit Outstandings at such time and (ii) any US Availability Reserves in effect at such time.

          "US BORROWER" has the meaning specified in the Preamble.

          "US BORROWING BASE" means, at any time but with reference to the most recently delivered Borrowing Base Certificate, the sum of (a) the product of (i) the US Advance Rate then in effect for Eligible Domestic Receivables and (ii) the face amount of all Eligible Domestic Receivables of the US Borrower (calculated net of all finance charges, late fees and other fees which are unearned, sales, excise or similar taxes, and credits or allowances granted at such time) MINUS any US Eligibility Reserves, Credit Memorandum Reserves, Estate Costs Reserves and/or Digital Camera Reserves then in effect with respect to such Eligible Domestic Receivables and, (b) the sum of the product of (i) the US Advance Rate then in effect for each class of Eligible Domestic Inventory and
(ii) the value of each such class of Eligible Domestic Inventory of the US Borrower (valued, in each case, at the lower of cost and market on a first-in, first-out basis) constituting each such class at such time MINUS any US Eligibility Reserves then in effect with respect to such Eligible Domestic Inventory.

          "US ELIGIBILITY RESERVES" means, effective as of three Business Days after the date of written notice of any determination thereof to the US Obligors' Agent by the Domestic Administrative Agent (or such lesser time as may be reasonable under the circumstances at the time), such amounts as the Domestic Administrative Agent, in its reasonable discretion exercised in accordance with customary business practices, may from time to time establish against the gross amounts of Eligible Domestic Receivables and Eligible Domestic Inventory to reflect risks or contingencies arising after the Closing Date which may affect any one or class of such items and which have not already been taken into account in the calculation of the US Borrowing Base. Any US Eligibility Reserves so established shall continue as set until further revised or eliminated.

          "US FACILITIES" means the US Revolving Credit Facility and the Term Loan Facility.

          "US GUARANTORS" means the Company and each Subsidiary incorporated in any state of the United States of America which guarantees the obligations of the US Borrower from time to time.

          "US GUARANTY" means the guaranty, in substantially the form of Exhibit H (FORM OF GUARANTY), executed by the Guarantors organized in the United States of America.

          "US LOAN PARTY" means each Loan Party organized in a State of the United States of America.

          "US MAXIMUM CREDIT" means, at any time, the lesser of (a) the US Revolving Credit Commitments in effect at such time and (b) the US Borrowing Base at such time.

          "US OBLIGORS' AGENT" has the meaning specified in Section 11.19(b) (US OBLIGORS' AGENT).

          "US REVOLVING CREDIT BORROWING" means US Revolving Loans made on the same day by the US Revolving Credit Lenders ratably according to their respective US Revolving Credit Commitments.

          "US REVOLVING CREDIT COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make US Revolving Loans to the US Borrower and acquire interests in other US Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (COMMITMENTS) under the caption "US REVOLVING CREDIT COMMITMENTS" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement. The aggregate principal amount of all US Revolving Credit Commitments on the Closing Date shall be $50,000,000.

          "US REVOLVING CREDIT FACILITY" means the US Revolving Credit Commitments and the provisions herein related to the US Revolving Loans, the Swing Loans and the Letters of Credit.

          "US REVOLVING CREDIT LENDER" means each Lender having a US Revolving Credit Commitment.

          "US REVOLVING CREDIT OUTSTANDINGS" means, at any particular time, the sum of (a) the principal amount of the US Revolving Loans outstanding at such time (b) the Letter of Credit Obligations of the US Borrower outstanding at such time and (c) the principal amounts of the Swing Loans outstanding at such time.

          "US REVOLVING LOAN" has the meaning specified in Section 2.1(a)(i) (REVOLVING CREDIT COMMITMENTS).

          "US UNUSED COMMITMENT FEE" has the meaning specified in Section 2.12(a)(i) (UNUSED COMMITMENT FEES).

          "VOTING STOCK" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "WAL-MART ACCOUNT DEBTOR" means, collectively, Wal-Mart Stores, Inc. and its subsidiaries.

          "WITHDRAWAL LIABILITY" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

          "WORKING CAPITAL" means, for any Person at any date, the amount by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

          "YEN" and the sign "Y " means the lawful currency of Japan.

          SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING" and the word "THROUGH" means "TO AND INCLUDING."

          SECTION 1.3. ACCOUNTING TERMS AND PRINCIPLES.

          (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

          (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (FINANCIAL STATEMENTS) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Group with the agreement of its independent public accountants and results in a change in any of the calculations required by Article V (FINANCIAL COVENANTS) or Article VIII (NEGATIVE COVENANTS) had such accounting change not occurred, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Group shall be the same after such change as if such change had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (FINANCIAL COVENANTS) or Article VIII (NEGATIVE COVENANTS) shall be given effect for purposes of this Agreement until such provisions are amended to reflect such changes in GAAP.

          SECTION 1.4. CERTAIN TERMS.

          (a) The words "HEREIN," "HEREOF" and "HEREUNDER" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

          (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

          (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall not be to such agreement as so amended, restated, supplemented or modified unless and until such consent is obtained.

          (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

          (e) The term "INCLUDING" when used in any Loan Document means "INCLUDING WITHOUT LIMITATION" except when used in the computation of time periods.

          (f) The terms "LENDER," "ISSUER" and "AGENT" include their respective successors.

          (g) Upon the appointment of any successor Domestic Administrative Agent pursuant to Section 10.6 (SUCCESSOR ADMINISTRATIVE AGENT), references to Citicorp in Section 10.3 (EACH ADMINISTRATIVE AGENT INDIVIDUALLY) and to Citibank in the definitions of Domestic Base Rate shall be deemed to refer to the financial institution then acting as the Domestic Administrative Agent or one of its Affiliates if it so designates.

          (h) Upon the appointment of any successor Foreign Administrative Agent pursuant to Section 10.6 (SUCCESSOR ADMINISTRATIVE AGENT), references to Bank of America in Section 10.3 (EACH ADMINISTRATIVE AGENT INDIVIDUALLY) shall be deemed to refer to the financial institution then acting as the Foreign Administrative Agent or one of its Affiliates if it so designates.

          (i) A reference in this Agreement to "real estate" or "real property" includes its equivalent in any jurisdiction outside the United States of America.

          (j) References in this Agreement to an amount specified in a particular currency (the "SPECIFIED CURRENCY AMOUNT") shall be construed as a reference to the amount of any other relevant currency which can be purchased at the applicable Administrative Agent's spot rate with the specified currency amount in the London or New York foreign exchange markets at or about 11:00 am on the day on which the calculation falls to be made for spot delivery.

                                   ARTICLE II

                                 THE FACILITIES

          SECTION 2.1. THE COMMITMENTS.

          (a)  REVOLVING CREDIT COMMITMENTS.

               (i) On the terms and subject to the conditions contained in this Agreement, each US Revolving Credit Lender severally agrees to make loans (each a "US REVOLVING LOAN") to the US Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such US Revolving Lender not to exceed such US Revolving Lender's US Revolving Credit

     Commitment; PROVIDED, HOWEVER, that at no time shall any US Revolving Lender be obligated to make a US Revolving Loan (a) in excess of such US Revolving Lender's Ratable Portion of the US Available Credit and (b) to the extent that the aggregate US Revolving Credit Outstandings would after giving effect to such US Revolving Loan, exceed the US Maximum Credit in effect at such time. Within the limits of each US Revolving Credit Lender's US Revolving Credit Commitment, amounts of US Revolving Loans repaid may be reborrowed under this Section 2.1.

               (ii) On the terms and subject to the conditions contained in this Agreement, each Foreign Revolving Credit Lender severally agrees to make loans (each a "FOREIGN REVOLVING LOAN") to each Foreign Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Foreign Revolving Credit Lender not to exceed such Foreign Revolving Credit Lender's Foreign Revolving Credit Commitment; PROVIDED, HOWEVER, that at no time shall any Foreign Revolving Credit Lender be obligated to make a Foreign Revolving Loan (a) in excess of such Foreign Revolving Credit Lender's Ratable Portion of the Foreign Available Credit for such Foreign Borrower, (b) to the extent that the aggregate Foreign Revolving Credit Outstandings would, after giving effect to such Foreign Revolving Loan, exceed the Foreign Maximum Credit in effect at such time or (c) to the extent the aggregate Foreign Revolving Credit Outstandings to such Foreign Borrower would, after giving effect to such Foreign Revolving Loan, exceed the Foreign Borrower Sublimit as in effect for such Foreign Borrower at such time. Within the limits of each Foreign Revolving Lender's Foreign Revolving Credit Commitment, amounts of Foreign Revolving Loans repaid may be reborrowed under this Section 2.1.

          (b) TERM LOAN COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally agrees to make a loan (each a "TERM LOAN") to the US Borrower on the Closing Date, in an aggregate amount not to exceed such Term Loan Lender's Term Loan Commitment. Amounts of Term Loans prepaid or repaid may not be reborrowed.

          SECTION 2.2. BORROWING PROCEDURES.

          (a)  REVOLVING CREDIT BORROWINGS.

               (i)     US REVOLVING CREDIT BORROWINGS.

                       (A) Each US Revolving Credit Borrowing shall be made on notice given by the US Borrower to the Domestic Administrative Agent not later than 11:00 A.M. (New York City time) (x) one Business Day, in the case of a Borrowing of Domestic Base Rate Loans and (y) three Business Days, in the case of a Borrowing of Eurocurrency Rate Loans, prior to the date of the proposed US Revolving Credit Borrowing. Each such notice shall be in substantially the form of Exhibit C (FORM OF NOTICE OF BORROWING) (a "NOTICE OF BORROWING"), specifying (I) the date of such proposed US Revolving Credit Borrowing, (II) the aggregate Dollar amount of such proposed US Revolving Credit Borrowing, (III) whether any portion of such proposed US Revolving Credit Borrowing will be of Domestic Base Rate Loans or Eurocurrency Rate Loans, (IV) the initial Interest Period or Periods for any such Eurocurrency Rate Loans and (V) the US

          Available Credit after giving effect to the proposed US Revolving Credit Borrowing.

                       (B) The US Revolving Loans shall be made as Domestic Base Rate Loans unless, subject to Section 2.14 (SPECIAL PROVISIONS GOVERNING EUROCURRENCY RATE LOANS), the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans.

                       (C) Notwithstanding anything to the contrary contained in Section 2.3(a) (SWING LOANS), if any Notice of Borrowing requests a US Revolving Credit Borrowing of Domestic Base Rate Loans, the Domestic Administrative Agent may, in its sole discretion, make a Swing Loan available to the US Borrower in an aggregate amount not to exceed such proposed US Revolving Credit Borrowing, and the aggregate amount of the corresponding proposed US Revolving Credit Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.

                       (D) Each US Revolving Credit Borrowing shall be in an aggregate amount of not less than (x) in the case of Eurocurrency Rate Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of Domestic Base Rate Loans, $1,000,000 or an integral multiple of $100,000 in excess thereof.

               (ii)    FOREIGN REVOLVING CREDIT BORROWINGS.

                       (A) Each Foreign Revolving Credit Borrowing shall be made by way of a Notice of Borrowing given by the applicable Foreign Borrower to the Foreign Administrative Agent, in each case not later than 11:00 A.M. (London time) (x) one Business Day, in the case of a Borrowing of Foreign Base Rate Loans and (y) three Business Days, in the case of a Borrowing of Eurocurrency Rate Loans, prior to the date of the proposed Foreign Revolving Credit Borrowing. Each such Notice of Borrowing shall specify (I) the date of such proposed Foreign Revolving Credit Borrowing, (II) the aggregate Dollar amount of such proposed Foreign Revolving Credit Borrowing, (III) whether any portion of such proposed Foreign Revolving Credit Borrowing will be of Foreign Base Rate Loans or Eurocurrency Rate Loans, (IV) the initial Interest Period or Periods for any such Eurocurrency Rate Loans, (V) the Foreign Available Credit of the relevant Foreign Borrower after giving effect to the proposed Foreign Revolving Credit Borrowing and (VI) the amount of the Foreign Borrower Sublimit then available to the relevant Foreign Borrower (both before and after giving effect to the proposed Foreign Revolving Credit Borrowing.

                       (B) The Foreign Revolving Loans shall be made as Foreign Base Rate Loans unless, subject to Section 2.14 (SPECIAL PROVISIONS GOVERNING EUROCURRENCY RATE LOANS), the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans.

                       (C) If any Notice of Borrowing requests a Foreign Revolving Credit Borrowing of Foreign Base Rate Loans, the Foreign Administrative Agent may, in its sole discretion, make a Foreign Base Rate Loan

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

          available to the applicable Foreign Borrower in an aggregate amount not to exceed the lesser of (x) such proposed Foreign Revolving Credit Borrowing and (y) $5,000,000, and the aggregate amount of the corresponding proposed Foreign Revolving Credit Borrowing shall be reduced accordingly by the principal amount of such Foreign Base Rate Loan so made by the Foreign Administrative Agent.

                              (1) The Foreign Administrative Agent may (x) notify the Foreign Lenders at any time and from time to time on any Business Day, including at any time during the continuance of an Event of Default, but not later than 12:00 noon (London time) on the applicable Business Day, of the aggregate principal amount of the Foreign Base Rate Loans made by the Foreign Administrative Agent under this Section 2.2(a)(ii)(C) then outstanding and (y) request that each Foreign Revolving Credit Lender pay to the Foreign Administrative Agent such Foreign Revolving Credit Lender's Ratable Portion of all or a portion of such Foreign Base Rate Loans made by the Foreign Administrative Agent under this
               Section 2.2(a)(ii)(C). Such notification and demand shall be in writing and shall specify the outstanding principal amount of Foreign Base Rate Loans demanded to be paid.

                              (2) Each notification and demand referred to in paragraph (1) above shall be forwarded to each Foreign Revolving Credit Lender, together with a statement specifying the amount of each such Foreign Revolving Credit Lender's Ratable Portion of the aggregate principal amount of the Foreign Base Rate Loans stated to be outstanding, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall have been satisfied (which conditions precedent the Foreign Revolving Credit Lenders hereby irrevocably waive), each Foreign Revolving Credit Lender shall, before 11:00 A.M. (London time) on the Business Day next succeeding the date of such Foreign Revolving Credit Lender's receipt of such written statement, make available to the Foreign Administrative Agent, in immediately available funds, the amount specified in such statement. Upon such payment by a Foreign Revolving Credit Lender, such Foreign Revolving Credit Lender shall, except as provided in paragraph (3) below, be deemed to have made a Foreign Revolving Loan to the applicable Foreign Borrower. To the extent that any Foreign Revolving Credit Lender fails to make such payment available to the Foreign Administrative Agent the Foreign Borrower shall repay such Foreign Base Rate Loan on demand.

                              (3) The Foreign Administrative Agent shall not make any Foreign Base Rate Loan under this Section 2.2(a)(ii)(C) (other than a Protective Advance which may be made in its sole discretion) in the period commencing on the first Business Day after it receives written notice from the Domestic Administrative Agent or any Lender that one or more of the conditions precedent contained in Section 3.2 (CONDITIONS

               PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall not on such date be satisfied, and ending when such conditions are satisfied.

                              (4)  Upon the occurrence of a Default under
               Section 9.1(e) (EVENTS OF DEFAULT), each Foreign Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Foreign Base Rate Loan made by the Foreign Administrative Agent otherwise required to be repaid by such Foreign Revolving Credit Lender pursuant to paragraph (2) above, which participation shall be in a principal amount equal to such Foreign Revolving Credit Lender's Ratable Portion of such Foreign Base Rate Loan, by paying to the Foreign Administrative Agent on the date on which such Foreign Revolving Credit Lender would otherwise have been required to make a payment in respect of such Foreign Base Rate Loan pursuant to paragraph (2) above, in immediately available funds, an amount equal to such Foreign Revolving Credit Lender's Ratable Portion of such Foreign Base Rate Loan. If such amount is not in fact made available by such Foreign Revolving Credit Lender to the Foreign Administrative Agent on such date, the Foreign Administrative Agent shall be entitled to recover such amount on demand from such Foreign Revolving Credit Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Foreign Base Rate Loans.

                              (5) From and after the date on which any Foreign Revolving Credit Lender is deemed to have made a Foreign Revolving Loan pursuant to paragraph (3) above with respect to any Foreign Base Rate Loan or purchases an undivided participation interest in a Foreign Base Rate Loan pursuant to paragraph (3) above, the Foreign Administrative Agent promptly shall distribute to such Foreign Revolving Credit Lender such Foreign Revolving Credit Lender's Ratable Portion of all payments of principal of and interest received by the Foreign Administrative Agent on account of such Foreign Base Rate Loan other than those received from a Foreign Revolving Credit Lender pursuant to paragraph (3) above.

                       (D) Each Foreign Revolving Credit Borrowing shall be in an aggregate amount of not less than (x) in the case of Eurocurrency Rate Loans, $1,500,000 or an integral multiple of $100,000 in excess thereof and (y) in the case of Foreign Base Rate Loans, $200,000 or an integral multiple of $10,000 in excess thereof.

                       (E) Each Foreign Borrower may, at its election but with the consent of the US Borrower, make a Foreign Revolving Credit Borrowing on the Closing Date as the first step in the closing of the Acquisition (all such Borrowings, the "INITIAL ACQUISITION LOANS"); PROVIDED, HOWEVER, that the proceeds of such Initial Acquisition Loans shall be used solely to either (a) make one or more distributions of the proceeds of such Initial Acquisition Loans to Polaroid and/or its Subsidiaries in satisfaction of a portion of the Cash Consideration (as defined in the Acquisition Agreement), (b) repurchase Stock of such Foreign Borrower owned by Polaroid or such Subsidiary or cause one or more other Foreign Borrowers to repurchase their Stock owned by Polaroid or such Subsidiary, or (C) pay accounts payable balances owing to Polaroid and/or its Subsidiaries; PROVIDED FURTHER, HOWEVER, that such Foreign Revolving Credit Borrowings shall comply in all respects with all provisions of this Agreement, EXCEPT THAT the condition precedent set forth in Section 3.1(f)(ii) (ACQUISITION) shall not apply to the Initial Acquisition Loans (solely to the extent that the Acquisition shall not yet have been fully consummated), and the restriction set forth in Section 8.5 (RESTRICTED PAYMENTS) on the making of any Restricted Payment (including paragraph (a) of the definition thereof) shall not apply to the distributions of the proceeds of such Initial Acquisition Loans under this paragraph (vi).

          (b) TERM LOAN BORROWING. The Term Loan Borrowing shall be made upon receipt of a Notice of Borrowing given by the US Borrower to the Domestic Administrative Agent not later than 11:00 A.M. (New York City time) (i) one Business Day, in the case of a Borrowing of Domestic Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurocurrency Rate Loans, prior to the Closing Date. The Notice of Borrowing shall specify (A) the Closing Date, (B) the aggregate amount of such proposed Term Loan Borrowing, (C) whether any portion of the proposed Term Loan Borrowing will be of Domestic Base Rate Loans or Eurocurrency Rate Loans, and (D) the initial Interest Period or Periods for any such Eurocurrency Rate Loans. The Term Loans shall be made as Domestic Base Rate Loans unless the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans.

          (c) The Administrative Agents shall give to each Lender prompt notice of receipt by such Administrative Agent of a Notice of Borrowing and, if Eurocurrency Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a) (DETERMINATION OF INTEREST RATE). Each US Revolving Credit Lender and Term Loan Lender shall, before 11:00 A.M. (New York City time) and each Foreign Revolving Credit Lender shall, before 11:00 A.M. (London time) on the date of the applicable proposed Borrowing, make available to such Administrative Agent at its address referred to in Section 11.8 (NOTICES, ETC.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After such Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT) and 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTERS OF CREDIT), such Administrative Agent will make such funds available to the applicable Borrower.

          (d) Unless the applicable Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to such Administrative Agent such Lender's Ratable Portion of such Borrowing, such Administrative Agent may assume that such Lender has made such Ratable Portion available to such Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and such Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to such Administrative Agent, such Lender and the applicable Borrower severally agree to repay to such Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to such Administrative Agent, at (i) in the case of a Borrower, the interest rate applicable at the time

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

to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to such Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the applicable Borrower shall repay to such Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to such Borrower.

          (e) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "NON-FUNDING LENDER"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

          SECTION 2.3. SWING LOANS.

          (a) On the terms and subject to the conditions contained in this Agreement a Swing Loan Lender may in its sole discretion make loans (each a "SWING LOAN") otherwise available to the US Borrower under the US Revolving Credit Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding (together with the aggregate outstanding principal amount of any other Loans made by such Swing Loan Lender hereunder in its capacity as Lender or Swing Loan Lender) not to exceed the lesser of $5,000,000 and such Swing Loan Lender's Ratable Portion of the US Available Credit; PROVIDED, HOWEVER, that the Swing Loan Lender shall not make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate US Revolving Credit Outstandings would exceed the US Revolving Credit Commitments in effect at such time. Each Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Domestic Administrative Agent. Each Swing Loan shall be a Domestic Base Rate Loan and must be repaid in full within seven days of its making or, if sooner, upon any US Revolving Credit Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this Section 2.3(a), amounts of Swing Loans repaid may be reborrowed under this Section 2.3(a); and

          (b) In order to request a Swing Loan, the US Borrower shall telecopy to the Domestic Administrative Agent a duly completed request setting forth the date, the requested amount and date of the Swing Loan (a "SWING LOAN REQUEST"), to be received by the Domestic Administrative Agent not later than 11:00 A.M. (New York City time) on the day of the proposed borrowing. The Domestic Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Domestic Administrative Agent which will make such amounts available to the US Borrower on the date of such Swing Loan Request. Other than in respect of a Protective Advance made in its sole discretion, the Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Domestic Administrative Agent or any Lender that one or more of the conditions precedent contained in Section 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the

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

conditions precedent set forth in Section 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) hereof have been satisfied in connection with the making of any Swing Loan.

          (c) The Swing Loan Lender shall notify the Domestic Administrative Agent in writing (which may be by telecopy) weekly, by no later than 10:00 A.M. (New York City time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

          (d) The Swing Loan Lender may demand at any time during the continuance of an Event of Default that each US Revolving Credit Lender pay to the Domestic Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in paragraph (e) below, such US Revolving Credit Lender's Ratable Portion of all or a portion of the Swing Loan Lender's outstanding Swing Loans, which demand shall be made through the Domestic Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

          (e) The Domestic Administrative Agent shall forward any notice referred to in paragraph (c) above or any demand referred to in paragraph (d) above to each US Revolving Credit Lender on the day such notice or such demand is received by the Domestic Administrative Agent (except that any such notice or demand received by the Domestic Administrative Agent after 12:00 P.M. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the US Revolving Credit Lenders by the Domestic Administrative Agent until the next succeeding Business
Day), together with a statement prepared by the Domestic Administrative Agent specifying the amount of each US Revolving Credit Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall have been satisfied (which conditions precedent the US Revolving Credit Lenders hereby irrevocably waive), each US Revolving Credit Lender shall, before 11:00 A.M. (New York City time) on the Business Day next succeeding the date of such US Revolving Credit Lender's receipt of such written statement, make available to the Domestic Administrative Agent, in immediately available funds, for the account of the applicable Swing Loan Lender, the amount specified in such statement. Upon such payment by a US Revolving Credit Lender, such US Revolving Credit Lender shall, except as provided in paragraph (f) below, be deemed to have made a US Revolving Loan to the US Borrower. The Domestic Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any US Revolving Credit Lender fails to make such payment available to the Domestic Administrative Agent for the account of the Swing Loan Lender, the US Borrower shall repay such Swing Loan on demand.

          (f) Upon the occurrence of a Default under Section 9.1(e) (EVENTS OF DEFAULT), each US Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such US Revolving Credit Lender pursuant to paragraph (e) above, which participation shall be in a principal amount equal to such US Revolving Credit Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such US Revolving Credit Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to paragraph
(e) above, in immediately available funds, an amount equal to such US Revolving Credit Lender's Ratable Portion of such Swing Loan. If such amount is not in fact made available by such US Revolving Credit Lender to the Swing Loan Lender on such date, the

Swing Loan Lender shall be entitled to recover such amount on demand from such US Revolving Credit Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Domestic Base Rate Loans.

          (g) From and after the date on which any US Revolving Credit Lender is deemed to have made a US Revolving Loan pursuant to paragraph (e) above with respect to any Swing Loan or purchases an undivided participation interest in a Swing Loan pursuant to paragraph (f) above, the Swing Loan Lender shall promptly distribute to such US Revolving Credit Lender such US Revolving Credit Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a US Revolving Credit Lender pursuant to paragraphs (e) or (f) above.

          SECTION 2.4. LETTERS OF CREDIT.

          (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of a Borrower for the account of such Borrower from time to time during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; PROVIDED, HOWEVER, that no Issuer shall be under any obligation to issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it;

               (ii) such Issuer shall have received written notice from an Administrative Agent, any Revolving Credit Lender or the applicable Borrower, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Sections
     3.1 (CONDITIONS PRECEDENTS TO INITIAL LOANS AND LETTERS OF CREDIT) and 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) is not then satisfied;

               (iii) after giving effect to the issuance of such Letter of Credit, (a) the aggregate US Revolving Credit Outstandings would exceed the US Maximum Credit at such time or (b) the aggregate Foreign Revolving Credit Outstandings would exceed the Foreign Maximum Credit at such time;

               (iv) after giving effect to the issuance of such Letter of Credit, the sum of (a) the Letter of Credit Undrawn Amounts at such time and (b) the Reimbursement Obligations at such time exceeds (i) $10,000,000 in the case of the US

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

     Revolving Credit Facility or (ii) $5,000,000 in the case of the Foreign Revolving Credit Facility; or

               (v) any fees due in connection with a requested issuance have not been paid.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to issue any Letter of Credit.

          (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof, or (ii) be less than seven days prior to the Scheduled Termination Date; PROVIDED, HOWEVER, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above without the written consent of the Administrative Agents).

          (c) In connection with the issuance of each Letter of Credit the applicable Borrower shall give the relevant Issuer and Administrative Agent at least two Business Days prior written notice in substantially the form of Exhibit D (FORM OF LETTER OF CREDIT REQUEST) (or in such other written or electronic form as is acceptable to the Issuer), of the requested issuance of such Letter of Credit (a "LETTER OF CREDIT REQUEST"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, which stated amount shall not be less than $250,000 (or such lesser amount as the relevant Issuer and Administrative Agent shall agree), the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and Administrative Agent not later than 11:00 A.M. (New York City time) on the second Business Day prior to the requested issuance of such Letter of Credit.

          (d)  Subject to the satisfaction of the conditions set forth in this
Section 2.4, the relevant Issuer shall, on the requested date, issue a Letter of Credit on behalf of the applicable Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall not on such date be satisfied, and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) have been satisfied in connection with the issuance of any Letter of Credit.

          (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such issuance and of the participation of each applicable Revolving Credit Lender in the Letter of Credit Obligations arising with respect thereto, the applicable Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "LETTER OF CREDIT REIMBURSEMENT AGREEMENT"), signed by such Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement

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

and this Agreement or any other Loan Document, the terms of this Agreement or such other Loan Document shall govern.

          (f)  Each Issuer shall:

               (i) give the applicable Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which may be by telecopier) of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the relevant Borrower of any Reimbursement Obligation when due (which notice such Administrative Agent shall promptly transmit by telecopy or similar transmission to each Lender);

               (ii) upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

               (iii) no later than ten Business Days following the last day of each calendar month, provide to the Domestic Administrative Agent or Foreign Administrative Agent, as the case may be (and such Administrative Agent shall provide a copy to each Revolving Credit Lender requesting the same) and the Company separate schedules for Documentary and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to such Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Company or such Administrative Agent relating thereto.

          (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each US Revolving Credit Lender or Foreign Revolving Credit Lender, as applicable, and each such Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Ratable Portion of the US Revolving Credit Commitments or Foreign Revolving Credit Commitments, as the case may be, in such Letter of Credit and the obligations of the applicable Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

          (h) Each Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account when such amounts are due and payable, irrespective of any claim, set-off, defense or other right which such Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower for whose account the Letter of Credit was issued shall not have repaid such amount to such Issuer pursuant to this paragraph (h) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to past due Revolving Loans bearing interest at a rate based on the Domestic Base Rate (if such Letter of Credit was issued under the US Revolving Credit Facility) or the Foreign Base Rate (if such Letter of Credit was issued under the Foreign Revolving Credit Facility) during such period, and such Issuer shall promptly notify the Domestic Administrative

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

Agent or the Foreign Administrative Agent, as the case may be, which shall promptly notify each US Revolving Credit Lender or Foreign Revolving Credit Lender, as the case may be, of such failure, and each US Revolving Credit Lender (in the case of a Letter of Credit issued for the account of the US Borrower) and each Foreign Revolving Credit Lender (in the case of a Letter of Credit issued for the account of a Foreign Borrower) shall promptly and unconditionally pay to the relevant Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If such Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 A.M. (New York City time) on any Business Day, such Revolving Credit Lender shall make available to such Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Revolving Credit Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(e) (EVENTS OF DEFAULT) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) be deemed to have made a US Revolving Loan to the US Borrower or a Foreign Revolving Loan to the applicable Foreign Borrower, as applicable, in the principal amount of such payment. Whenever any Issuer receives from a Borrower a payment of a Reimbursement Obligation as to which the relevant Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this paragraph (h), such Issuer shall pay to such Administrative Agent and such Administrative Agent shall promptly pay to each applicable Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

          (i) Each Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the relevant Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

               (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

               (iii) the existence of any claim, set off, defense or other right that the Borrowers, any other party guaranteeing, or otherwise obligated with, the Borrowers, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, Issuer, the Administrative Agents or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

               (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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               (v)     payment by the Issuer under a Letter of Credit against
     presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

               (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agents or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to any Borrower or any Revolving Credit Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

          (j) If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by paragraph
(i) above available to the relevant Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to such Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to such Administrative Agent for the account of such Issuer, in the case of Letters of Credit issued under the US Revolving Credit Facility at the rate PER ANNUM applicable to Domestic Base Rate Loans or, in the case of Letters of Credit issued under the Foreign Revolving Credit Facility at the rate PER ANNUM applicable to Foreign Base Rate Loans. The failure of any Revolving Credit Lender to make available to the relevant Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available such Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to such Administrative Agent for the account of the Issuer such other Revolving Credit Lender's Ratable Portion of any such payment.

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          SECTION 2.5. REDUCTION AND TERMINATION OF THE REVOLVING CREDIT
COMMITMENTS.

          (a)  The Borrowers may, upon at least three Business Days prior notice
(i) in respect of the US Revolving Credit Facility, to the Domestic Administrative Agent and (ii) in respect of the Foreign Revolving Credit Facility, to the Foreign Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders under such Revolving Credit Facility; PROVIDED, HOWEVER, that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b) To the extent that any prepayment of Swing Loans or Revolving Loans is made pursuant to Section 2.9 (MANDATORY PREPAYMENTS), the then current applicable Revolving Credit Commitments shall be reduced on each date on which such prepayment of Swing Loans or Revolving Loans is made, or would be required to be made had the outstanding Swing Loans and Revolving Loans equaled the applicable Revolving Credit Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) and the applicable Revolving Credit Commitment of each applicable Revolving Credit Lender shall be reduced by its Ratable Portion of such amount.

          SECTION 2.6. REPAYMENT OF LOANS.

          (a) REVOLVING CREDIT LOANS. Each Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans made to it on the Revolving Credit Termination Date or such earlier date on which such Obligations shall be due and payable pursuant to this Agreement.

          (b) TERM LOAN. The US Borrower promises to repay the Term Loans in quarterly installments payable on each date set forth below, each installment payment to be equal to the amount set forth opposite such date:

                           DATE                                    AMOUNT

          the date falling 3 months after the Closing Date        $2,500,000
          the date falling 6 months after the Closing Date        $2,500,000
          the date falling 9 months after the Closing Date        $2,500,000
          the date falling 12 months after the Closing Date       $2,500,000
          the date falling 15 months after the Closing Date       $2,500,000
          the date falling 18 months after the Closing Date       $2,500,000
          the date falling 21 months after the Closing Date       $2,500,000
          the date falling 24 months after the Closing Date       $2,500,000

PROVIDED, HOWEVER, that on the Term Loan Maturity Date the US Borrower shall repay the entire unpaid principal amount of the Term Loans remaining at such time.

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          SECTION 2.7. EVIDENCE OF DEBT.

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Domestic Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Term Loan and US Revolving Loan made and, if made as Eurocurrency Rate Loans, the Interest Periods applicable thereto, (ii) the amount of any principal or interest due and payable by the US Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Domestic Administrative Agent hereunder from the US Borrower and each Lender's share thereof, if applicable.

          (c) The Foreign Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Foreign Revolving Loan made and, if made as Eurocurrency Rate Loans, the Interest Periods applicable thereto, (ii) the amount of any principal or interest due and payable by each Foreign Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Foreign Administrative Agent hereunder from each Foreign Borrower and each Lender's share thereof, if applicable.

          (d) The entries made in the accounts maintained pursuant to paragraphs (a), (b) and (c) of this Section 2.7 shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, HOWEVER, that the failure of any Lender or an Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of each Borrower to repay the Loans in accordance with their terms.

          (e) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that any Borrower execute and deliver a promissory Note or Notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by such Borrower hereunder, such Borrower will promptly execute and deliver a Note or Notes to such Lender evidencing any Revolving Loans, Swing Loans and/or Term Loans, as the case may be, of such Lender, substantially in the form of Exhibit B-1 (FORM OF REVOLVING CREDIT
NOTE), Exhibit B-2 (FORM OF SWING LOAN NOTE) or Exhibit B-3 (FORM OF TERM LOAN
NOTE), respectively.

          SECTION 2.8. OPTIONAL PREPAYMENTS.

          (a) REVOLVING LOANS. The applicable Borrower may upon at least three Business Days prior notice to the relevant Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of its Revolving Loans in whole or in part; PROVIDED, HOWEVER, that if any prepayment of any Eurocurrency Rate Loan is made by a Borrower other than on the last day of an Interest Period for such Loan, such Borrower shall also pay any amounts owing pursuant to Section 2.14(e) (BREAKAGE COSTS); PROVIDED FURTHER, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Revolving Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

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          (b)  TERM LOANS. The US Borrower may, upon at least three Business
Days prior notice to the Domestic Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that if any prepayment of any Eurocurrency Rate Loan is made by the US Borrower other than on the last day of an Interest Period for such Loan, the US Borrower shall also pay any amounts owing pursuant to Section 2.14(e) (BREAKAGE COSTS). Each optional partial prepayment shall be in an aggregate amount not less than $1,000,000 or integral multiples of $500,000 in excess thereof and any such partial prepayment shall be applied (i) in the case of the first 50% of the amount applied in prepayment, to reduce ratably the remaining installments of such outstanding principal amount of the Term Loans on a PRO RATA basis and (ii) in the case of the second 50% of the amount applied in prepayment, in repayment of the remaining installments of such outstanding principal amount of the Term Loans in the inverse order of their maturities. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

          (c) No Borrower shall have any right to prepay the principal amount of any Revolving Loan or any Term Loan other than as provided in this Section 2.8.

          SECTION 2.9. MANDATORY PREPAYMENTS.

          (a) Subject to paragraph (i) below, upon receipt by any Group Member of Net Cash Proceeds the Borrowers shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit if so required under either of paragraphs (f) or (g) below) in an amount equal to 100% of such Net Cash Proceeds. Any such mandatory prepayment shall be applied in accordance with paragraph (f) of this Section 2.9.

          (b) Subject to paragraph (i) below, the Borrowers shall prepay the Term Loans only, within three Business Days after the date the Financial Statements are required to be delivered to the Administrative Agents under
Section 6.1(c) (ANNUAL REPORTS), in an amount equal to 50% of Excess Cash Flow for such Fiscal Year (or, in the case of Fiscal Year ending December 31, 2002, the period beginning on the Closing Date and ending on the last day of such Fiscal Year). Any such mandatory prepayment shall be applied in accordance with paragraph (f) of this Section 2.9.

          (c) Subject to paragraph (i) below, upon receipt by any Group Member of proceeds (net of associated costs and expenses) of any Property Loss Event or any other insurance claim which when aggregated with other Property Loss Events or other insurance claims for all Group Members in the same Fiscal Year exceeds $3,000,000 in aggregate, the Borrowers shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit if so required under either of paragraphs (f) or (g) below) in an amount equal to 100% of such proceeds to the extent not used to reinstate, replace, repair or otherwise invest in assets in respect of which such proceeds were received or to meet a liability in respect of which such proceeds were received, in each case as soon as practicable (but in any event either used within 180 days after receipt, or contractually committed for investment within such 180 day period and then used within 180 days thereafter). Any proceeds not immediately applied in prepayment and/or provision of cash collateral shall be paid to the relevant Administrative Agent to be held in a Cash Collateral Account pending application in accordance with this paragraph (c) or, at the

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request of the applicable Obligors' Agent, a reserve (a "MANDATORY PREPAYMENT
RESERVE") shall be established in an amount equal to the lesser of (i) the Term Loan Outstanding and (ii) the amount of such proceeds not so applied in prepayment and/or provision of cash collateral, following which the applicable Group Member shall be permitted to retain such proceeds. Any such proceeds held in a Cash Collateral Account pending application in accordance with this paragraph (c) which are not so applied within 180 days after receipt or so committed to be applied within that period and applied within 180 days thereafter, shall be applied in accordance with paragraph (f) of this Section
2.9. Any such Mandatory Prepayment Reserve so established shall continue in effect until the application of such proceeds in accordance with this paragraph
(c); PROVIDED that any such proceeds which are not so applied within 180 days after receipt or so committed to be applied within that period and applied within 180 days thereafter shall be applied in accordance with paragraph (f) of this Section 2.9, after which the Mandatory Prepayment Reserve shall be eliminated.

          (d) On the date which is one year after the Closing Date the Foreign Borrower Sublimit for each of the Japanese Borrower and the Hong Kong Borrower shall reduce to $0, at which time the Japanese Borrower and the Hong Kong Borrower shall prepay their respective Foreign Revolving Loans, following which the Foreign Administrative Agent shall, in its reasonable discretion, reevaluate the Foreign Borrower Sublimits for each of the Japanese Borrower and the Hong Kong Borrower with a view of increasing such Foreign Borrower Sublimits above $0.

          (e)  Upon the occurrence of a Change of Control, the Borrowers shall:
(i) immediately prepay all Loans (and provide cash collateral in respect of any Letter of Credit Obligations), accrued interest thereon and all other sums payable under this Agreement and the other Loan Documents and (ii) the unutilized elements of the Revolving Credit Facilities shall be cancelled and the Revolving Credit Commitment of each Lender shall be reduced to zero.

          (f) Prepayments to be made pursuant to paragraphs (a) through (d) of this Section 2.9 shall be applied, FIRST, (A) in the case of the first 50% of the amount applied in prepayment, to reduce the remaining installments of such outstanding principal amount of the Term Loans in the order of maturity and (B) in the case of the second 50% of the amount applied in prepayment, in repayment of the remaining installments of such outstanding principal amount of the Term Loans in inverse order of maturity, until the Term Loan Facility has been reduced to zero, SECOND, in prepayment of Revolving Loans and PRO RATA as between the Revolving Credit Facilities, and THIRD, in the event the amount of the Letter of Credit Obligations exceeds the Available Credit, providing cash collateral in the amount of 105% of such excess; PROVIDED, HOWEVER that in the case of prepayments under paragraph (a) of this Section 2.9, (x) an amount equal to the lesser of $9,000,000 and the proceeds of any sale or disposition of a Material Property (other than the Norwood Property) shall be applied in prepayment, firstly, to reduce, in the manner directed by the Company, the remaining installments of such outstanding principal amounts of the Term Loans and, thereafter, an amount equal to the excess, if any, of the proceeds of such sale or disposition above $9,000,000 shall be applied in accordance with clauses
(f)(A) and (B) above, and (y) the first $19,000,000 of the proceeds of any sale or disposition of the Norwood Property shall be applied in prepayment, firstly, to reduce, in the manner directed by the Company, the remaining installments of such outstanding principal amounts of the Term Loans and, thereafter, an amount equal to the excess, if any, of the proceeds of such sale or disposition above $19,000,000 shall be applied in accordance with clauses (f)(A) and (B) above.

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          (g)  If at any time the aggregate principal amount of US Revolving
Credit Outstandings exceeds the US Maximum Credit at such time, the US Borrower shall forthwith prepay the Swing Loans first and then the US Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and US Revolving Loans, the US Borrower shall provide cash collateral for the Letter of Credit Obligations of the US Borrower in the manner set forth in Section 9.3 (ACTIONS IN RESPECT OF LETTERS OF CREDIT) to the extent required to eliminate such excess. No prepayment of the Term Loan Facility shall be required under this paragraph.

          (h) If at any time the aggregate principal amount of Foreign Revolving Credit Outstandings exceeds the Foreign Maximum Credit at such time, the Foreign Borrowers shall forthwith prepay the Foreign Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Foreign Revolving Loans, the Foreign Borrowers shall provide cash collateral for the Letter of Credit Obligations of the Foreign Borrowers in the manner set forth in Section 9.3 (ACTIONS IN RESPECT OF LETTERS OF CREDIT) to the extent required to eliminate such excess.

          (i) For the avoidance of doubt, the Loan Parties, the Lenders, the Issuers and the Administrative Agents agree that, although the Foreign Borrowers may do so at any time, at no time shall the Foreign Borrowers be required to provide guarantees or cash collateral against the US Revolving Credit Loans or the Term Loan, nor shall they be required to make any mandatory prepayments under this Section 2.9 for application against the US Revolving Credit Loans or the Term Loan, unless such prepayments can be made in a manner which will not cause the Company or any other Group Member to incur any material Tax liability; PROVIDED, HOWEVER, that the Company and all other Members of the Group shall use all reasonable efforts, including by way of making intercompany loans or repaying receivables to any of the US Borrower, the US Guarantors or any other Member of the Group in a manner that would not reasonably be expected to cause the Company or any other Member of the Group to incur any material Tax liability, in order to provide funds for the purpose of making such prepayment.

          (j) Except during the continuance of an Event of Default (in which case Section 2.13(f) (PAYMENTS AND COMPUTATIONS) shall apply), all available funds in the Cash Concentration Account-US shall be applied on a daily basis:

               (i) FIRST to repay the outstanding principal amount of the Swing Loans until such Swing Loans have been repaid in full;

               (ii) SECOND, to repay the outstanding principal balance of the US Revolving Loans until such US Revolving Loans shall have been repaid in full; and

               (iii) THIRD to any other Obligations (other than payments against the principal amounts of the Term Loan) then due and payable.

The Domestic Administrative Agent agrees to apply such funds and the US Borrower consents to such application. If, following such application, there are no Loans outstanding and no other Obligations that are then due and payable (and all outstanding Letter of Credit Obligations have been cash collateralized at 105%), then the Domestic Administrative Agent shall cause any remaining funds in the Cash Concentration Account-US to be paid at the written direction of the US Borrower.

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          (k)  Except during the continuance of an Event of Default (in which case Section 2.13(f) (PAYMENTS AND COMPUTATIONS) shall apply), all available funds in the Foreign Collection Accounts shall be applied on a daily basis:

               (i) FIRST to repay the outstanding principal balance of the Foreign Revolving Loans until such Foreign Revolving Loans shall have been repaid in full; and

               (ii) SECOND to any other Obligations of the Foreign Borrowers then due and payable.

The Foreign Administrative Agent agrees to apply such funds and the Foreign Borrowers consent to such application. If, following such application, there are no Foreign Revolving Loans outstanding and no other Obligations of the Foreign Borrowers that are then due and payable (and all outstanding Letter of Credit Obligations have been cash collateralized at 105%), then the Foreign Administrative Agent shall cause any remaining funds in any Foreign Collection Account to be paid at the written direction of the Foreign Borrowers.

          SECTION 2.10. INTEREST.

          (a) RATE OF INTEREST. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.10(c), as follows:

               (i) if a Domestic Base Rate Loan or such other Obligation, at a rate PER ANNUM equal to the sum of (A) the Domestic Base Rate as in effect from time to time, PLUS (B) the Applicable Margin;

               (ii) if a Foreign Base Rate Loan (including any Foreign Base Rate Loans made by the Foreign Administrative Agent pursuant to Section 2.2(a)(ii)(C) (FOREIGN REVOLVING CREDIT BORROWINGS)), at a rate PER ANNUM equal to the sum of (A) the Foreign Base Rate as in effect from time to time, PLUS (B) the Applicable Margin; and

               (iii) if a Eurocurrency Rate Loan, at a rate PER ANNUM equal to the sum of (A) the Eurocurrency Rate determined for the applicable Interest Period, PLUS (B) the Applicable Margin in effect from time to time during such Eurocurrency Interest Period and (C) in the case of any Loan made by a Lender located in the United Kingdom, any Mandatory Costs.

          (b)  INTEREST PAYMENTS. Interest accrued:

               (i) on each Domestic Base Rate Loan (other than Swing Loans) or Foreign Base Rate Loan shall be payable in arrears (A) on the first Business Day of the immediately succeeding calendar month, commencing on the first such day following the making of such Domestic Base Rate Loan or Foreign Base Rate Loan (including any Foreign Base Rate Loans made by the Foreign Administrative Agent pursuant to Section 2.2(a)(ii)(C) (FOREIGN REVOLVING CREDIT BORROWINGS)), (B) in the case of Domestic Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in

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     part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Domestic Base Rate Loan;

               (ii) on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month;

               (iii) on each Eurocurrency Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and if such Interest Period has a duration of more than three months, on each day during such Interest Period which occurs every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan; and

               (iv) on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) DEFAULT INTEREST. Notwithstanding the rates of interest specified in Section 2.10(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate which is two percent PER ANNUM in excess of the rate of interest applicable to such Obligations from time to time.

          SECTION 2.11. CONVERSION/CONTINUATION.

          (a) Each Borrower may elect (i) at any time to convert its Domestic Base Rate Loans (other than Swing Loans) or Foreign Base Rate Loans or any portion thereof to Eurocurrency Rate Loans, or (ii) at the end of any applicable Interest Period, to convert Eurocurrency Rate Loans or any portion thereof into Domestic Base Rate Loans or Foreign Base Rate Loans, as the case may be, or to continue such Eurocurrency Rate Loans or any portion thereof for an additional Interest Period; PROVIDED, HOWEVER, that (A) at the time of such conversion under clause (i) above no Default or Event of Default shall then exist and (B) the aggregate amount of the Eurocurrency Loans for each Interest Period must be
(x) in the case of Loans under the US Facilities, in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of Loans under the Foreign Revolving Credit Facility, in the amount of $1,500,000 or an integral multiple of $100,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion of the applicable Facility. Each such election shall be in substantially the form of Exhibit F (FORM OF NOTICE OF CONVERSION/CONTINUATION) hereto (a "NOTICE OF CONVERSION/ CONTINUATION") and shall be made by giving to (i) in respect of US Revolving Loans and Term Loans, the Domestic Administrative Agent and (ii) in respect of Foreign Revolving Loans, the Foreign Administrative Agent, in each case at least three Business Days prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurocurrency Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurocurrency Rate Loans, shall also be the last day of the applicable Interest Period).

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          (b)  The relevant Administrative Agent shall promptly notify each
Lender of its receipt of a Notice of Conversion/Continuation and of the options selected therein. Notwithstanding the foregoing, (i) to facilitate the syndication of the Facilities, no conversion in whole or in part of Domestic Base Rate Loans or Foreign Base Rate Loans to Eurocurrency Rate Loans shall be permitted during the first month after the Closing Date and thereafter and until the Syndication Completion Date conversions or continuations shall be limited to Eurocurrency Loans with Interest Periods of one month or less (except as otherwise agreed by the Syndication Agent) and (ii) no conversion in whole or in part of Domestic Base Rate Loans or Foreign Base Rate Loans to Eurocurrency Rate Loans, and no continuation in whole or in part of Eurocurrency Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of Section 2.14 (SPECIAL PROVISIONS GOVERNING EUROCURRENCY RATE LOANS). If, within the time period required under the terms of this Section 2.11, the relevant Administrative Agent does not receive a Notice of Conversion/Continuation from the applicable Borrower containing a permitted election to continue any Eurocurrency Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Domestic Base Rate Loans or Foreign Base Rate Loans, as the case may be. Each Notice of Conversion/Continuation shall be irrevocable.

          SECTION 2.12. FEES.

          (a)  UNUSED COMMITMENT FEE.

               (i) The US Borrower agrees to pay to each US Revolving Credit Lender a commitment fee on the average daily amount by which the US Revolving Credit Commitment of such US Revolving Credit Lender exceeds such US Revolving Credit Lender's Ratable Portion of the US Revolving Credit Outstandings (the "US UNUSED COMMITMENT FEE").

               (ii) The Foreign Borrowers agree to pay each Foreign Revolving Credit Lender a commitment fee on the average daily amount by which the Foreign Revolving Credit Commitment of such Foreign Revolving Credit Lender exceeds such Foreign Revolving Credit Lender's Ratable Portion of the Foreign Revolving Credit Outstandings (the "FOREIGN UNUSED COMMITMENT FEE" and, together with the US Unused Commitment Fee, the "UNUSED COMMITMENT FEE"), in each case from the date hereof until the Revolving Credit Termination Date at the Unused Commitment Fee Rate, payable in arrears (i) on the first Business Day of the immediately succeeding calendar month, commencing on the first such day following the Closing Date and (ii) on the Revolving Credit Termination Date.

          (b) LETTER OF CREDIT FEES. Each Borrower agrees to pay the following amounts with respect to Letters of Credit issued for its account by any Issuer:

               (i) to the Domestic Administrative Agent, in respect of a Letter of Credit issued under the US Revolving Credit Facility and to the Foreign Administrative Agent, in respect of a Letter of Credit issued under the Foreign Revolving Credit Facility, in each case for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.125% PER ANNUM of the maximum amount available from time to time to be drawn under such Letter of Credit,

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     payable in arrears (A) on the first Business Day of the immediately succeeding calendar month, commencing on the first such day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

               (ii) to the Domestic Administrative Agent, in respect of each Letter of Credit issued under the US Revolving Credit Facility, for the ratable benefit of the US Revolving Credit Lenders and to the Foreign Administrative Agent, in respect of each Letter of Credit issued under the Foreign Revolving Credit Facility, for the ratable benefit of the Foreign Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing at a rate PER ANNUM equal to the Applicable Margin for Revolving Loans that are Eurocurrency Rate Loans of the maximum amount available from time to time to be drawn under such Letter of Credit payable in arrears on the first Business Day of the immediately succeeding calendar month, commencing on the first such day following the issuance of such Letter of Credit and (ii) on the Revolving Credit Termination Date; PROVIDED, HOWEVER that during the continuance of an Event of Default, such fee shall be increased by 2% PER ANNUM and shall be payable on demand; and

               (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

          (c) ADDITIONAL FEES. The US Borrower has agreed to pay to the Administrative Agents and the Administrative Agents additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

          SECTION 2.13. PAYMENTS AND COMPUTATIONS.

          (a) Each Borrower shall make each payment hereunder (including fees and expenses) not later than, in the case of US Revolving Credit Loans and Term Loans, 11:00 A.M. (New York City time) and, in the case of Foreign Revolving Credit Loans, 11:00 A.M. (London time), in each case on the day when due to the relevant Administrative Agent at its address referred to in Section 11.8 (NOTICES, ETC.) in immediately available funds without set-off or counterclaim. The relevant Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in paragraphs (e) and (f) of this Section 2.13, as applicable, for the account of their respective Applicable Lending Offices; PROVIDED, HOWEVER, that amounts payable pursuant to Section 2.14(c) (INCREASED COSTS), 2.14(e) (BREAKAGE COSTS), 2.15 (CAPITAL ADEQUACY) or 2.16 (TAXES) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the applicable Swing Loan Lender. Payments received by the Domestic Administrative Agent after 11:00 A.M. (New York City time) or by the Foreign Administrative Agent after 11:00 A.M. (London time) shall be deemed to be received on the next Business Day.

          (b) All computations of interest and of fees shall be made by the Administrative Agents on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agents of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

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          (c)  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of any Eurocurrency Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans or Term Loans shall be applied first to repay such Loans outstanding as Domestic Base Rate Loans or Foreign Base Rate Loans, as the case may be, and then to repay such Loans outstanding as Eurocurrency Rate Loans with those Eurocurrency Rate Loans which have earlier expiring Eurocurrency Interest Periods being repaid prior to those which have later expiring Eurocurrency Interest Periods.

          (d) Unless the relevant Administrative Agent shall have received notice from a Borrower to the Lenders prior to the date on which any payment is due hereunder that such Borrower will not make such payment in full, the relevant Administrative Agent may assume that such Borrower has made such payment in full to such Administrative Agent on such date and such Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have made such payment in full to the relevant Administrative Agent, each applicable Lender shall repay to such Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Domestic Base Rate Loans or Foreign Base Rate Loans, as the case may be, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to such Administrative Agent.

          (e) Subject to the provisions of paragraph (f) of this Section 2.13 (and except as otherwise provided in Section 2.9 (MANDATORY PREPAYMENTS)), all payments and any other amounts received by an Administrative Agent from or for the benefit of any Borrower shall be applied FIRST, to pay principal of and interest on any portion of the Loans which such Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which such Administrative Agent has not then been reimbursed by such Lender or such Borrower; SECOND, to pay all other Obligations then due and payable; and THIRD, as such Borrower so designates. Payments in respect of Swing Loans received by an Administrative Agent shall be distributed to the applicable Swing Loan Lenders; payments in respect of Revolving Loans received by an Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Revolving Credit Lender's Ratable Portion of the applicable Revolving Credit Commitments; payments in respect of any Term Loan received by the Domestic Administrative Agent shall be distributed to each Term Loan Lender in accordance with such Term Loan Lender's Ratable Portion of the Term Loans; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions.

          (f) After the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral (including under Section 2.9(f) (MANDATORY PREPAYMENTS), and agrees that the Administrative Agents may, and shall upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations

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pursuant to Section 9.2 (REMEDIES), apply all payments in respect of any
Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from an insurance claim that are held in the Cash Collateral Account) or for which a Mandatory Prepayment Reserve was established pending application of such proceeds as specified in Section 2.9(c) (MANDATORY PREPAYMENTS) and all other proceeds of Collateral in the following order:

               (i) FIRST, to pay interest on and then principal of any portion of the Revolving Loans which the Administrative Agents may have advanced on behalf of any Lender for which the Administrative Agents have not then been reimbursed by such Lender or any Borrower;

               (ii) SECOND, to pay interest on and then principal of any Swing Loan;

               (iii) THIRD, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agents;

               (iv) FOURTH, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

               (v) FIFTH, to pay Obligations in respect of any fees then due to the Administrative Agents, the Lenders and the Issuers;

               (vi) SIXTH, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

               (vii) SEVENTH, to pay or prepay principal payments on the Loans, Reimbursement Obligations and Obligations owing with respect to Hedging Contracts and cash management services and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (ACTIONS IN RESPECT OF LETTERS OF CREDIT), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations, Letter of Credit Undrawn Amounts and Obligations owing with respect to Hedging Contracts; and

               (viii)  EIGHTH, to the ratable payment of all other Obligations,

PROVIDED, HOWEVER, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses FIRST through EIGHTH, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agents' and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses; PROVIDED FURTHER, HOWEVER, that the application of the proceeds of enforcement of Liens granted under the Collateral Documents shall be applied to the US Revolving Credit Facility, the Foreign Revolving Credit Facility and the Term Loan Facility as set forth in the applicable Collateral Documents; and PROVIDED FURTHER, HOWEVER, that, in no event shall the Collateral of any Foreign Loan Party be applied under this Section 2.13(f) to pay any amounts with respect to the US Revolving Credit Loans or the Term Loans. The order of priority set forth in clauses FIRST through EIGHTH of this Section 2.13(f) may at any time and from time to time be changed by the agreement of the Administrative Agents and the Lenders without necessity of notice to or consent of or approval by any Borrower, any Secured Party that is not a Lender or Issuer, or any other Person.

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          (g)  At the option of the Administrative Agents, principal on the
Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans. The Borrowers hereby authorize the Swing Loan Lenders to make Swing Loans pursuant to Section 2.3(a) (SWING LOANS), and the Revolving Credit Lenders to make Revolving Loans pursuant to Section 2.2(a) (REVOLVING CREDIT BORROWINGS), from time to time in such Swing Loan Lender's or such Revolving Credit Lender's discretion, which are in the amounts of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans, and further authorize the Administrative Agents to give the Revolving Credit Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrowers agree that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT), which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

          SECTION 2.14. SPECIAL PROVISIONS GOVERNING EUROCURRENCY RATE LOANS.

          (a) DETERMINATION OF INTEREST RATE. The Eurocurrency Rate for each Interest Period for Eurocurrency Rate Loans shall be determined by the Administrative Agents pursuant to the procedures set forth in the definition of "EUROCURRENCY RATE". The Administrative Agents' determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrowers.

          (b) INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR. In the event that: (i) the relevant Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate then being determined is to be fixed; or (ii) the Requisite Revolving Credit Lenders or Requisite Term Lenders, as the case may be, notify the relevant Administrative Agent that the Eurocurrency Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, such Administrative Agent shall forthwith so notify the US Obligors' Agent and the Lenders, whereupon each Eurocurrency Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Domestic Base Rate Loans or Foreign Base Rate Loan, as the case may be, and the obligations of the Lenders to make Eurocurrency Rate Loans or to convert Domestic Base Rate Loans or Foreign Base Rate Loans, as the case may be, into Eurocurrency Rate Loans shall be suspended until such Administrative Agent notifies the US Obligors' Agent that the Requisite Revolving Credit Lenders or Requisite Term Lenders, as the case may be, have determined that the circumstances causing such suspension no longer exist, and the Requisite Revolving Credit Lenders or Requisite Term Lenders, as the case may be, agree promptly to transmit notice of such determination to the US Obligors' Agent and the relevant Administrative Agent.

          (c) INCREASED COSTS. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurocurrency Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of

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agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans, then the Borrowers shall from time to time, upon demand by such Lender to the applicable Borrower (through the applicable Obligors' Agent, with a copy of such demand to the relevant Administrative Agent), pay to the relevant Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost and setting forth its calculation thereof in reasonable detail, submitted to the applicable Obligors' Agent and the relevant Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (d) ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurocurrency Lending Office to make Eurocurrency Rate Loans or to continue to fund or maintain Eurocurrency Rate Loans, then, on notice thereof and demand therefor by such Lender (through the relevant Administrative Agent) to the US Obligors' Agent, (i) the obligation of such Lender to make or to continue Eurocurrency Rate Loans and to convert Domestic Base Rate Loans or Foreign Base Rate Loans, as the case may be, into Eurocurrency Rate Loans shall be suspended, and each such Lender shall make Domestic Base Rate Loans or Foreign Base Rate Loans, as the case may be, as part of any requested Borrowing of Eurocurrency Rate Loans and (ii) if the affected Eurocurrency Rate Loans are then outstanding, the applicable Borrower shall immediately convert each such Loan into a Domestic Base Rate Loans or Foreign Base Rate Loans, as the case may be. If at any time after a Lender gives notice under this Section 2.14(d) such Lender determines that it may lawfully make Eurocurrency Rate Loans, such Lender shall promptly give notice of that determination to the US Obligors' Agent and the relevant Administrative Agent, and such Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make Eurocurrency Rate Loans shall thereupon be restored.

          (e) BREAKAGE COSTS. In addition to all amounts required to be paid by the Borrowers pursuant to Section 2.10 (INTEREST), the Borrowers shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurocurrency Rate Loans to the Borrowers but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurocurrency Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11 (CONVERSION/CONTINUATION), (ii) if for any reason any Eurocurrency Rate Loan is prepaid (including mandatorily pursuant to Section 2.9 (MANDATORY PREPAYMENTS)) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurocurrency Rate Loan to a Domestic Base Rate Loan or Foreign Base Rate Loan, as the case may be, as a result of any of the events indicated in Section 2.14(d), or (iv) as a consequence of any failure by Borrowers to repay Eurocurrency Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the applicable Obligors' Agent concurrently with such demand a written statement as to such losses, expenses and liabilities and setting forth its calculation thereof in reasonable detail, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

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          SECTION 2.15. CAPITAL ADEQUACY. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such change in or interpretation of such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the relevant Administrative Agent), each Borrower shall pay to the relevant Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts and setting forth its calculation thereof in reasonable detail submitted to the applicable Obligors' Agent and the relevant Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

          SECTION 2.16. TAXES.

          (a) Any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of payments made to each Lender and each Administrative Agent, (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, Issuer or Administrative Agent (as the case may be) is organized and (B) any United States of America (or applicable foreign jurisdiction) withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender, Issuer or Administrative Agent, as the case may be, but not excluding any United States of America (or applicable foreign jurisdiction) withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of payments made to each Lender and each Issuer, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's or Issuer's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, Issuer or Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender, Issuer or the relevant Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions,
(iii) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the relevant Loan Party shall deliver to the relevant Administrative Agent the original or a certified copy of a receipt evidencing such payment.

          (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United

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States of America or any political subdivision thereof, the United Kingdom or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "OTHER TAXES").

          (c) Each Loan Party will indemnify each Lender, each Issuer and the Administrative Agents for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender, Issuer or Administrative Agent (as the case may be) for which the Loan Parties are obligated to indemnify such Lender, Issuer or Administrative Agent hereunder and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, Issuer or Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the applicable Loan Party will furnish to the relevant Administrative Agent, at its address referred to in Section 11.8 (NOTICES, ETC.), the original or a certified copy of a receipt or other appropriate documentation reasonably acceptable to the relevant Administrative Agent evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Loan Parties hereunder, the agreements and obligations of the Loan Parties contained in this Section 2.16 shall survive the payment in full of the Obligations.

          (f) On or prior to the Closing Date in the case of each Non-US Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-US Lender and from time to time thereafter if requested by the Borrowers or an Administrative Agent, each Non-US Lender that is entitled at such time to an exemption from United States of America withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide such Administrative Agent and the US Obligors' Agent with two completed copies of:
(i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a US trade or business) (or any successor form); (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form); (iii) in the case of a Non-US Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption)(or any successor form); or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-US Lender's entitlement to such exemption from United States of America withholding tax or reduced rate with respect to all payments to be made to such Non-US Lender under the Loan Documents. Unless the US Obligors' Agent and the relevant Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-US Lender are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or such Administrative Agents shall withhold taxes from such payments at the applicable statutory rate.

          (g) Each Lender represents to the Borrowers that such Lender is a Qualifying Lender at the date hereof or, in the case of a Lender which becomes a party hereto as an assignee, that it is a Qualifying Lender at the date upon which it becomes a party hereto in

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such capacity. Each Lender which is an Applicable Treaty Lender agrees to co-operate with the Borrowers with a view to submitting any forms required for the purpose of ensuring the application of the relevant Applicable Treaty so far as relevant; PROVIDED, HOWEVER, that no Lender shall be required pursuant to this Section 2.16(g) to disclose any confidential information relating to the organization of its affairs or to incur any expense (unless reimbursed by the Borrowers) for the purpose of claiming exemption or relief from the withholding tax envisaged hereunder pursuant to the relevant Applicable Treaty. If, otherwise than as a result of the introduction of, change in, or any change in the official interpretation, administration or application of, any law or treaty occurring after the date of this Agreement (or after the date of the relevant assignment or transfer, in the case of a Lender becoming a Lender after the date hereof), a Lender ceases to be a Qualifying Lender or fails to satisfy the representation set out in Section 10.9 (INCOME AND CORPORATION TAXES ACT 1988), the Borrowers will not be liable to pay to that Lender under Section 2.16(a) any amount in excess of the amount they would have been obliged to pay if that Lender had not ceased to be a Qualifying Lender or not failed to satisfy the representation set out in Section 10.9.

          (h)  Any Lender claiming any additional amounts payable pursuant to
Section 2.14(c) (INCREASED COSTS) or (d) (ILLEGALITY), Section 2.15 (CAPITAL ADEQUACY) or this Section 2.16 (TAXES) shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          (i) Notwithstanding any other provision of this Agreement, if any taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto are imposed because the Company elects to form the European Holding Company, such amounts will be treated as included in the term "Taxes" for purposes of this Agreement.

          (j) To the extent that any Lender becomes aware that it shall be entitled to a refund in respect of any Taxes or Other Taxes as to which it has been indemnified under this Section 2.16 or with respect to which any sum payable hereunder has been increased and paid by any Borrower under this Section
2.16 to take such Taxes or Other Taxes into account, the applicable Lender shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by such Borrower or, if later, such earliest time permitted under applicable law, apply for such refund. Within 30 days following receipt of any such refund by a Lender, the Lender shall repay the amount of such refund to the applicable Borrower, plus all interest received with respect thereto, net of all reasonable out-of-pocket expenses incurred by such Lender in securing the refund.

          SECTION 2.17. SUBSTITUTION OF LENDERS. In the event that (a) (i) any Lender makes a claim under Section 2.14(c) (INCREASED COSTS) or Section 2.15 (CAPITAL ADEQUACY), or (ii) it becomes illegal for any Lender to continue to fund or make any Eurocurrency Rate Loan and such Lender notifies the Applicable Obligors' Agent pursuant to Section 2.14(d) (ILLEGALITY), or (iii) the Borrowers are required to make any payment pursuant to Section 2.16 (TAXES) that is attributable to any Lender, or (iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders

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under this Agreement and (c) Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "AFFECTED LENDER"), the Borrowers may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clause (a) above by the applicable Obligors' Agent to the relevant Administrative Agent and the Affected Lender that the Borrowers intend to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to such Administrative Agent; PROVIDED, HOWEVER, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrowers within 30 days of each other then the Borrowers may substitute all, but not (except to the extent the Borrowers have already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the relevant Administrative Agent and the written notice was properly issued under this
Section 2.17, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrowers to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "LENDER" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Credit Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; PROVIDED, HOWEVER, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                                   ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

          SECTION 3.1. CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to issue Letters of Credit on the Closing Date is subject to the satisfaction of all of the following conditions precedent:

          (a) CERTAIN DOCUMENTS. The Administrative Agents shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agents, in form and substance satisfactory to the Administrative Agents and in sufficient copies for each Lender:

               (i) this Agreement, duly executed and delivered by the Borrowers and, for the account of each Lender requesting the same, a Note or Notes of each Borrower conforming to the requirements set forth herein;

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               (ii)    each Guaranty, duly executed by each Guarantor;

               (iii) each of the Collateral Documents, duly executed by each Loan Party that is a party thereto, together with:

                       (A) in respect of Loan Parties organized in the United States of America, evidence satisfactory to the Domestic Administrative Agent that the Domestic Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral being granted pursuant to the Collateral Documents, including (x) such documents duly executed by each Loan Party as the Domestic Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by any Collateral Document) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated on the Closing Date) or which are permitted by Section 8.2 (LIENS, ETC.);

                       (B) in respect of Loan Parties organized outside of the United States of America, evidence satisfactory to the Foreign Administrative Agent that the Foreign Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral being granted pursuant to the Collateral Documents, including such documents duly executed by each Loan Party as the Foreign Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including all applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by any Collateral Document);

                       (C) except as set forth in Section 7.20(c) (POST CLOSING COVENANTS) in respect of Real Property owned by the German Borrower, in respect of Loan Parties organized other than in the United States of America, evidence customary in the applicable jurisdictions of organization that the Foreign Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected security interest in the Collateral being granted pursuant to the Collateral Documents, including such documents duly executed by each Loan Party as the Foreign Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including any applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by such Collateral Document;

                       (D)  where appropriate in a particular jurisdiction,
          (a)(x) share certificates representing all of certificated Pledged Stock being pledged pursuant to the relevant Collateral Document and
          (y) stock powers for such share certificates on stock transfer forms executed in blank or (b) such other evidence as is customary in such jurisdiction;

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                       (E)  all instruments representing Pledged Notes being
          pledged pursuant to the relevant Collateral Document duly endorsed in favor of the Administrative Agents or in blank;

                       (F) evidence that each of the Blocked Accounts and Foreign Collection Accounts set forth on Schedule 3.1(a) (BLOCKED ACCOUNTS AND BLOCKED ACCOUNT BANKS) have been opened and receipt of Blocked Account Letters from all Blocked Account Banks set forth on such Schedule 3.1(a);

                       (G) Control Account Letters from (x) all securities intermediaries with respect to all securities accounts and securities entitlements of any Loan Party, and (y) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Loan Party.

                       (H) a copy of each consent required to be obtained by the Loan Parties in connection with the granting of security interests in the Collateral; and

                       (I) a copy of each notice required to be delivered pursuant to the Collateral Documents and evidence that they have been delivered to the addresses thereof;

               (iv) the Mortgages together with: (A) title insurance policies (or, with respect to Material Properties located outside the United States of America, the equivalent customary comfort for each of the foregoing provided to secured creditors pursuant to local practice, if any), in each case satisfactory in form and substance to the Administrative Agents, in their joint discretion; (B) except as set forth in Section 7.20(c) (POST CLOSING COVENANTS) in respect of Real Property owned by the German Borrower, evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agents, to create a valid and enforceable first priority lien or charge on property described therein in favor of the Administrative Agents for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law); and (C) an opinion of counsel in each place in which any Mortgage is recorded in form and substance and from counsel satisfactory to the Administrative Agents;

               (v) a favorable opinion of (A) Dechert, counsel to the Loan Parties, in substantially the form of Exhibit G (FORM OF OPINION OF US COUNSEL FOR THE LOAN PARTIES), (B) counsel to the Loan Parties in each of England, Scotland, Germany, Canada, Bermuda, The Netherlands, Hong Kong and Japan, in each case addressed to the Administrative Agents and the Lenders and Issuers and addressing such other matters as the Administrative Agents may reasonably request and (C) counsel to the Administrative Agents as to the enforceability of the Credit Agreement and the other Loan Documents to be executed on the Closing Date;

               (vi) a copy of each Related Document that is being executed and delivered on or before the Closing Date (including the Registration Rights Agreement and the Transition Services Agreement, each in substantially the form approved by

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     Administrative Agents) certified as being complete and correct by a
     Responsible Officer of the Company;

               (vii) a copy of the Constituent Documents of each Loan Party, certified as of a recent date by the Secretary of State (or local equivalent, if any) of the state of incorporation of such Loan Party, together with certificates of such official attesting to the good standing (or local equivalent, if any,) of each such Loan Party;

               (viii) a certificate of the Secretary or an Assistant Secretary (or local equivalent) of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the bylaws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) and, in the case of the Hong Kong Borrower, the unanimous resolutions of its shareholders approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

               (ix) a certificate of the Chief Financial Officer of the Company, stating that the Company, together with its Subsidiaries, is Solvent after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with Section 7.9 (APPLICATIONS OF PROCEEDS) and the payment of all estimated legal, accounting and other fees related hereto and thereto;

               (x) a certificate of a Responsible Officer of the Company certifying that (i) the conditions set forth in Section 3.2(b) (REPRESENTATIONS AND WARRANTIES; NO DEFAULTS) have been satisfied and (ii) no litigation shall have been commenced against any Loan Party or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

               (xi) a certificate of a Responsible Officer of the Company certifying that the Original Investors have subscribed in full in cash for an aggregate amount of not less than $60,000,000 by way of subscription for equity share capital issued by the Company and that such equity share capital is unconditionally owned by the Original Investors and registered in their names in the books of the Company.

               (xii) evidence satisfactory to the Administrative Agents that the insurance policies required by Section 7.5 (MAINTENANCE OF INSURANCE) and any Collateral Documents are in full force and effect, together with endorsements naming the Administrative Agents, on behalf of the Secured Parties, as additional insureds and/or loss payees under all insurance policies to be maintained with respect to the properties of the Company and its Subsidiaries; and

               (xiii) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agents may reasonably request.

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          (b)  LANDLORD AND BAILEE WAIVERS. The Administrative Agents shall have received such Landlord Waivers and Bailee's Waivers as the Administrative Agents shall request in their discretion.

          (c) FEE AND EXPENSES PAID. There shall have been paid to the Administrative Agents, for the account of the Administrative Agents and the Lenders, as applicable, all fees due and payable on or before the Closing Date (including all such fees described in the Fee Letter), and all expenses due and payable on or before the Closing Date.

          (d) RELATED DOCUMENTS. The Administrative Agents shall be satisfied that: (i) the terms and conditions of the Related Documents executed and delivered on or before the Closing Date shall not have been amended, waived or modified without the approval of the Administrative Agents (acting reasonably),
(ii) the Acquisition Agreement and the other Related Documents executed and delivered on or before the Closing Date shall have been approved by all corporate action of the Borrowers and each of the other parties thereto, shall be in full force and effect and there shall not have occurred and be continuing any material breach or default thereunder, (iii) all conditions precedent to the consummation of the Acquisition shall have been satisfied or waived with the consent of the Administrative Agents, (v) the Acquisition shall have been consummated in accordance with the Acquisition Agreement and all applicable Requirements of Law and all representations and warranties contained in the Acquisition Agreement and the other Related Documents executed and delivered on or before the Closing Date shall be true and correct in all material respects on the Closing Date and (vi) good and marketable title to all Real Property (including each Material Property) purported to be transferred as of the Closing Date by the terms of the Acquisition Agreement and the Related Documents, free and clear of all Liens other than Liens permitted by Section 8.2 (LIENS, ETC.), shall be transferred to the relevant Loan Party concurrently with the making of the initial Loans under this Agreement.

          (e) CONSENTS, ETC. Each Group Member shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Loan Parties lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents and the Related Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents, and (iii) to consummate the Acquisition. The waiting period (and any extension thereof) applicable to the consummation of the Acquisition under (A) the Hart Scott Rodino Antitrust Improvements Act of 1976 and (B) any European Union or other third party Requirements of Law shall have expired or been terminated without any action being taken by any Governmental Authority adverse to the consummation of the Acquisition.

          (f)  ACQUISITION. The Administrative Agents shall be satisfied that
(i) there shall not have been any material change from that disclosed to the Administrative Agents prior to July 3, 2002 in the legal, capital and ownership structure of any Loan Party or any material change or additions to the terms and conditions of the Asset Purchase Agreement (including the schedules and exhibits thereto), and any agreement relating thereto, from those contained in the Asset Purchase Agreement and related documents delivered to the Administrative Agents by the

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US Borrower on or prior to July 3, 2002 or otherwise on terms and conditions reasonably satisfactory to the Administrative Agents and (ii) the Acquisition shall have been consummated (A) on the structure, terms and conditions so disclosed, and no material provision thereof shall have been waived, amended, supplemented or otherwise modified without the consent of the Administrative Agents and (B) in accordance with all material Requirements of Law.

          (g) The Administrative Agents shall have received, on or prior to the date hereof, copies of the following, each in form and substance satisfactory to the Administrative Agents:

               (i) consolidated audited balance sheets and related statements of income, stockholder's equity and cash flows for Polaroid for the 1999, 2000 and 2001 Fiscal Years;

               (ii) unaudited PRO FORMA consolidated balance sheets of the Group as of June 30, 2002, including balance sheets prepared on a geographical basis in respect of each of (x) United States, (y) non-United States and (z) worldwide operations of the Group (the "PRO FORMA BALANCE SHEETS"); and

               (iii)   the Original Projections.

          (h) BANKRUPTCY COURT ORDERS. The Bankruptcy Court shall have entered the Final Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Final Order (i) shall be in form and substance satisfactory to the Administrative Agents, (ii) shall be in full force and effect and (iii) shall not have been vacated, reversed, modified, amended or stayed or subject to appeal or review without the prior written consent of the Administrative Agents and the Requisite Lenders.

          (i) BUSINESS PLAN. The Administrative Agents shall have received, in form and substance satisfactory to them, the annual business plan of the Group (the "BUSINESS PLAN") for the period occurring from the Closing Date to December 31, 2004, which shall include forecasts prepared by management of the Company for each fiscal month occurring from the Closing Date to December 31, 2003 and for each Fiscal Quarter from the Closing Date through the second Fiscal Quarter of the 2005 Fiscal Year.

          (j) BENEFIT PLANS. The Administrative Agents shall be satisfied that the Company and its Subsidiaries will be able to meet their obligations under all employee and retiree welfare plans of the Company and its Subsidiaries, that such employee benefit plans are, in all material respects, funded in accordance with the minimum statutory requirements, that no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and that no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could result in a material liability. The Administrative Agents shall have reviewed and be satisfied with all employee benefit plans of the Company and its Subsidiaries.

          (k) FIELD EXAMINATION. The Administrative Agents shall be satisfied with the results of field examinations and third party appraisals of the Company and its Subsidiaries conducted by the Administrative Agents' internal auditors within 14 days prior to the Closing

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Date, including appraisals of the Material Properties showing a market value of not less than $90,000,000.

          (l) ENVIRONMENTAL ASSESSMENTS. The Domestic Administrative Agent shall have received a Phase I environmental site assessment report or an equivalent report for the Material Properties indicated on Part I of Schedule 1.1(b) (PROPERTIES) (collectively, the "ENVIRONMENTAL ASSESSMENTS") prepared by ENVIRON or by another consultant acceptable to the Domestic Administrative Agent and in a form and scope satisfactory to the Domestic Administrative Agent, in each case, in its reasonable discretion.

          (m) TOTAL AVAILABILITY. After giving effect to all the extensions of credit under the Facilities on the Closing Date the aggregate Total Availability LESS all the outstanding Loans and Letters of Credit under the Revolving Credit Facilities shall be not less than $25,000,000 in the aggregate under both of the Revolving Credit Facilities, of which (x) there shall not be less than $10,000,000 in US Availability and (y) there shall not be less than $10,000,000 in Foreign Availability.

          (n) AVAILABLE CASH. There shall not be less than $40,000,000 in aggregate in unrestricted cash and Cash Equivalents of the Group, of which not less than $20,000,000 shall be in Available Cash.

          (o) EBITDA. The EBITDA of Polaroid for the period from January 1, 2002 through June 2, 2002 (adding back, for purposes of this paragraph (o) only, any accrued but unpaid administration costs reflecting expenses under Chapter 11 of the Bankruptcy Code as shown on the Company's consolidated statement of income) shall be at least $7,000,000.

          (p) CLOSING WORKING CAPITAL. The Group's Closing Working Capital shall not be less than $240,000,000.

          SECTION 3.2. CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent:

          (a) REQUEST FOR BORROWING OR ISSUANCE OF LETTER OF CREDIT. With respect to any Loan, the relevant Administrative Agent shall have received a duly executed Notice of Borrowing or, in the case of Swing Loans, a duly executed Swing Loan Request and with respect to any Letter of Credit, the relevant Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

          (b) REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and, in the case of such Loan, to the application of the proceeds therefrom:

               (i) the representations and warranties set forth in Article IV (REPRESENTATIONS AND WARRANTIES) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly

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     relate to an earlier date, in which case they shall be true and correct as of such earlier date;

               (ii) no Default or Event of Default shall have occurred and be continuing; and

          (c) BORROWING BASE. The Borrowers shall have delivered:

               (i) the Borrowing Base Certificate required to be delivered by Section 6.12(a) (BORROWING BASE DETERMINATION) in respect of the US Borrowing Base. After giving effect to the US Revolving Loans or Letters of Credit requested to be made or Issued on any such date and the use of proceeds thereof, the US Revolving Credit Outstandings shall not exceed the US Maximum Credit at such time; and/or

               (ii) each Borrowing Base Certificate required to be delivered by Section 6.12(a) (BORROWING BASE DETERMINATION) in respect of each Foreign Borrowing Base. After giving effect to the Foreign Revolving Loans or Letters of Credit requested to be made or Issued on any such date and the use of proceeds thereof, the Foreign Revolving Credit Outstandings shall not exceed the Foreign Maximum Credit at such time.

          (d) NO LEGAL IMPEDIMENTS. The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or issuance and is not enjoined, temporarily, preliminarily or permanently.

          (e) ADDITIONAL MATTERS. The Administrative Agents shall have received such additional documents, information and materials as any Lender, through the Administrative Agents, may reasonably request.

Each submission by a Borrower to the Administrative Agents of a Notice of Borrowing or a Swing Loan Request and the acceptance by such Borrower of the proceeds of each Loan requested therein, and each submission by a Borrower to an Issuer of a Letter of Credit Request and the issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the applicable Borrowers as to the matters specified in Section 3.2(b) (REPRESENTATIONS AND WARRANTIES; NO DEFAULTS) on the date of the making of such Loan or the issuance of such Letter of Credit.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lenders, the Issuers and the Administrative Agents to enter into this Agreement, the Company and each Borrower represents and warrants to the Lenders, the Issuers and the Administrative Agents that, on and as of the Closing Date, after giving effect to the Acquisition and the making of the Loans and other financial accommodations on the Closing Date and on and as of each date as required by Section 3.2(b) (REPRESENTATIONS AND WARRANTIES; NO DEFAULTS):

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          SECTION 4.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse
Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage, charge, secure and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents;
(e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance could not in the aggregate reasonably be expected to have a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make could not in the aggregate reasonably be expected to have a Material Adverse Effect.

          SECTION 4.2. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

          (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

               (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

               (ii)    have been or, at the time of delivery thereof pursuant to
     Article III (CONDITIONS TO LOANS AND LETTERS OF CREDIT) will have been duly authorized by all necessary corporate, partnership or other action, including the consent of shareholders, partners, members or other equity holders where required;

               (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (CONSENTS) and which have been or will be, prior to the Closing Date, obtained or made, or any other consents, authorizations, approvals, filings or registrations of which the failure to obtain could not reasonably be expected to have a Material Adverse Effect, copies of which have been or will be delivered to the Administrative Agents pursuant to Section 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND

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     LETTERS OF CREDIT), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          SECTION 4.3. OWNERSHIP OF LOAN PARTIES AND SUBSIDIARIES.

          (a) As of the Closing Date, the authorized capital stock of the Company consists of (i) 5,000,000 shares of common stock, $0.001 par value per share, of which 3,076,923 shares are issued and outstanding and (ii) 200,000 shares of preferred stock, $0.001 par value per share, of which (A) 110,770 shares are undesignated and (B) 89,230 shares are designated as Series A 8% Cumulative Compounding Preferred stock and are issued and outstanding. All of the outstanding capital stock of the Company has been validly issued, is fully paid and non-assessable and is owned beneficially and of record as of the Closing Date by the Persons listed on Part I of Schedule 4.3 (CORPORATE OWNERSHIP), free and clear of all Liens. Except as otherwise disclosed in writing to the Administrative Agents, no Stock of the Company is subject to any option, warrant, right of conversion or purchase or any similar right, nor are there any agreements or understandings to which the Company is a party with respect to the voting, sale or transfer of any shares of Stock of the Company or any agreement restricting the transfer or hypothecation of any such shares other than pursuant to the Management Stock Agreement.

          (b) The authorized capital stock of the US Borrower consists of 1,000 shares of common stock, $0.01 par value per share, of which 100 shares are issued and outstanding as of the Closing Date. All of the outstanding capital stock of the US Borrower has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by the Company, free and clear of all Liens except Liens created under the Collateral Documents. Except as otherwise disclosed in writing to the Administrative Agents, no Stock of the US Borrower is subject to any option, warrant, right of conversion or purchase or any similar right, nor are there any agreements or understandings to which the US Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the US Borrower or any agreement restricting the transfer or hypothecation of any such shares.

          (c) Set forth on Schedule 4.3 (CORPORATE OWNERSHIP) hereto is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Company and, as to each such Subsidiary, the jurisdiction of its incorporation or formation, the number of shares of each class of Stock authorized (if applicable), the number of shares of each class of Stock outstanding on the Closing Date and the number and percentage of the outstanding shares, membership units or other ownership interests of each such class of Stock owned (directly or indirectly) by the Company. No Stock of any Subsidiary of the Company is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary of the Company owned (directly or indirectly) by the Company has been validly issued, is fully paid and non-assessable and is owned by the Company or a Subsidiary of the Company, free and clear of all Liens (other than the Liens in favor of the Secured Parties created pursuant to the Collateral Documents). Neither the Company nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. The Company does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (INVESTMENTS).

          SECTION 4.4. FINANCIAL STATEMENTS.

          (a) The consolidated balance sheet of Polaroid as at December 31, 2001, and the related consolidated statements of income, retained earnings and cash flows of Polaroid for the fiscal year then ended, certified by the Approved Auditors, and the consolidated balance sheets of Polaroid as at June 30, 2002 and the related consolidated statements of income, retained earnings and cash flows of Polaroid for the six months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at June 30, 2002 and said statements of income, retained earnings and cash flows for the six months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Polaroid as at such dates and the consolidated results of the operations of Polaroid for the period ended on such dates, all in conformity with GAAP.

          (b) No Group Member has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto or permitted by this Agreement.

          (c) The Projections (i) have been prepared by the Company in light of the past operations of Polaroid's business, and reflect projections for the period beginning on the Closing Date on a month by month basis through December 31, 2003 and on a quarterly basis thereafter, (ii) are based upon estimates and assumptions stated therein, all of which the Company believed were reasonable and fair in light of conditions and facts known to the Company at the time they were prepared and (iii) reflect the Company's good faith and reasonable estimates of the future financial performance of the Group and of the other information projected therein for the periods set forth therein.

          (d) the Pro-Forma Balance Sheets, a copy of which has been delivered to each Lender pursuant to Section 3.1(g)(ii) (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT), has been prepared as of June 30, 2002 and reflects as of such date, on a PRO FORMA basis, the consolidated financial condition of the Group, and the assumptions expressed therein were reasonable based on the information available to the Company at the time so furnished and on the Closing Date.

          SECTION 4.5. MATERIAL ADVERSE CHANGE. Since December 31, 2001, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect (it being agreed that a change in the Acquired Business prior to the Closing Date which is reflected in the Original Projections or is a result of implementation of, but not materially exceeding the amounts set forth in the Original Projections shall not be deemed to be a Material Adverse Change).

          SECTION 4.6. SOLVENCY. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrowers, (c) the Acquisition and the consummation of the other financing transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

          SECTION 4.7. LITIGATION. There are no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened actions, investigations or proceedings affecting the Company, or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that in the aggregate could not reasonably be expected to be determined adversely to any Group Member and, if so determined, could not reasonably be expected to have a Material Adverse Effect. The performance of any action by the Company or any of its Subsidiaries required or contemplated by any of the Loan Documents or the Related Documents is not restrained or enjoined (either temporarily, preliminarily or permanently). Schedule 4.7 (LITIGATION) lists all litigation pending against any Group Member at the date hereof which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.8. TAXES.

          (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "TAX RETURNS") required to be filed by the Company or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except (i) where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Company or such Tax Affiliate in conformity with GAAP or (ii) which, if not paid or filed, could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.8 (TAXES) or as otherwise disclosed in writing to the Administrative Agents, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Company and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities, except where the failure to withhold or timely pay could reasonably be expected to have a Material Adverse Effect.

          (b) Except as otherwise disclosed in writing to the Administrative Agents, none of the Company or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return (other than routine or automatic filing extensions in the ordinary course) or the assessment or collection of any charges; (ii) any obligation under any tax sharing agreement or arrangement other than that to which the Administrative Agents have a copy prior to the date hereof; or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Company (or its Tax Affiliate) is the common parent.

          SECTION 4.9. FULL DISCLOSURE. The written information prepared or furnished by or on behalf of the Company and each of its Subsidiaries in connection with this Agreement or the Related Documents or the consummation of the financing and the Acquisition taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Company and each of its Subsidiaries which are material to an understanding of the financial condition, business, properties or prospects of the Company and its Subsidiaries taken as one enterprise have been disclosed to the Lenders.

          SECTION 4.10. MARGIN REGULATIONS. No Group Member is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

          SECTION 4.11. NO BURDENSOME RESTRICTIONS; NO DEFAULTS.

          (a) No Group Member (i) is a party to any Contractual Obligation the compliance with which could reasonably be expected to have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (LIENS, ETC.)) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect.

          (b) No Group Member is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Company, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (c)  No Default or Event of Default has occurred and is continuing.

          (d) To the best knowledge of the Loan Parties, there is no Requirement of Law applicable to any Group Member the compliance with which by such Group Member could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Group Member is (a) an "INVESTMENT COMPANY" or an "AFFILIATED PERSON" of, or "PROMOTER" or "PRINCIPAL UNDERWRITER" for, an "INVESTMENT COMPANY," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "HOLDING COMPANY," or an "AFFILIATE" or a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

          SECTION 4.13. USE OF PROCEEDS. The proceeds of the Term Loans, the Revolving Loans and the Letters of Credit are being used by the Borrowers solely to (i) finance a portion of the acquisition consideration for the Acquired Business (save that no such proceeds are being used to acquire the Stock of any Subsidiary organized in The Netherlands) and for the payment of related transaction costs, fees and expenses and (ii) for working capital and general corporate purposes.

          SECTION 4.14. INSURANCE. All policies of insurance of any kind or nature of the Group, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. No Group Member has been refused insurance for any material coverage which it had applied or had any policy of insurance terminated (other than at its request).

          SECTION 4.15. LABOR MATTERS.

          (a ) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any Group Member, other than those which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (b) There are no unfair labor practices, grievances or complaints pending, or, to any Loan Party's knowledge, threatened against or involving any Group Member, nor are there any arbitrations or grievances threatened involving any Group Member, other than those which, in the aggregate, if resolved adversely to such Group Member, could not reasonably be expected to have a Material Adverse Effect.

          (c) Except as set forth on Schedule 4.15 (LABOR MATTERS), as of the Closing Date, there is no collective bargaining agreement covering any of the employees of the Borrower or its Subsidiaries.

          (d) Schedule 4.15 (LABOR MATTERS) sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of each Group Member.

          SECTION 4.16. EMPLOYEE BENEFIT PLANS.

          (a) Schedule 4.16 (LIST OF PLANS) separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which the US Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

          (b) Each employee benefit plan of the Group Members which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (d) There has been no, nor is there reasonably expected to occur, any ERISA Event which could reasonably be expected to have a Material Adverse Effect.

          (e) Except to the extent set forth on Schedule 4.16 (LIST OF PLANS), no Group Member or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan where such withdrawal could reasonably be expected to have a Material Adverse Effect.

          (f) With respect to each scheme or arrangement mandated by a government other than the United States of America (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Obligor or any Subsidiary of any Obligor that is not subject to United States law (a "FOREIGN PLAN"):

               (i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, save to the extent that failure to make or accrue such contributions has had or could reasonably be expected to have a Material Adverse Effect;

               (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles save to the extent that any such insufficiency, whether individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; and

               (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities save to the extent where failure to make or maintain any such registrations has had or could reasonably be expected to have a Material Adverse Effect;.

          SECTION 4.17. ENVIRONMENTAL MATTERS. Except as set forth on Schedule
4.17 (ENVIRONMENTAL MATTERS):

          (a) the operations of the Group Members have been and are in compliance with all Environmental Laws, including obtaining and complying with all Permits required by Environmental Laws, other than non-compliances that in the aggregate could not reasonably be expected to result in any Group Member incurring Environmental Liabilities and Costs in excess of $7,000,000;

          (b) no Group Member nor any Real Property currently or, to the knowledge of any Loan Party, previously owned, operated or leased by or for any Group Member is subject to any pending or, to the knowledge of any Loan Party, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that in the aggregate could not reasonably be expected to result in any Group Member incurring Environmental Liabilities and Costs in excess of $7,000,000;

          (c) no Group Member is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 USC.
Section 6901 ET SEQ., the regulations thereunder or any state analog;

          (d) there are no known facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned, operated or leased by any Group Member which are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate could not reasonably be expected to result in any Group Member incurring Environmental Liabilities and Costs in excess of $7,000,000;

          (e) as of the date hereof, no Environmental Lien has attached to any property of any Group Member and, to the knowledge of the Loan Parties, no facts, circumstance or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property; and

          (f) on the Closing Date the Company has provided the Lenders with copies of the Environmental Assessments, and after the Closing Date the Company has provided or caused to be provided all reports required to be delivered under
Section 6.11 (ENVIRONMENTAL MATTERS).

          SECTION 4.18. INTELLECTUAL PROPERTY. Each Group Member owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property listed on Schedule 4.18 (INTELLECTUAL PROPERTY)) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Group Members save to the extent that the failure to own such licenses or have such rights, or any such infringement or conflict, could not reasonably be expected to have a Material Adverse Effect. To each Loan Party's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed by any Group Member infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened save to the extent that the same could not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.19. TITLE; REAL PROPERTY.

          (a) Each Group Member (i) has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by or on behalf of the Company, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2 (LIENS, ETC.), and (ii) has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect each Group Member's right, title and interest in and to all such property, except to the extent that the failure to have such title or interest or to have received such agreements and documents could have, or could reasonably be expected to have, a Material Adverse Effect.

          (b) Set forth on Schedule 4.19 (REAL PROPERTY) hereto is a complete and accurate list of all Real Property owned or leased by each Loan Party and its Subsidiaries as of the Closing Date showing the street address, county or other relevant jurisdiction, state, and record owner.

          (c) Except as otherwise disclosed in writing to the Administrative Agents, no Loan Party nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any material Real Property owned or leased by such Loan Party or any of its Subsidiaries.

          (d) (i) All components of all improvements included within the Real Property owned or leased by any Loan Party or any of its Subsidiaries (collectively, "IMPROVEMENTS"), including the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair,
(ii) all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the real property owned or leased by any Loan Party or any of its Subsidiaries are installed and operating and are sufficient to enable the Real Property owned or leased by such Loan Party or Subsidiary to continue to be used and operated in the manner currently being used and operated, and no Loan Party nor any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof and (iii) no Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the Real Property owned or leased by any Loan Party or any of its Subsidiaries, except to the extent that the failure of (x) such components to be in good working order and repair, (y) such systems to be installed, operating and adequate or (z) such Improvement or portion to have appropriate access could have, or could reasonably be expected to have, a Material Adverse Effect.

          (e) Except as otherwise disclosed in writing to the Administrative Agents, no portion of any Real Property owned or leased by any Loan Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. No portion of any Real Property owned or leased by any Loan Party or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority.

          (f) All Permits required to have been issued or appropriate to enable all real property owned or leased by each Group Member to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (g) No Group Member has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by such Group Member or any part thereof, except those which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.20. RELATED DOCUMENTS.

          (a) The execution, delivery and performance by each Loan Party of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby by such Loan Party:

               (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

               (ii) at the Closing Date will have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

               (iii) do not and will not (A) contravene or violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that in the aggregate could not reasonably be expected to have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date and none of which will on the Closing Date impose materially adverse conditions upon the exercise of control by the Company over any of its Subsidiaries or those which in the aggregate, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

          (b) Each of the Related Documents has been or at the Closing Date will have been duly executed and delivered by each Loan Party party thereto and at the Closing Date will be the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          (c) None of the Related Documents has been amended or modified in any respect other than any amendments or modifications which, individually or in the aggregate, are of a minor or technical nature and which could not be prejudicial to the interests of any of the Lenders, and no provision therein has been waived, except in each case to the extent permitted by Section 8.11 (MODIFICATION OF RELATED DOCUMENTS), and each of the representations and warranties therein are true and correct in all material respects and no default or event which with the giving of notice or lapse of time or both would be a default has occurred thereunder.

                                    ARTICLE V

                               FINANCIAL COVENANTS

          As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Company and each Borrower agrees with the Lenders and the Administrative Agents that:

          SECTION 5.1. MAXIMUM LEVERAGE RATIO. The Group will maintain a Leverage Ratio, as determined as of the end of each Fiscal Quarter set forth below for which this financial covenant is to be tested, for the four Fiscal Quarters ending at the end of the relevant Fiscal Quarter indicated below of not more than the maximum Leverage Ratio set forth opposite such Fiscal Quarter:

                   FISCAL QUARTER                 MAXIMUM LEVERAGE RATIO
                   --------------                 ----------------------
               3rd Fiscal Quarter 2002                   not tested
               4th Fiscal Quarter 2002                   not tested
               1st Fiscal Quarter 2003                   not tested
               2nd Fiscal Quarter 2003                    2.0 to 1
               3rd Fiscal Quarter 2003                    2.0 to 1
               4th Fiscal Quarter 2003                    1.0 to 1
               1st Fiscal Quarter 2004                    1.0 to 1
               2nd Fiscal Quarter 2004                    1.0 to 1
               3rd Fiscal Quarter 2004                    1.0 to 1
               4th Fiscal Quarter 2004                    1.0 to 1
               1st Fiscal Quarter 2005                    1.0 to 1
               2nd Fiscal Quarter 2005                    1.0 to 1


          SECTION 5.2. MINIMUM EBITDA. The Group will have, as of the end of each Fiscal Quarter set forth below for which this financial covenant is to be tested, EBITDA for the four Fiscal Quarters ending at the end of the relevant Fiscal Quarter indicated below of not less than the minimum EBITDA set forth opposite such Fiscal Quarter:

                   FISCAL QUARTER                 MINIMUM EBITDA
                   --------------                 --------------
               3rd Fiscal Quarter 2002                not tested
               4th Fiscal Quarter 2002                not tested
               1st Fiscal Quarter 2003                not tested
               2nd Fiscal Quarter 2003             $  10,000,000
               3rd Fiscal Quarter 2003             $  20,000,000

                   FISCAL QUARTER                 MINIMUM EBITDA
                   --------------                 --------------
               4th Fiscal Quarter 2003             $  40,000,000
               1st Fiscal Quarter 2004             $  44,000,000
               2nd Fiscal Quarter 2004             $  49,000,000
               3rd Fiscal Quarter 2004             $  49,000,000
               4th Fiscal Quarter 2004             $  49,000,000
               1st Fiscal Quarter 2005             $  51,000,000
               2nd Fiscal Quarter 2005             $  53,000,000

          SECTION 5.3. MAINTENANCE OF TANGIBLE NET WORTH. The Group will maintain during each Fiscal Quarter set forth below a Tangible Net Worth of not less than the minimum amount set forth opposite such Fiscal Quarter (which compliance shall be maintained from the beginning of the first day of the first such Fiscal Quarter period through the end of the last day of the last such Fiscal Quarter):

                                                  MINIMUM TANGIBLE
                   FISCAL QUARTER                     NET WORTH
                   --------------                 ----------------
               3rd Fiscal Quarter 2002             $  144,000,000
               4th Fiscal Quarter 2002             $  135,000,000
               1st Fiscal Quarter 2003             $  135,000,000
               2nd Fiscal Quarter 2003             $  143,000,000
               3rd Fiscal Quarter 2003             $  150,000,000
               4th Fiscal Quarter 2003             $  165,000,000
               1st Fiscal Quarter 2004             $  169,000,000
               2nd Fiscal Quarter 2004             $  176,000,000
               3rd Fiscal Quarter 2004             $  184,000,000
               4th Fiscal Quarter 2004             $  192,000,000
               1st Fiscal Quarter 2005             $  196,000,000
               2nd Fiscal Quarter 2005             $  203,000,000

The Administrative Agents, the Lenders, the Issuers and the Loan Parties agree that at such time as the Company completes its accounting adjustments in respect of non-cash purchase price items related to the Acquisition and the Company's future purchase price accounting methodology, the Administrative Agents and the Company shall enter into negotiations in order to revise and amend the covenant set forth in this Section 5.3 as is appropriate to reflect such changes, with the desired result that the criteria for evaluating compliance with this financial covenant shall be the same after such accounting adjustments as if such adjustments had not been made.

          SECTION 5.4. MINIMUM EXCESS AVAILABILITY. The Group will maintain minimum Excess Availability at all times (a) from the Closing Date until September 15, 2002 of not less than $10,000,000 and (b) from September 16, 2002 through August 15, 2003 of not less than $15,000,000. From and after August 16, 2003 this covenant will not be tested.

          SECTION 5.5. MINIMUM AVERAGE EXCESS AVAILABILITY. The Group will maintain minimum Average Excess Availability, as determined as of the end of each Fiscal Month from September 30, 2002 through January 31, 2003, of not less than $25,000,000. From and after February 1, 2003 this covenant will not be tested.

          SECTION 5.6. MAXIMUM IDP VENTURE EXPENDITURE. The Group will not make or incur, or permit to be made or incurred, IDP Venture Expenditure during each of the periods set forth below in excess of the maximum amount set forth below for such period:

                                                      MAXIMUM IDP
                       PERIOD                     VENTURE EXPENDITURES
                       ------                     --------------------
               August 1, 2002 through
                  December 31,2002                   $   15,000,000
               January 1, 2003 through
                  December 31,2003                   $   30,000,000
               January 1, 2004 through
                  December 31,2004                   $   20,000,000
               January 1, 2005 through August
                         31,2005                     $   10,000,000

PROVIDED, HOWEVER, that to the extent that actual IDP Venture Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), the difference between said stated maximum amount and the lesser of
(i) $10,000,000 or (ii) 50% of such actual IDP Venture Expenditures shall, in addition, be available for IDP Venture Expenditures in the next succeeding Fiscal Year.

          SECTION 5.7. CAPITAL EXPENDITURES. The Group will not make or incur, or permit to be made or incurred, Capital Expenditures during each of the periods set forth below in excess of the maximum amount set forth below for such period:

                                                 MAXIMUM CAPITAL
                      PERIOD                      EXPENDITURES
                      ------                     ---------------
               July 1, 2002 through December
                       31, 2002                      $   19,500,000
               January 1, 2003 through
                    December 31,2003                 $   30,000,000
               January 1, 2004 through
                    December 31,2004                 $   30,000,000

                                                  MAXIMUM CAPITAL
                      PERIOD                        EXPENDITURES
                      ------                      ---------------

               January 1, 2005 through August
                          31, 2005                   $   15,000,000

PROVIDED, HOWEVER, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), the difference between said stated maximum amount and the lesser of (i) $10,000,000 or (ii) 50% of such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year; PROVIDED FURTHER, HOWEVER, that notwithstanding the foregoing the maximum carryover for the period ending December 31, 2002 into the 2003 Fiscal Year shall be $5,500,000.

                                   ARTICLE VI

                               REPORTING COVENANTS

          As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Company and each Borrower agrees with the Lenders and the Administrative Agents that:

          SECTION 6.1. FINANCIAL STATEMENTS. The Company shall furnish to the Domestic Administrative Agent (including one copy in electronic format suitable for transmission via e-mail or the internet and with sufficient hard copies for the Foreign Administrative Agent and each of the Lenders requesting same) the following:

          (a) MONTHLY REPORTS. As soon as available and in any event within 30 days after the end of each fiscal month in each Fiscal Year (other than a fiscal month which is also the end of a Fiscal Quarter), financial information regarding the Group consisting of consolidated unaudited balance sheets as of the close of such month, the related statements of income and cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month (including balance sheets and related statements of income and cash flow prepared on a geographical basis in respect of each of (x) United States, (y) non-United States and (z) worldwide operations of the Group), setting forth in comparative form (i) for the first 12 months after the Closing Date the figures contained in the Projections for the current Fiscal Year and the projected US Availability and Foreign Availability, and (ii) thereafter the figures for the corresponding period for the Group in the prior year and the figures contained in the Projections for the current Fiscal Year and the projected US Availability and Foreign Availability, in each case certified by a Responsible Officer of the Company as fairly presenting the consolidated financial position of the Group as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments) and, in respect of each of the monthly reports for the first six months following the Closing Date, including an explanation for any variances in detail and substance reasonably satisfactory to the Administrative Agents.

          (b) QUARTERLY REPORTS. As soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, financial information regarding the Group consisting of consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter (including balance sheets and related statements of income and cash flow prepared on a geographical basis in respect of each of (x) United States, (y) non-United States and (z) worldwide operations of the Group), setting forth in comparative form (i) for the first 12 months after the Closing Date the figures contained in the Projections for the current Fiscal Year, and (ii) thereafter the figures for the corresponding period for the Group in the prior year and the figures contained in the Projections for the current Fiscal Year, in each case certified by a Responsible Officer of the Company as fairly presenting the consolidated financial position of the Group as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments) and including an explanation for any variances in detail and substance reasonably satisfactory to the Administrative Agents.

          (c) ANNUAL REPORTS. As soon as available and in any event within 90 days after the end of each Fiscal Year, financial information regarding the Group consisting of consolidated balance sheets of the Group as of the end of such year and related statements of income and cash flows of the Group for such Fiscal Year (including balance sheets and related statements of income and cash flow prepared on a geographical basis in respect of each of (x) United States,
(y) non-United States and (z) worldwide operations of the Group), all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Company and its Subsidiaries being a going concern by the Approved Auditors, together with the report of the Approved Auditors stating that (i) such financial statements fairly present the consolidated financial position of the Group as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Approved Auditors shall concur and which shall have been disclosed in the notes to the financial statements), and (ii) the examination by the Approved Auditors in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Group the Approved Auditors have obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of the Approved Auditors, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (d) COMPLIANCE CERTIFICATE. Together with each delivery of any Financial Statement pursuant to paragraphs (a), (b) and (c) of this Section 6.1, a certificate of a Responsible Officer of the Company (a "COMPLIANCE CERTIFICATE") (i) demonstrating compliance with each of the financial covenants contained in Article V (FINANCIAL COVENANTS) which is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

          (e) BUSINESS PLAN. Not later than 15 days prior to the end of each Fiscal Year, and containing substantially the types of financial information contained in the Original Projections, (i) the annual Business Plan of the Group for the next succeeding Fiscal Year approved by the Board of Directors of the Company, (ii) forecasts prepared by management of the Group for each fiscal month in the next succeeding Fiscal Year, and (iii) forecasts prepared by management of the Company for each of the succeeding Fiscal Years through the Fiscal Year in which the Revolving Credit Termination Date is scheduled to occur, including, in each instance described in clauses (ii) and (iii) above, (A) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (B) a statement of all of the material assumptions on which such forecasts are based.

          (f) UPDATES. As soon as available, but no more than 15 Business Days after any Asset Sale of $10,000,000 or more (or Asset Sales of $10,000,000 in the aggregate) other than Asset Sales set forth in the Business Plan (PROVIDED that such Asset Sale is in fact completed in the manner set forth in the Business Plan), such changes to and updates of the information provided pursuant to paragraph (e) of this Section 6.1 and the Projections to reflect such Asset Sales in the Projections and the latest Business Plan since delivery thereof as are appropriate. The Borrowers will also supplement such information from time to time so that the representation and warranty in Section 4.9 (FULL DISCLOSURE) remains true and correct in all material respects.

          (g) MANAGEMENT LETTERS, ETC. Within five Business Days after receipt thereof by any Group Member, copies of each management letter, exception report or similar letter or report received by such Group Member from its independent certified public accountants;

          (h) OTHER MONTHLY REPORTS. Together with each delivery of any Financial Statement pursuant to paragraph (a) of this Section 6.1:

               (i) a summary of the outstanding balance of all intercompany Indebtedness;

               (ii) a report in detail reasonably acceptable to the Administrative Agents showing the outstanding cash and Cash Equivalent balances of all Group Members;

               (iii)   an aged trial balance of all Accounts of the Loan
     Parties;

               (iv) a report in detail reasonably acceptable to the Administrative Agents in respect of the Inventory of the Loan Parties; and

               (v) a report in detail reasonably acceptable to the Administrative Agents showing the Company's best estimate of the then accrued Estate Costs,

in each case as of the last day of the fiscal month covered by such Financial Statement and certified by a Responsible Officer of the Company;

          (i) OPENING BALANCE SHEET. Within 90 days after the Closing Date, the opening balance sheet of the Group giving effect to the Acquisition, prepared in accordance with GAAP and audited by the Approved Auditors; and

          (j) STATUTORY ACCOUNTS. As soon as available and in any event within 5 days after the date on which any statutorily required management accounts are required to be filed by each applicable Foreign Subsidiary, copies certified by such Foreign Subsidiary as true and correct of any such management accounts.

          SECTION 6.2. DEFAULT NOTICES. As soon as practicable, and in any event within two Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event which has had or could reasonably be expected to have a Material Adverse Effect, the Company shall give the Administrative Agents notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

          SECTION 6.3. LITIGATION. Promptly after the commencement thereof, the Company shall give the Administrative Agents written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting any Group Member, which is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          SECTION 6.4. ASSET SALES. Prior to any Asset Sale anticipated to generate in excess of $1,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, the Company shall send the Administrative Agents a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the applicable Group Member.

          SECTION 6.5. NOTICES UNDER RELATED DOCUMENTS. Promptly after the sending or filing thereof, the Company shall send the Administrative Agents copies of all material notices, certificates or reports delivered pursuant to any Related Document.

          SECTION 6.6. SEC FILINGS; PRESS RELEASES. Promptly after the sending or filing thereof, the Company shall send the Administrative Agents copies of
(a) all reports which any Group Member sends to its public security holders generally, (b) all reports and registration statements which any Group Member files with the Securities and Exchange Commission or any national or foreign securities exchange, (c) all press releases and (d) all other statements concerning material changes or developments in the business of any Group Member made available by any Group Member to the public.

          SECTION 6.7. LABOR RELATIONS. Promptly after becoming aware of the same, the Company shall give the Administrative Agents written notice of (a) any material labor dispute to which the Group Member is or is reasonably likely to become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act (or similar Requirement of Law in any applicable jurisdiction) or related liability incurred with respect to the closing of any plant or other facility of any of such Person.

          SECTION 6.8. TAX RETURNS. Upon the request of any Lender, through the Administrative Agents, the Company will provide copies of all federal, state, local and foreign tax returns and reports filed by any Group Member in respect of taxes measured by income (excluding sales, use and like taxes).

          SECTION 6.9. INSURANCE. As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Company will furnish the Administrative Agents (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Administrative Agents and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Group and the duration of such coverage and
(b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

          SECTION 6.10. ERISA MATTERS. The Company shall furnish the Administrative Agents (with sufficient copies for each of the Lenders):

          (a) promptly and in any event within 30 days after any Group Member or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred;

          (b) promptly and in any event within ten days after any Group Member or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Company describing such ERISA Event or waiver request and the action, if any, which the Group Member and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

          (c) simultaneously with the date that any Group Member or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

          SECTION 6.11. ENVIRONMENTAL MATTERS. The Company shall provide the Administrative Agents promptly and in any event within ten days of any Group Member learning of any of the following, written notice of any of the following:

          (a) that any Group Member is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject the Group to Environmental Liabilities and Costs of $7,000,000 or more;

          (b) the receipt by any Group Member of notification that any real or personal property of such Group Member is or is reasonably likely to be subject to any Environmental Lien;

          (c) the receipt by any Group Member of any written notice of violation of or potential liability under, or knowledge by such Group Member that there exists a condition which could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate could not reasonably be expected to subject the Group to Environmental Liabilities and Costs of $7,000,000 or more;

          (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, which in the aggregate, if adversely determined, could not reasonably be expected to subject the Group to Environmental Liabilities and Costs of $7,000,000 or more;

          (e) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property, or any other action by any Group Member other than those the consequences of which in the aggregate could not reasonably be expected to subject the Group to Environmental Liabilities and Costs of $7,000,000 or less;

          (f) any proposed action by any Group Member or any proposed change in Environmental Laws which in the aggregate could reasonably be expected to require the Group to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate would cost $7,000,000 or more or subject the Group to additional Environmental Liabilities and Costs of $7,000,000 or more;

          (g) the receipt of any material environmental audits, studies, assessments, inspections, investigations or other environmental reports relating to the operations of any Group Member or any of their Real Properties (and promptly upon the request of the Administrative Agents, the Company shall provide or cause to be provided copies of any such audits, studies, assessments, inspections, investigations or reports); and

          (h) upon the reasonable written request of any Lender through the relevant Administrative Agent, a report providing an update of the status of any environmental compliance or liability issue identified in any notice or report delivered pursuant to this Agreement.

          SECTION 6.12. BORROWING BASE DETERMINATION.

          (a) The Company shall deliver, as soon as available and in any event not later than the third Business Day of each calendar week, a Borrowing Base Certificate as of the last day of the immediately preceding week executed by a Responsible Officer of the Company in respect of (i) the US Borrowing Base and
(ii) the Foreign Borrowing Base. Each Borrowing Base Certificate shall contain information, in reasonable detail, as to (A) Eligible Foreign Receivables and Eligible US Receivables (updated, in each case, weekly) and (B) Eligible Foreign Inventory and Eligible US Inventory (updated, in each case, monthly). During the continuance of an Event of Default, or at any time that either of the Foreign Available Credit or the US Available Credit is less than $10,000,000, the Company shall deliver Borrowing Base Certificates at such intervals as shall reasonably be requested by either Administrative Agent.

          (b) The Company shall conduct, or shall cause to be conducted, at its expense and present to the requesting Administrative Agent for approval, such appraisals, investigations and reviews as such Administrative Agent shall reasonably request for the purpose of verifying the US Borrowing Base or Foreign Borrowing Base, all upon notice and at such times during normal business hours and as often as may be reasonably requested. The Company shall furnish to the Administrative Agents any information which the Administrative Agents may reasonably request regarding the determination and calculation of the US Borrowing Base or Foreign Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

          (c) The Company shall promptly notify the Domestic Administrative Agent in writing in the event that at any time the Company receives or otherwise gains knowledge that (i) the US Borrowing Base is less than 90% of the US Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to Section 6.12(a) (BORROWING BASE DETERMINATION) or that (ii) the US Revolving Credit Outstandings exceed the US Borrowing Base as a result of a decrease therein, in which case such notice shall also include the amount of such excess.

          (d) The Company shall promptly notify the Foreign Administrative Agent in writing in the event that at anytime the Company receives or otherwise gains knowledge that (i) the Foreign Borrowing Base is less than 90% of the Foreign Borrowing Base reflected in the most recent Borrowing Base Certificate delivered in respect thereto pursuant to Section 6.12(a) (BORROWING BASE DETERMINATION), or (ii) the Foreign Revolving Credit Outstandings exceed the Foreign Borrowing Base as a result of a decrease therein, in which case such notice shall also include the amount of such excess.

          (e) Upon reasonable request, the Administrative Agents may, at the Company's sole cost and expense, make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that the Administrative Agents consider advisable, and the Company shall furnish all such assistance and information as the Administrative Agents may require in connection therewith.

          SECTION 6.13. OTHER INFORMATION. Each Loan Party will provide the Administrative Agents or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of any Group Member as any Lender through the Administrative Agents may from time to time reasonably request.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

          As long as the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Company and each Borrower agrees with the Lenders and the Administrative Agents that:

          SECTION 7.1. PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.3 (INVESTMENTS), 8.4 (SALE OF ASSETS) and 8.6 (RESTRICTIONS ON FUNDAMENTAL CHARGES).

          SECTION 7.2. COMPLIANCE WITH LAWS, ETC. The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply could not in the aggregate reasonably be expected to have a Material Adverse Effect.

          SECTION 7.3. CONDUCT OF BUSINESS. The Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course and
(b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Group, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above could not in the aggregate reasonably be expected to have a Material Adverse Effect.

          SECTION 7.4. PAYMENT OF TAXES, ETC. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Group or the appropriate Subsidiary in conformity with GAAP.

          SECTION 7.5. MAINTENANCE OF INSURANCE. The Company shall (i) maintain, and cause to be maintained for each of its Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Group Member operates, and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Collateral Documents and (ii) cause all such insurance to name the Administrative Agents on behalf of the Secured Parties as additional insureds or loss payees, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days written notice thereof to the Administrative Agents.

          SECTION 7.6. ACCESS. The Company shall from time to time during normal business hours permit the Administrative Agents and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Company and each of its Subsidiaries,
(b) visit the properties of the Company and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Company and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Approved Auditors. The Company shall authorize the Approved Auditors to disclose to the Administrative Agents or any Lender any and all Financial Statements and other information of any kind, as the Administrative Agents or any Lender reasonably requests from any Group Member and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Group.

          SECTION 7.7. KEEPING OF BOOKS.. The Company shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Group.

          SECTION 7.8. MAINTENANCE OF PROPERTIES, ETC. The Company shall, and shall cause each of its Subsidiaries to, maintain and preserve, (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or necessary in the conduct of its business, and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business (including the Intellectual Property), except in each case where the failure to so maintain and preserve could not in the aggregate reasonably be expected to have a Material Adverse Effect.

          SECTION 7.9. APPLICATION OF PROCEEDS. The Borrowers shall use the entire amount of the proceeds of the Loans as provided in Section 4.13 (USE OF PROCEEDS).

          SECTION 7.10. ENVIRONMENTAL. The Company shall, and shall cause any Subsidiary to comply in all material respects with Environmental Laws and, without limiting the foregoing, the Company shall, at its sole cost and expense, upon receipt of any written notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Company and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $7,000,000, (a) conduct or pay for consultants to conduct, tests or assessments of environmental conditions required by or necessary to achieve compliance with applicable Environmental Laws at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action, investigational or other action as required by Environmental Laws or as any Governmental Authority requires.

          SECTION 7.11. ADDITIONAL COLLATERAL AND GUARANTEES.

          (a) To the extent not delivered to the Administrative Agents on or before the Closing Date, the Company agrees to, and to cause each of their respective Subsidiaries to, promptly:

               (i) execute and deliver to the relevant Administrative Agent such amendments to the Collateral Documents as such Administrative Agent deems necessary or advisable in order to grant to such Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of any Subsidiary which is owned by the Company or any of its Subsidiaries and requested to be pledged by such Administrative Agent; PROVIDED, HOWEVER, that in no event shall the Company or any of its Domestic Subsidiaries be required to pledge in excess of 65% of the outstanding voting Stock of any Subsidiary that is not a Domestic Subsidiary;

               (ii) deliver to the relevant Administrative Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (i) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank, and
     (ii) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Company or such Subsidiary, as the case may be;

               (iii) in the case of any such Subsidiary that is a Domestic Subsidiary cause such Subsidiary (i) to become a party to the US Guaranty and the applicable Collateral Documents and (ii) to take such actions necessary or advisable to grant to the Domestic Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by such Administrative Agent;

               (iv) in the case of any Subsidiary that is a Foreign Subsidiary of a Foreign Borrower and is located in an Eligible Foreign Jurisdiction, to the extent permitted by applicable law cause such Subsidiary (i) to become a party to the applicable Collateral Documents in its jurisdiction of organization and (ii) to take such actions necessary or advisable to grant to the Foreign Administrative Agent for the benefit of the Secured Parties with respect to the Foreign Borrowers' Obligations a perfected security

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     interest in the Collateral described in the Collateral Documents with respect to such Foreign Subsidiary; and

               (v) if requested by an Administrative Agent, deliver to such Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to such Administrative Agent.

          (b) For the avoidance of doubt, the Loan Parties, the Lenders, the Issuers and the Administrative Agents agree that, although the Foreign Borrowers may do so voluntarily at any time, at no time shall the Foreign Borrowers be required to provide guarantees or Collateral under this Section 7.11, unless such provision of guarantees or Collateral can be made in a manner which will not cause the Company or any other Group Member to incur any material Tax liability; PROVIDED, HOWEVER, that the Company and all other Members of the Group shall use all reasonable efforts to provide such guarantees and Collateral, including doing so in a manner that would not reasonably be expected to cause the Company or any other Member of the Group to incur any material Tax liability.

          SECTION 7.12. HOLDING COMPANY STATUS. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not engage in any activities, own any asset or incur any Indebtedness or Contingent Obligations other than (i) owning the stock of its Subsidiaries and (ii) its activities incident to the performance of its obligations under this Agreement, the other Loan Documents, the Related Documents and its ownership of its Subsidiaries.

          SECTION 7.13. LANDLORD AND BAILEE'S WAIVERS. Each Borrower shall, within 30 days after the Closing Date (or such later date as shall be acceptable to the applicable Administrative Agent in its discretion) use its reasonable best efforts to deliver such Landlord Waivers and Bailee's Letters as the Administrative Agents shall request in their discretion exercised reasonably.

          SECTION 7.14. REAL PROPERTY.

          (a) The Company shall, and shall cause its Subsidiaries to:

               (i) comply in all material respects with all of their respective obligations under all of their respective Leases now or hereafter held respectively by them with respect to Real Property, including the Leases set forth in Schedule 4.19 (REAL PROPERTY) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect;

               (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases other than in connection with an Asset Sale;

               (iii) not assign or sublet any other Lease if such assignment or sublet could reasonably be expected to have a Material Adverse Effect;

               (iv) provide the Administrative Agents with a copy of each notice of a material default under any Lease received by any Group Member immediately upon

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     receipt thereof and deliver to the Administrative Agents a copy of each notice of a material default sent by any Group Member under any Lease simultaneously with its delivery of such notice under such Lease; and

               (v) notify the Administrative Agents at least 14 days prior to the date any Group Member takes possession of, or becomes liable under, any new leased premises or Lease, whichever is earlier.

          (b) If, at any time, any Loan Party acquires a fee interest in any Real Property located in the United States of America or the United Kingdom not covered by a Mortgage upon the request of the Administrative Agents, the relevant borrower shall, or shall cause the relevant Group Member to, promptly execute, deliver and record a first priority Mortgage in favor of the relevant Administrative Agent on behalf and for the ratable benefit of the Secured Parties covering such Real Property (subordinate only to such Liens as are permitted hereunder), in form and substance satisfactory to the relevant Administrative Agent, and provide such Administrative Agent with (A) title insurance policies, zoning letters and certificates of occupancy (or, with respect to any such Real Properties located outside the United States of America, the equivalent customary comfort provided to secured creditors pursuant to local practice, if any), in each case satisfactory in form and substance to the Administrative Agents, in their joint discretion; (B) current as-built surveys for each such Real Property (or, with respect to any such Real Properties located outside the United States of America, the equivalent customary comfort provided to secured creditors pursuant to local practice, if any), satisfactory in form and substance to the Administrative Agents, in their joint discretion; (C) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agents, to create a valid and enforceable first priority lien or charge on property described therein in favor of the Administrative Agents for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law); and (D) an opinion of counsel in each place in which any Mortgage is recorded in form and substance and from counsel satisfactory to the Administrative Agents.

          (c) At least 15 Business Days prior to (i) entering into any Lease (other than a renewal of an existing Lease) for the principal place of business and chief executive office of any Loan Party or any other Lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $1,000,000 or (ii) acquiring of any material owned Real Property, such Loan Party shall provide the relevant Administrative Agent written notice thereof. Upon written request of such Administrative Agent, such Loan Party shall execute and deliver to the relevant Administrative Agent, for the benefit of the Secured Parties, immediately upon the acquisition of any such Lease or owned Real Property, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Lease or Real Property, together with such title policies, certified surveys, and local counsel opinions with respect thereto and such other agreements, documents and instruments which such Administrative Agent deems necessary or desirable, the same to be in form and substance satisfactory to such Administrative Agent and to be subject only to (i) Liens permitted under
Section 8.2 (LIENS, ETC.) and (ii) such other Liens as such Administrative Agent may reasonably approve.

          SECTION 7.15. ACCOUNT DEBTORS. The Loan Parties shall instruct each Account Debtor or other Person obligated to make a payment to any Member of the Group, and shall cause each Foreign Subsidiary to so instruct, to make payment, or to continue to make payment, as the case may be, to a Blocked Account or a Foreign Collection Account, as

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applicable, and will deposit or cause to be deposited in a Blocked Account or a
Foreign Collection Account, as applicable, all Proceeds received by such Loan Party or Foreign Subsidiary from any other Person immediately upon receipt. For the avoidance of doubt, the Loan Parties acknowledge and agree that this Section
7.15 shall also mean that at all times each Foreign Subsidiary shall transfer cash balances in respect of such payments to a Foreign Collection Account as required by Section 7.17(b) (CASH MANAGEMENT).

          SECTION 7.16. SYNDICATION OF THE FACILITIES.

          (a) It is understood and agreed that the Borrowers have engaged the Syndication Agents to syndicate all or a portion of Citicorp's and Bank of America's commitments to provide the Facilities to one or more financial institutions or other Persons, that will become parties hereto pursuant to a syndication to be managed by the Syndication Agents. Each Loan Party agrees actively to assist the Syndication Agents in completing a timely and orderly syndication satisfactory to the Administrative Agents and the Lenders. To assist the Syndication Agents in their syndication efforts, each Loan Party agrees, upon the reasonable request of the Syndication Agents, to:

               (i) make senior management and representative available to attend, and to the extent reasonably possible, senior management and representative of the Acquired Business to attend, meetings at reasonable times, upon reasonable notice, arranged by the Syndication Agents with Persons who have been invited by the Syndication Agents to participate in the Facilities.

               (ii) participate at reasonable times and upon reasonable notice in presentations to prospective participants in the Facilities concerning the Borrowers and the Group and its and their subsidiaries and its and their activities;

               (iii) promptly provide (to the extent available to the Borrowers) and will use best efforts to cause the Group to provide all financial and other information (including the Projections) with respect to the Group, and the other transactions contemplated hereby, in each case as reasonably requested by the Syndication Agents in connection with such syndication efforts; and

               (iv) if the Syndication Agents reasonably determine it to be helpful to the syndication of the Facilities, promptly provide consolidated PRO FORMA historical balance sheets and related statements of income, stockholder's equity and cash flows for the Group which are reasonably satisfactory to the Syndication Agents, giving effect to the Acquisition, for the 2001 Fiscal Year and, if the Syndication Agents further reasonably determine that the provision of information from prior Fiscal Years would be helpful to the syndication, the 1999 and/or 2000 Fiscal Years.

          (b) The Company will supplement the information and the Projections from time to time until the completion of the syndication so that the information and the Projections remain correct without regard to when such information and Projections were made available, it being understood that the Syndication Agents may use and rely on the information and Projections without responsibility for independent verification thereof.

          SECTION 7.17. CASH MANAGEMENT.

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          (a)  US CASH MANAGEMENT. On or before the Closing Date the US Borrower shall have established, and as soon as reasonably practicable but in any event within 90 days after the Closing Date the US Borrower shall have caused all Domestic Subsidiaries to have established, with one or more Lenders, a cash management system, to the extent that to do so would not reasonably be expected to cause a material breach of any applicable Requirements of Law on the part of the relevant Group Member or its directors and except to the extent that the directors of a Group Member determine that such Group Member would have inadequate resources to meet the forecast cashflow requirements of such Group Member (which shall be determined by the board of directors of such Group
Member, acting reasonably and in good faith, having regard to their responsibilities as directors under applicable Requirements of Law). The US Borrower and the Domestic Subsidiaries shall at all times:

               (i) utilize their cash balances (including cash balances on deposit in the Domestic Collection Accounts) so as to (A) reduce amounts outstanding under the US Revolving Credit Facility or to minimize utilization of the US Revolving Credit Facility, (B) service the interest and principal payable on the US Facilities and (C) pay any other Obligations due under this Agreement;

               (ii) not lend any cash in excess of the amounts set forth in the definition of "Permitted Intercompany Loans" to any Group Member which has not created such security over cash for the benefit of the Secured Parties; and

               (iii) ensure that, save as otherwise permitted by this Agreement or any of the Collateral Documents, at no time during any continuous five Business Day period will the unrestricted cash and Cash Equivalents which are owned by all US Loan Parties but which are not subject to a requirement to be deposited into the Cash Concentration Account - US exceed $3,500,000 (which, for the avoidance of doubt, shall not include any cash collateral accounts securing obligations under letters of credit or customs and excise guarantees).

          (b) FOREIGN CASH MANAGEMENT. The Foreign Borrowers shall, and shall cause such Foreign Subsidiaries as are agreed between the Company and the Foreign Administrative Agent to establish, as soon as reasonably practicable but in any event within 90 days after the Closing Date, with one or more Lenders, a cash management system, to the extent that to do so would not reasonably be expected to cause a material breach of any applicable Requirements of Law on the part of the relevant Group Member or its directors and, solely as to Group Members that are not Foreign Borrowers, except to the extent that the directors of any such Group Member determine that such Group Member would have inadequate resources to meet the forecast cashflow requirements of such Group Member (which shall be determined by the board of directors of such Group Member, acting reasonably and in good faith, having regard to their responsibilities as directors under applicable Requirements of Law). The Foreign Borrowers and the Foreign Subsidiaries shall at all times:

               (i) utilize their cash balances (including cash balances on deposit in the Foreign Collection Accounts) so as to (A) reduce amounts outstanding under the Foreign Revolving Credit Facility or to minimize utilization of the Foreign Revolving Credit Facility, (B) service the interest and principal payable on the Foreign Revolving Credit Facility and
     (C) pay any other Obligations of the Foreign Borrowers and the Foreign Subsidiaries due under this Agreement;

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               (ii)    not lend any cash in excess of the amounts set forth in
     the definition of "Permitted Intercompany Loans" to any Group Member which has not created such security over cash for the benefit of the Secured Parties; and

               (iii) ensure that, save as otherwise permitted by this Agreement or any of the Collateral Documents, at no time during any continuous five Business Day period will the unrestricted cash and Cash Equivalents which are owned (A) by all Foreign Subsidiaries which are not Foreign Loan Parties and (B) by all Foreign Loan Parties but which are not deposited (x) in a bank account over which the Foreign Administrative Agent shall have been granted security or (y) in an account subject to a requirement to be deposited into a Foreign Collection Account, exceed $25,000,000 (which, for the avoidance of doubt, in either case shall not include any cash collateral accounts securing obligations under letters of credit or customs and excise guarantees or any proceeds of any Collateral).

          (c) For the avoidance of doubt, the Loan Parties, the Lenders, the Issuers and the Administrative Agents agree that, although the Foreign Borrowers may do so at any time, at no time shall the Foreign Borrowers be required to provide guarantees or cash collateral against the US Revolving Credit Loans or the Term Loan, nor shall they be required to apply any cash or Cash Equivalents under this Section 7.17 for application against the US Revolving Credit Loans or the Term Loan unless such application can be made in a manner which will not cause the Company or any other Group Member to incur any material Tax liability; PROVIDED, HOWEVER, that the Company and all other Members of the Group shall use all reasonable efforts, including by way of making intercompany loans or repaying receivables to any of the US Borrower, the US Guarantors or any other Member of the Group in a manner that would not reasonably be expected to cause the Company or any other Member of the Group to incur any material Tax liability, in order to provide funds for the purpose of making such application.

          SECTION 7.18. INTENTIONALLY OMITTED.

          SECTION 7.19. NEW HOLDING COMPANY.

          (a) The Company may, at its election, form a new holding company subsidiary (the "EUROPEAN HOLDING COMPANY") in Spain (or, subject to the conditions set forth in this Section 7.19, in such other jurisdiction as may be agreed by the Administrative Agents in their sole discretion), which shall be wholly-owned by the Company and into which the Company will contribute or cause to be contributed (i) the shares of Stock of Polaroid International B.V., a company incorporated in The Netherlands ("POLAROID INTERNATIONAL"), and (ii) the shares of Stock of such other Foreign Subsidiaries of the Company as the Company may designate.

          (b) Upon its formation and prior to the transfer of any shares of Stock to the European Holding Company, the European Holding Company shall elect to be treated as a "disregarded entity" for United States federal tax purposes, pursuant to Treasury Regulation Section 301.7701-3. In the event the European Holding Company is not an entity eligible to make such election or does not elect to be treated as a "disregarded entity", the provisions of this Section
7.19 shall apply only to the extent the Administrative Agents shall agree in advance in writing and no transfer shall be made hereunder absent such written consent, which consent shall not be unreasonably withheld.

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          (c)  Upon formation of the European Holding Company, the Company shall deliver the following in form and substance reasonably satisfactory to the Administrative Agents:

               (i) evidence that the European Holding Company has been duly incorporated and is a wholly-owned Subsidiary of the Company;

               (ii) appropriate Collateral Documents pursuant to which the European Holding Company shall be treated for all purposes as a US Guarantor and not as a Foreign Subsidiary under this Agreement but pursuant to which it shall pledge not more than 65% of the voting Stock (but 100% of any non-voting Stock) of any Foreign Subsidiaries that it holds and pursuant to which the Company shall pledge not more than 65% of the voting Stock (but 100% of any non-voting Stock) of the European Holding Company;

               (iii) favorable opinions of (A) Dechert, counsel to the Loan Parties, (B) counsel to the European Holding Company in the jurisdiction of its formation, and (C) counsel to the European Holding Company (and to any other Foreign Subsidiary the Stock of which is proposed to be transferred to the European Holding Company) in The Netherlands and any other relevant jurisdiction, in each case addressed to the Administrative Agents and the Lenders and Issuers and addressing such matters as the Administrative Agents may reasonably request;

               (iv) a copy of the Constituent Documents of the European Holding Company, certified as of a recent date by the Secretary of State (or local equivalent, if any) of the jurisdiction of incorporation of the European Holding Company, together with certificates of such official attesting to the good standing (or local equivalent, if any) of the European Holding Company;

               (v) a certificate of the Secretary or an Assistant Secretary (or local equivalent) of the European Holding Company certifying (A) the names and true signatures of each officer of the European Holding Company who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of the European Holding Company, (B) the bylaws (or equivalent Constituent Document) of the European Holding Company as in effect on the date of such certification, (C) the resolutions of the European Holding Company's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of the European Holding Company from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

               (vi) evidence reasonably satisfactory to the Administrative Agents that all statutory declarations, auditors' reports and/or comfort letters (or similar documentation required by applicable law) required for the purpose of compliance with financial assistance regulations of any applicable jurisdiction and appropriate certificates of the chief financial officer of the European Holding Company and any other applicable Member of the Group, stating that the European Holding Company, together with its Subsidiaries, is Solvent after giving effect to its formation and the transfers and other

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     steps set forth in this Section 7.19 or otherwise undertaken as part of the formation of the European Holding Company;

               (vii) evidence customary in the applicable jurisdictions of organization that the Foreign Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected security interest in the Collateral being granted pursuant to in paragraph (a)(ii) above, including such documents duly executed by the European Holding Company as the Administrative Agents may request with respect to the perfection of the security interests in the Collateral (including any applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by such Collateral Documents); and

               (viii) where appropriate in a particular jurisdiction, (a)(x) share certificates representing all of the certificated pledged Stock being pledged pursuant to paragraph (a)(ii) above and (y) stock powers for such share certificates on stock transfer forms executed in blank or (b) such other evidence of perfection of security over such Stock as is customary in such jurisdiction.

          SECTION 7.20. POST CLOSING COVENANTS.

          (a) The Company shall ensure that, as soon as reasonably practicable but in any event within 30 days of the Closing Date (or such longer period as the Administrative Agents may agree), the Board of Directors of the Company elected immediately following completion of the Acquisition shall have ratified
(i) the Business Plan delivered to the Administrative Agents at closing pursuant to Section 3.1(i) (BUSINESS PLAN) and (ii) the execution and delivery of this Agreement and the other Loan Documents to which it is a party.

          (b) The Company shall ensure that, as soon as reasonably practicable but in any event within 120 days of the Closing Date (or such longer period as the Administrative Agents may agree), a current ALTA survey and a surveyor's certificate, zoning letters and certificates of occupancy for each mortgaged Material Property, along with survey endorsements for any title insurance policies issued on or about the Closing Date in respect of each mortgaged Material Property and such other information reasonably requested in respect of such Material Property, shall be delivered to the relevant Administrative Agent (or, with respect to mortgaged Material Properties located outside the United States of America, the equivalent customary comfort provided to secured creditors pursuant to local practice, if any), all of which shall be satisfactory in form and substance to the relevant Administrative Agent.

          (c) The Company shall ensure that, as soon as reasonably practicable but in any event (i) within 45 days of the Closing Date (or such longer period as the Foreign Administrative Agent may agree), the German Borrower shall deliver evidence to the Foreign Administrative Agent demonstrating that the Foreign Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected security interest in the Real Property owned by the German Borrower, by delivering an excerpt from the Land Register of the Local Court of Offenbach am Main/Germany evidencing that a first priority land charge has been registered in favor of the Foreign Administrative Agent, and (ii) within seven days of the Closing Date (or such longer period as the Foreign Administrative Agent may agree), the German Borrower shall deliver evidence to the Foreign Administrative Agent demonstrating that the Foreign Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected security

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interest in the bank accounts owned by the German Borrower, by delivering evidence to the Foreign Administrative Agent that the German Borrower's banks have been notified of the pledge over bank accounts agreement between the German Borrower and the Foreign Administrative Agent pursuant to Section 9.2 of such agreement.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          As long as any of the Obligations or any Commitment remains outstanding, without the written consent of the Requisite Lenders, the Company and each Borrower agrees with the Lenders and the Administrative Agents that:

          SECTION 8.1. INDEBTEDNESS. No Loan Party shall, and shall not permit any other Group Member to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a)  the Secured Obligations;

          (b) Indebtedness existing on the date of this Agreement and disclosed on Part I of Schedule 8.1 (EXISTING INDEBTEDNESS);

          (c) Guaranty Obligations incurred by the Company or any of its Subsidiaries in respect of Indebtedness of any other Group Member otherwise permitted by this Section 8.1 (INDEBTEDNESS) and disclosed on Part II of
Schedule 8.1 (EXISTING INDEBTEDNESS).

          (d) Capital Lease Obligations and purchase money Indebtedness incurred by the Company or any of its Subsidiaries to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed $5,000,000 at any time; PROVIDED, HOWEVER, that the Capital Expenditure related thereto is otherwise permitted by Section 5.7 (CAPITAL EXPENDITURES);

          (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by paragraph (b) or (d) of this Section 8.1; PROVIDED, HOWEVER, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount (including accrued interest and costs of refinancing) of, and is on terms no less favorable to the Company or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

          (f) Indebtedness arising from intercompany loans (i) from a Borrower to any Guarantor or from any Guarantor to a Borrower or any other Guarantor and
(ii) from a Borrower or any Guarantor to any Subsidiary of a Borrower that is not a Guarantor; PROVIDED, HOWEVER, that the Investment in the intercompany loan to such Subsidiary is permitted under Section 8.3 (INVESTMENTS); and

          (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business.

          SECTION 8.2. LIENS, ETC. The Loan Parties will not and will not permit any other Group Member to, create or suffer to exist, any Lien upon or with respect to any of its

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properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

          (a)  Liens created pursuant to the Loan Documents;

          (b)  Liens existing on the date of this Agreement and disclosed on
Schedule 8.2 (EXISTING LIENS);

          (c)  Customary Permitted Liens of the Group;

          (d) purchase money Liens granted by any Group Member (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of such Group Member's acquisition thereof) securing Indebtedness permitted under Section 8.1(d) (INDEBTEDNESS) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

          (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by paragraphs (b),
(d) or (e) of this Section 8.2 without any change in the assets subject to such Lien; and

          (f)  Liens in favor of lessors securing operating leases.

          SECTION 8.3. INVESTMENTS. The Loan Parties will not, and will not permit any other Group Member to, directly or indirectly make or maintain any Investment except:

          (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3 (EXISTING INVESTMENTS);

          (b) Investments in cash and Cash Equivalents held in a Cash Collateral Account with respect to which an Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien;

          (c) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice the Group;

          (d) Investments received in settlement of amounts due to any Group Member effected in the ordinary course of business;

          (e) Investments by (i) the Company in any other Loan Party or by any Loan Party in the Company or any other Loan Party and (ii) a Subsidiary that is not a Loan Party in the Company or any other Subsidiary;

          (f) Investments on the Closing Date by the Company or any other Loan Party in a Subsidiary that is not a Loan Party;

          (g) intercompany loans made after the Closing Date by any Loan Party to any Subsidiary that is not a Loan Party in respect of:

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               (i)     Permitted Intercompany Loans, which loans to such
     Subsidiaries shall not exceed the amounts set forth for in the definition of "Permitted Intercompany Loans";

               (ii) Asset Sales permitted under Section 8.4(b) (SALE OF ASSETS) and made in accordance with the terms of sale described therein; and

               (iii) Asset Sales permitted under Section 8.4(d) (SALE OF ASSETS) and made in accordance with the terms of sale described therein, but subject to the limits described therein; and

          (h) loans or advances to employees of Group Member in the ordinary course of business, which loans and advances shall not exceed the aggregate outstanding principal amount of $500,000 at any time.

          SECTION 8.4. SALE OF ASSETS. The Loan Parties will not, and will not permit any other Group Member to, sell, convey, transfer, lease, sub-lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "ASSET SALE"), except:

          (a) the sale or disposition of inventory to third parties in the ordinary course of business;

          (b) the sale or disposition of inventory, consistent with past practices, by any Loan Party to any Subsidiary that is not a Loan Party; PROVIDED, HOWEVER, that the consideration therefor is payable in cash or Cash Equivalents and actually paid within 90 days of the date of such Asset Sale or such longer period reasonably acceptable to the Administrative Agents in order for the applicable parties to comply with any Requirements of Law;

          (c) the sale or disposition of equipment which has become obsolete or are replaced in the ordinary course of business; PROVIDED, HOWEVER, that the aggregate Fair Market Value of all such equipment disposed of in any Fiscal Year shall not exceed $1,000,000;

          (d) the sale or disposition of parts and equipment for Fair Market Value by any Loan Party to any Subsidiary that is not a Loan Party; PROVIDED, HOWEVER, that (A) the consideration therefor is payable in cash or Cash Equivalents and (B) the aggregate Fair Market Value of all such parts and equipment disposed of in any Fiscal Year shall not exceed $3,000,000;

          (e) the discounting of letters of credit issued to support Accounts of any Foreign Borrower or Foreign Guarantor which were issued by a commercial bank not acceptable to the Foreign Administrative Agent (and therefore such Accounts are not deemed to be "Eligible Foreign Receivables");

          (f) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement;

          (g) assignments and licenses of Intellectual Property of the Group in the ordinary course of business;

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          (h)  any Asset Sale to a Loan Party;

          (i) any Asset Sale by a Group Member which is not a Loan Party to a Loan Party or another Group Member which is not a Loan Party;

          (j) Asset Sales set forth on Schedule 8.4 (PLANNED ASSET SALES); PROVIDED that the Net Cash Proceeds of such Asset Sales are applied in the manner set forth in such Schedule; and

          (k) as long as no Default or Event of Default is continuing or would result therefrom, the Permitted Property Sales and any other Asset Sale for Fair Market Value, payable in cash upon such sale; PROVIDED, HOWEVER, that with respect to any such sale pursuant to this paragraph (k), (i) the relevant Obligors' Agent shall (x) provide the relevant Administrative Agent with reasonable prior notice of each such Asset Sale and (y) deliver certified copies of the agreements in respect of each such Asset Sale and (ii) all Net Cash Proceeds of such Asset Sale are applied to the prepayment of the Obligations to the extent required by Section 2.9 (MANDATORY PREPAYMENTS).

          SECTION 8.5. RESTRICTED PAYMENTS. The Loan Parties will not, and will not permit any other Group Member to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for:

          (a) Restricted Payments by any Subsidiary of a Loan Party to such Loan Party or any other Loan Party and by any Loan Party to any other Loan Party;

          (b) the payment of dividends or other distributions to the shareholders of the Company, PROVIDED, HOWEVER, that the maximum aggregate amount of all such dividends and other distributions shall not exceed $15,000,000; and PROVIDED FURTHER, HOWEVER, that at the time of and after giving effect to the payment of any such dividend or other distribution:

               (i) the Fixed Charge Coverage Ratio shall be greater than or equal to 2.0 to 1.0;

               (ii)    there shall be no Term Loan Outstandings; and

               (iii)   the Available Credit shall be at least $25,000,000;

          (c) Restricted Payments constituting the purchase of Stock or Stock Equivalents pursuant to Section 7.04 of the Acquisition Agreement; PROVIDED, HOWEVER, that, in the case of any such purchase the Company demonstrates to the Administrative Agents that there will be at least $15,000,000 in Available Credit after giving effect to such Restricted Payment;

          (d) Restricted Payments constituting the repayment of Indebtedness under the Polaroid Commerce Loan Agreement; PROVIDED, HOWEVER, that (i) the maximum aggregate amount of all such repayments permitted hereunder shall be $40,000,000, and shall not exceed repayments in any fiscal month of more than $10,000,000 in the aggregate, (ii) all such repayments shall be made directly to Polaroid Commerce and shall be deposited by Polaroid Commerce only in bank accounts opened with Citibank or Bank of America or their Affiliates and (iii) Polaroid Commerce promptly will re-lend or otherwise distribute to Polaroid Contracting or any other Loan Party all such amounts so repaid, net of any amounts retained by Polaroid

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Commerce for ordinary course out-of-pocket operating expenses and taxes incurred, in an amount not to exceed $750,000 per Fiscal Year in the aggregate;

          (e) the payment of the Sponsor Advisory Fees; PROVIDED, HOWEVER, that
(i) the maximum aggregate amount of such Sponsor Advisory Fees shall not exceed
(x) for the first two years following the Closing Date, $600,000 for each Fiscal Year for the Group as a whole and (y) for the third year following the Closing Date, the lesser of (A) $600,000 and (B) an amount equal to 3.0% of EBITDA, in each case in each Fiscal Year for the Group as a whole, such Sponsor Advisory Fees to be payable not more frequently than quarterly in equal installments PLUS reimbursement for reasonable and customary out-of-pocket costs and expenses and
(ii) the payment of the Sponsor Advisory Fees shall be in all cases subordinate and junior to the payment and performance in full of the Obligations; PROVIDED, HOWEVER, that if any Sponsor Advisory Fees are not paid but are accrued, such accrued but unpaid Sponsor Advisory Fees may thereafter be paid so long as the maximum aggregate amount of the sum of (I) such accrued but unpaid Sponsor Advisory Fees to be paid in a Fiscal Quarter and (II) the newly earned Sponsor Advisory Fees to be paid in a Fiscal Quarter shall not exceed 150% of the amount of Sponsor Advisory Fees otherwise payable pursuant to clause (i) above in such Fiscal Quarter; and

          (f) repurchases of Stock pursuant to the Management Stock Agreement and any other employee plans and employment agreements with the management of any Loan Party; PROVIDED, HOWEVER, that the maximum aggregate amount of all such repurchases shall not exceed $1,000,000 (net of any sales of Stock to such management) for the Group as a whole; and PROVIDED FURTHER, HOWEVER, that the maximum aggregate amount of all such repurchases may be greater than $1,000,000 but shall not exceed $5,000,000 (net of any sales of Stock to such management) for the Group as a whole if at the time of and after giving effect to any such payment:

              (i) the Fixed Charge Coverage Ratio shall be greater than or equal to 2.0 to 1.0;

              (ii)  there shall be no Term Loan Outstandings; and

              (iii) the Available Credit shall be at least $25,000,000;

     PROVIDED FURTHER, HOWEVER, that in the case of each of paragraphs (a) through (f) above, no Default or Event of Default shall exist, nor be caused by any such payment.

          SECTION 8.6. RESTRICTION ON FUNDAMENTAL CHANGES. The Loan Parties will not, and will not permit any other Group Member to:

          (a)  merge with any Person;

          (b)  consolidate with any Person;

          (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person;

          (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person;

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          (e)  enter into any joint venture or partnership with any Person; or

          (f) acquire or create any Subsidiary unless, after giving effect thereto, the Loan Party is in compliance with Section 7.11 (ADDITIONAL COLLATERAL AND GUARANTEES) and, in the case of the European Holding Company, the Loan Party is also in compliance with Section 7.19 (NEW HOLDING COMPANY),

PROVIDED, HOWEVER, that the restrictions in this Section 8.6 shall not apply (x) if any aforementioned event is between (A) a Loan Party and any other Loan Party, (B) a Group Member which is not a Loan Party and another Group Member which is a Loan Party (PROVIDED, HOWEVER, that in the case of paragraphs (a) through (d) above the surviving or acquiring entity is the Loan Party), or (C) a Group Member which is not a Loan Party and another Group Member which is not a Loan Party or (y) to an amalgamation or reorganization on a solvent basis to which the Administrative Agents have given their prior written approval.

          SECTION 8.7. CHANGE IN NATURE OF BUSINESS. No Group Member will make any material change in the nature or conduct of its business as carried on at the date hereof.

          SECTION 8.8. TRANSACTIONS WITH AFFILIATES. The Loan Parties will not, and will not permit any other Group Member to, except as otherwise expressly permitted herein, do any of the following:

          (a)  except in respect of intercompany loans permitted in paragraph
(g) of Section 8.3 (INVESTMENTS), make any Investment in an Affiliate of a Loan Party which is not also a Loan Party;

          (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of a Loan Party which is not also a Loan Party other than the sale of Inventory in the ordinary course of business;

          (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of a Loan Party which is not also a Loan Party;

          (d)  except in respect of intercompany loans permitted in paragraph
(g) of Section 8.3 (INVESTMENTS), repay any Indebtedness to any Affiliate of a Loan Party which is not also a Loan Party; PROVIDED, HOWEVER, that the Loan Parties can repay any Indebtedness to any such Affiliate which is not a Loan Party if such Indebtedness was incurred as a result of an advance of accumulated earnings of such Affiliate by such Affiliate to a Loan Party and the purpose of such repayment is to enable such Affiliate to pay, and such Affiliate actually does pay, a dividend or other distribution to a Loan Party not otherwise prohibited hereunder;

          (e) make any payments to the Sponsor other than the Sponsor Advisory Fees; or

          (f) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of a Loan Party which is not also a Loan Party (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business and consistent with past practices on a basis no less favorable to such Group Member as would be obtained in a comparable arm's length transaction with a Person not an Affiliate, (ii) salaries and other employee compensation to officers or directors of such Group

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Member commensurate with current compensation levels and (iii) transactions set forth in the Business Plan.

          SECTION 8.9. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE. Other than pursuant to the Loan Documents and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by paragraph (b), (d), or (e) of Section 8.1 (INDEBTEDNESS) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), the Loan Parties will not, and will not permit any Group Member to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, any Group Member or (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

          SECTION 8.10. MODIFICATION OF CONSTITUENT DOCUMENTS. The Loan Parties will not, and will not permit any other Group Member to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially affect the rights and privileges of any Group Member, or the interests of the Administrative Agents, the Lenders and the Issuers under the Loan Documents or in the Collateral.

          SECTION 8.11. MODIFICATION OF RELATED DOCUMENTS. The Loan Parties will not, and will not permit any other Group Member to, (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document (except for modifications which do not materially adversely affect the rights and privileges of any Group Member under such Related Document, or the interests of the Secured Parties under the Loan Documents or in the Collateral) or (b) permit any breach or default to exist under any Related Document or take or fail to take any action thereunder, if to do either of the foregoing (a) or (b) could reasonably be expected to have a Material Adverse Effect.

          SECTION 8.12. CASH MANAGEMENT PROCEDURES. The Loan Parties will not, and will not permit any other Group Member to, establish or maintain any cash management system (including deposit accounts and securities accounts) other than in accordance with the cash management procedures agreed between the Loan Parties and the Administrative Agents pursuant to Section 7.17 (CASH MANAGEMENT).

          SECTION 8.13. ACCOUNTING CHANGES; FISCAL YEAR. The Loan Parties will not, and will not permit any other Group Member to, change its (a) accounting treatment and reporting practices or tax reporting treatment (except, in the case of tax reporting only, for such changes not otherwise prohibited by this Agreement that would not adversely affect the Administrative Agents, any Lender or any Issuer), except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agents or (b) Fiscal Year.

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          SECTION 8.14.  MARGIN REGULATIONS. The Loan Parties will not, and will not permit any other Group Member to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

          SECTION 8.15. SALE/LEASEBACKS. The Loan Parties will not, and will not permit any other Group Member to, enter into any sale and leaseback transaction or any synthetic financing transaction covering any property.

          SECTION 8.16. CANCELLATION OF INDEBTEDNESS OWED TO IT. The Loan Parties will not, and will not permit any other Group Member to, cancel any claim or Indebtedness owed to it by any Person except in the ordinary course of business consistent with past practice; PROVIDED, HOWEVER, that any Loan Party shall be permitted to cancel Indebtedness owed to it by another Member of the Group that is not a Loan Party to the extent and only to the extent that such Indebtedness was incurred prior to the Closing Date.

          SECTION 8.17. NO SPECULATIVE TRANSACTIONS. The Loan Parties will not, and will not permit any other Group Member to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

          SECTION 8.18. COMPLIANCE WITH ERISA. The Loan Parties will not, and will not permit any other Group Member to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (b) an ERISA Event, to the extent that the imposition of any such Lien or the occurrence of any such ERISA Event could reasonably be expected to have a Material Adverse Effect.

          SECTION 8.19. ENVIRONMENTAL. The Loan Parties will not, and will not permit any other Group Member to, allow a Release of any Contaminant in violation of any Environmental Law; PROVIDED, HOWEVER, that no Group Member shall be deemed in violation of this Section 8.19 if, as the consequence of all such Releases, the Group would not incur Environmental Liabilities and Costs in excess of $7,000,000 in the aggregate.

          SECTION 8.20. RELATED DOCUMENTS. The Loan Parties shall (i) comply with their material obligations under the Related Documents to which they are a party, (ii) ensure that appropriate actions are taken to ensure receipt by the Group of any monies payable under the Related Documents and (iii) use commercially reasonable efforts to protect, maintain and enforce their rights under the Related Documents.

          SECTION 8.21. DUTCH FINANCIAL ASSISTANCE. The Loan Parties will not, and will not permit any other Group Member to, use any of the proceeds of any Loans to purchase Stock of Polaroid International, Polaroid Contracting, or Polaroid Eyewear B.V.

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                                   ARTICLE IX

                                EVENTS OF DEFAULT

          SECTION 9.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default (an "EVENT OF DEFAULT"):

          (a) any Borrower shall fail to pay any principal of any Loan, any Reimbursement Obligation, any interest on any Loan, any fee under any of the Loan Documents, or any other Obligation when the same becomes due and payable; or

          (b) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (c)  any Material Group Member shall fail to perform or observe:

               (i)    any term, covenant or agreement contained in Article V,
     Section 6.1 (FINANCIAL STATEMENTS), 6.2 (DEFAULT NOTICES), 7.1 (PRESERVATION OF CORPORATE EXISTENCE, ETC.), 7.6 (ACCESS),7.9 (APPLICATION OF PROCEEDS), 7.11 (ADDITIONAL COLLATERAL AND GUARANTEES), 7.12 (HOLDING COMPANY STATUS), 7.13 (LANDLORD AND BAILEE'S WAIVERS), 7.15 (ACCOUNT DEBTORS), 7.17 (CASH MANAGEMENT) or Article VIII (NEGATIVE COVENANTS);

               (ii) any term, covenant or agreement contained in Sections 6.12 (BORROWING BASE DETERMINATION), 7.5 (MAINTENANCE OF INSURANCE) or 7.16 (SYNDICATION OF THE FACILITIES), if such failure under this paragraph (ii) shall remain unremedied for three Business Days after the earlier of the date on which (A) a Responsible Officer of any Loan Party becomes aware of such failure or (B) written notice thereof has been given to the Company by an Administrative Agent or any Lender; or

               (iii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this paragraph (iii) shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of any Loan Party becomes aware of such failure or (B) written notice thereof has been given to the Company by an Administrative Agent or any Lender; or

          (d) (i) any Material Group Member shall fail to make any payment on any Indebtedness (other than the Obligations) (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $5,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (e) any Material Group Member shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a

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general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Material Group Member seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, administrative receiver, administrator, manager, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Material Group Member (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or any Material Group Member shall take any corporate action to authorize any of the actions set forth above in this paragraph (e); or

          (f) one or more judgments, decrees or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $5,000,000 in the case of a money judgment, to the extent not covered by insurance, shall be rendered against one or more Material Group Members and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) by or under the authority of any Governmental Authority, (a) the management of any Material Group Member is wholly or partially displaced, or (b) the authority of any Material Group Member in the conduct of its business is wholly or partially curtailed, or (c) all or a majority of the issued shares of any Material Group Member or the whole or any part (the book value of which is 20% or more of the book value of the whole) of its revenues or costs is seized, nationalized or compulsorily acquired; or

          (h) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $5,000,000 in the aggregate; or

          (i) any material provision of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding, or enforceable against, on any Loan Party party thereto, or any Loan Party shall so state in writing; or

          (j) any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be covered thereby or except as permitted by the Loan Documents, such Lien shall cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

          (k)  there shall occur any Change of Control; or

          (l) the Company carries on any business other than that of holding all of the issued shares in the US Borrower or incurring liabilities other than pursuant to the Loan Documents or any Related Document to which it is a party; or

          (m)  there shall occur a Material Adverse Change; or

          (n) any Material Group Member shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or

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one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Group is likely to incur Environmental Liabilities and Costs in excess of $7,000,000 in the aggregate; or

          SECTION 9.2. REMEDIES. During the continuance of any Event of Default, the Administrative Agents (a) may, and shall at the request of the Requisite Lenders, by notice to the US Obligors' Agent declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to issue any Letter of Credit shall immediately terminate, and/or (b) may and shall at the request of the Requisite Lenders, by notice to the US Obligors' Agent, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED, HOWEVER, that upon the occurrence of the Event of Default specified in Section 9.1(e) (EVENTS OF DEFAULT), (A) the (i) the Commitments of each Lender to make Loans and of each Lender and Issuer to issue or participate in Letters of Credit shall automatically be terminated and
(ii) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. In addition to the remedies set forth above, the Administrative Agents may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

          SECTION 9.3. ACTIONS IN RESPECT OF LETTERS OF CREDIT. Upon the Revolving Credit Termination Date or as required by Section 2.9 (MANDATORY PREPAYMENTS) the Borrowers shall pay to the Administrative Agents in immediately available funds at the Administrative Agents' office referred to in Section 11.8 (NOTICES, ETC.), for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations. The Administrative Agents may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.13(f) (PAYMENTS AND COMPUTATIONS), as shall have become or shall become due and payable by the Borrowers to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agents shall promptly give written notice to the applicable Obligors' Agent of any such application; PROVIDED, HOWEVER, that the failure to give such written notice shall not invalidate any such application. Upon termination of all Letter of Credit Obligations the Administrative Agents shall repay to the Borrower entitled thereto, any funds standing to the credit of any such Cash Collateral Account.

          SECTION 9.4. RESCISSION. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (AMENDMENTS, WAIVERS, ETC.), then upon the written consent of the Requisite Lenders and written notice to the US Obligors' Agent, the termination of the Commitments and/or the

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acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENTS

          SECTION 10.1.  AUTHORIZATION AND ACTION.

          (a) Each Lender and each Issuer hereby appoints (i) Citicorp as the Domestic Administrative Agent hereunder and (ii) Bank of America as the Foreign Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agents under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes each Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which such Administrative Agent is a party and to exercise all rights, powers and remedies that such Administrative Agent may have under such Loan Documents and that under the Collateral Documents such Administrative Agent is acting as agent for the Lenders, Issuers and the other Secured Parties.

          (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; PROVIDED, HOWEVER, that an Administrative Agent shall not be required to take any action which (i) such Administrative Agent in good faith believes exposes it to personal liability unless such Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agents agree to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

          (c) Except to the extent otherwise set forth in any Collateral Document and except to the limited extent provided in Section 11.2(c) (ASSIGNMENTS AND PARTICIPATIONS), in performing its functions and duties hereunder and under the other Loan Documents, each Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. Except to the extent otherwise set forth in any Collateral Document, each Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. Each Administrative Agent may perform any of its duties under any of the

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Loan Documents by or through its agents or employees. Each Secured Party hereby appoints the Administrative Agent to act as the security trustee for the purposes of the Collateral Documents.

          SECTION 10.2. ADMINISTRATIVE AGENT'S RELIANCE, ETC. No Administrative Agent or any of its Affiliates or any of the respective directors, officers, agents or employees of an Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct.

          Without limiting the foregoing, an Administrative Agent:

          (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving Credit Note has been assigned in accordance with Section
11.2 (ASSIGNMENTS AND PARTICIPATIONS);

          (b) may rely on the Register to the extent set forth in Section 11.2(c) (ASSIGNMENTS AND PARTICIPATIONS);

          (c) may consult with legal counsel (including counsel to the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents;

          (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default;

          (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and

          (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 10.3. EACH ADMINISTRATIVE AGENT INDIVIDUALLY. With respect to its Ratable Portion, Citicorp and Bank of America shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "LENDERS" or "REQUISITE LENDERS" or any similar terms shall, unless the context clearly otherwise indicates, include each Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Each of Citicorp and its

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Affiliates and Bank of America and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as an Administrative Agent.

          SECTION 10.4. LENDER CREDIT DECISION. Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agents or any other Lender conduct its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

          SECTION 10.5. INDEMNIFICATION. Each Lender agrees to indemnify each Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, such Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by such Administrative Agent under this Agreement or the other Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by such Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that such Administrative Agent is not reimbursed for such expenses by the Borrowers or another Loan Party.

          SECTION 10.6. SUCCESSOR ADMINISTRATIVE AGENT. An Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrowers (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

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Prior to any retiring Administrative Agent's resignation hereunder as
Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          SECTION 10.7. CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS.

          (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agents or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agents or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agents shall have the joint and exclusive right and authority to:

               (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents;

               (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by any Loan Party;

               (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; PROVIDED, HOWEVER, that each Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for such Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to any Loan Party's deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer;

               (iv)  manage, supervise and otherwise deal with the Collateral;

               (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents; and

               (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to such Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (b) Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Administrative Agents to release (or, in the case of paragraph (ii) below, release or subordinate) any Lien held by the Administrative Agents for the benefit of the Lenders and the Issuers:

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               (i)   against all of the Collateral, upon termination of the
     Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations which an Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to such Administrative Agent and the applicable Issuers);

               (ii) against any assets that are subject to a Lien permitted by paragraphs (d) or (e) of Section 8.2 (LIENS, ETC.);

               (iii) against assets sold or otherwise disposed of with a Fair Market Value of (A) up to $1,000,000 in any Fiscal Year and (B) up to $3,000,000 during the term of this Agreement is such release is consented to by the Administrative Agents; and

               (iv) against any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement).

Each of the Lenders and the Issuers hereby direct the Administrative Agents to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.7 promptly upon the effectiveness of any such release.

          SECTION 10.8. COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation which arises under any Hedging Contract or which is otherwise owed to Persons other than the Administrative Agents, the Lenders and the Issuers (collectively, "RELATED OBLIGATIONS") solely on the condition and understanding, as among the Administrative Agents and all Secured Parties, that:

          (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agents shall hold, and have the right and power to act with respect to, each Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agents are otherwise acting solely as agents for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations;

          (b) all matters, acts and omissions relating in any manner to each Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation;

          (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agents and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Credit Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under

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this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby;

          (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agents, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents; and

          (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section
11.6 (RIGHT OF SET-OFF).

          SECTION 10.9. INCOME AND CORPORATION TAXES ACT 1988. Each Lender represents to the Administrative Agents (on the date hereof, or, in the case of a Lender which becomes a party hereto pursuant to Section 11.2 (ASSIGNMENTS AND PARTICIPATIONS), on the date on which the relevant transfer or assignment becomes effective, that either: (i) it is not resident for tax purposes in the United Kingdom and will be (when Loans are made) or is beneficially entitled to the Loans and the interest thereon; or (ii) it is a "BANK" as defined for the purposes of Section 840A of the Income and Corporation Taxes Act 1988 and will be (when Loans are made) or is beneficially entitled to the Loans and interest thereon, and each Lender in favor of the Administrative Agents undertakes to notify the Administrative Agents promptly if there is any change in its position from that set out above.

          SECTION 10.10. MATTERS RELATING TO DUTCH COLLATERAL.

          (a) Each of the Lenders and Issuers and the other parties to this Agreement hereby agrees and acknowledges that, solely for the purposes of perfecting and enforcing the interest of the Secured Parties by the Foreign Administrative Agent against Collateral governed by the Collateral Documents governed by the laws of The Netherlands (the "DUTCH LAW COLLATERAL DOCUMENTS"):

               (i) the Loan Parties that are party to the Dutch Law Collateral Documents are undertaking to pay to Bank of America, in its own capacity, and not as agent the Parallel Debt;

               (ii) the Parallel Debt is a claim of Bank of America which is independent and separate from, and without prejudice to, the claims of the Lenders and Issuers in respect of the obligations of the Loan Parties under the Loan Documents;

               (iii) the Parallel Debt is not a claim which is held jointly with the Secured Parties and consequently, that the laws of The Netherlands governing the joint holding (GEMEENSCHAP) of claims are not applicable to the Parallel Debt or to claims of the Lenders and Issuers in respect of such obligations and to the extent any such laws are applicable, the applicability of such laws is hereby expressly waived to the extent possible and permitted as matter of applicable law;

               (iv) every payment of monies made by a Loan Party to a Secured Party towards or in satisfaction of the Secured Obligations of such Loan Party shall be in satisfaction PRO TANTO of the Parallel Debt; PROVIDED, HOWEVER, that if any payment as

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     mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application, Bank of America shall be entitled to receive the amount of such payment from the Loan Parties under the Parallel Debt and each Loan Party shall remain liable under the Parallel Debt to perform its relevant obligations and the relevant liability of the Loan Parties shall be deemed not to have been discharged;

               (v) subject to the proviso in paragraph (iv) above, but notwithstanding any of the other provisions of the Loan Documents:

                    (A) the total amount due and payable as Parallel Debt shall be decreased to the extent that any Loan Party shall have paid any amount to any Secured Party or any of them to reduce the total amount due and payable under the Loan Documents; and

                    (B) to the extent that the Loan Parties shall have paid any amounts to Bank of America under the Parallel Debt or Bank of America shall have otherwise received monies in payment of the Parallel Debt, the total amount due and payable under the Loan Documents shall be decreased as if such amounts were received directly by the Secured Parties in payment of the outstanding obligations under the Loan Documents.

          (b) Bank of America, acting in its own capacity, hereby agrees to apply all proceeds that it receives in connection with any enforcement action taken under or pursuant to the Dutch Law Collateral Documents, or otherwise in satisfaction in whole or in part of the Parallel Debt, MUTATIS MUTANDIS in accordance with the provisions of this Agreement for the application of proceeds by the Foreign Administrative Agent.

          SECTION 10.11. MATTERS RELATING TO GERMAN COLLATERAL. Each of the Lenders and Issuers and the other parties to this Agreement hereby agrees and acknowledges that, solely for the purposes of creating and enforcing the interest of the Secured Parties by the Foreign Administrative Agent against Collateral governed by the Collateral Documents governed by the laws of Germany (the "GERMAN LAW COLLATERAL DOCUMENTS"):

          (a) The Foreign Administrative Agent shall:

               (i) hold any Lien or security interest that is governed by German law and is assigned (SICHERUNGSEIGENTUM/SICHERUNGSABTRETUNG) or otherwise transferred to it under a non-accessory security right (NICHT AKZESSORISCHE SICHERHEIT) pursuant to any of the German Law Collateral Documents or otherwise for the purpose of securing any of the obligations secured thereunder as trustee (TREUHANDER) for the benefit of the Secured Parties; and

               (ii) administer any Lien or security interest (if any) that is pledged (VERPFANDUNG) or otherwise transferred under an accessory security right (AKZESSORISCHE SICHERHEIT) to it and/or the Secured Parties pursuant to any of the German Law Collateral Documents and each Secured Party authorizes the Foreign Administrative Agent to accept as its representative (STELLVERTRETER) any pledge or other creation of any other accessory right made to such Secured Party, and shall act in relation to the Lien and security interests in accordance with the terms and subject to the conditions of this

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     Agreement and the other Loan Documents. Each Secured Party hereby ratifies and approves all acts done pursuant to this Agreement by the Foreign Administrative Agent on such Secured Party's behalf before execution thereof.

          (b) It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognize or give effect to the trust (TREUHAND) expressed to be created in this Section 10.11, the relationship of the Secured Party to the Foreign Administrative Agent in relation to any Lien or security interest governed by German law shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Section 10.11 shall have full force and effect between the parties hereto.

          (c) The Foreign Administrative Agent is, and any sub-agent or successor shall be exempt from any restrictions under Section 181 of the German Civil Code (BGB).

          SECTION 10.12. COVENANT TO PAY. Each Loan Party covenants in favor of the Administrative Agents with the agreement of each Lender and Issuer to pay the Obligations to the Administrative Agents as joint and several creditors thereof when and to the extent due from it under the terms of the Loan Documents, except that each Loan Party may also, subject to the terms of this Agreement, until otherwise notified by the Administrative Agents, pay such Obligations directly to the relevant Lender or Issuer, as the case may be, and each such payment will constitute a PRO RATA discharge of the covenant to pay in favor of the Administrative Agents set forth herein.


                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.1. AMENDMENTS, WAIVERS, ETC.

          (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, in addition to the Requisite Lenders, do any of the following:

               (i)     waive  any  of  the  conditions  specified  in
     Section 3.1 (CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT) except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

               (ii) increase the Commitments of such Lender or subject such Lender to any additional obligations;

               (iii) extend the scheduled final maturity of any Loan, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal (it being understood that Section 2.9 (MANDATORY PREPAYMENT) does not provide for scheduled dates fixed for payment) or of the Commitments;

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               (iv)    reduce the principal amount of any Loan or Reimbursement
     Obligation owing to such Lender (other than by the payment or prepayment thereof);

               (v) reduce the rate of interest on any Loan or Reimbursement Obligations outstanding to such Lender or any fee payable hereunder;

               (vi) postpone any scheduled date fixed for payment of such interest or fees;

               (vii) change the aggregate Ratable Portions of the Lenders which shall be required for the Lenders or any of them to take any action hereunder;

               (viii) release substantially all of the Collateral except as provided in Section 10.7(b) (CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS) or release any Guarantor from its obligations under any Guaranty except in connection with a sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement);

               (ix) increase the percentages set forth in the definitions of "US ADVANCE RATE" or "FOREIGN ADVANCE RATE";

               (x) increase the amounts set forth in the definition of "FOREIGN BORROWER SUBLIMIT" without the consent of each Lender affected thereby; or

               (xi) amend Section 10.7(b) (CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS) or this Section 11.1 or the definition of the terms "REQUISITE LENDERS", "REQUISITE REVOLVING CREDIT LENDERS", "REQUISITE TERM LENDER", or "RATABLE PORTION";

and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agents in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agents under this Agreement or the other Loan Documents.

          (b) An Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

          (c) In connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "NON-CONSENTING LENDER"), then, so long as the Lender that is acting as the relevant Administrative Agent is not a Non-Consenting Lender, at the Borrowers' request, such Administrative Agent or an Eligible Assignee that is acceptable to such Administrative Agent shall have the right with such Administrative Agent's consent and in such Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and

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such Non-Consenting Lender agrees that it shall, upon such Administrative
Agent's request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of the Commitments, Term Loans, Foreign Revolving Credit Outstandings and US Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Revolving Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

          SECTION 11.2. ASSIGNMENTS AND PARTICIPATIONS.

          (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); PROVIDED, HOWEVER, that (i)
(A) if any such assignment shall be of the assigning Lender's Foreign Revolving Credit Outstandings or US Revolving Credit Outstandings and related Revolving Credit Commitment, such assignment shall cover the same percentage of such Lender's Foreign Revolving Credit Outstandings or US Revolving Credit Outstandings, respectively, and related Revolving Credit Commitment, and (B) if any such assignment shall be of the assigning Lender's Term Loans and Term Loan Commitment, such assignment shall cover the same percentage of such Lender's Term Loans and Term Loan Commitment, and (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the US Obligors' Agent and the relevant Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the relevant Administrative Agent and the US Obligors' Agent (which consent shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that, notwithstanding any other provision of this Section 11.2, the consent of the US Obligors' Agent shall not be required for any assignment until the Syndication Completion Date or which occurs when any Event of Default shall have occurred and be continuing. Any such assignment need not be ratable as among the Term Loan Facility and Revolving Credit Facilities.

          (b) The parties to each assignment shall execute and deliver to the relevant Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the relevant Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of

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an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

          (c) The Domestic Administrative Agent, acting as agent for the Lenders under the US Facilities, and the Foreign Administrative Agent, acting as agent for the Lenders under the Foreign Revolving Credit Facility, and each Administrative Agent acting solely for purposes of this Section 11.2(c) and for tax purposes only, as agent for the relevant Borrowers under such Facilities, shall maintain at its respective address referred to in Section 11.8 (NOTICES, ETC.) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the applicable Lenders and Issuers and the Commitments of and principal amount of the applicable Loans and Letter of Credit Obligations owing to each such Lender and Issuer from time to time (the "REGISTER"). Any assignment pursuant to this
Section 11.2 shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agents, the Lenders and the Issuers shall, absent manifest error, treat each Person whose name is recorded in the Register as a Lender or as an Issuer, as applicable, for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the relevant Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the relevant Obligors' Agent. Within five Business Days after its receipt of such notice, the applicable Borrowers, at their own expense, shall, if requested by such assignee, execute and deliver to such Administrative Agent, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B-1 (FORM OF REVOLVING CREDIT NOTE) or B-3 (FORM OF TERM NOTE) hereto, as applicable.

          (e)  In addition to the other assignment rights provided in this
Section 11.2, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrowers or the Administrative Agents and (ii) any trustee for the benefit of the holders of such Lender's Securities; PROVIDED, HOWEVER, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

          (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment,

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waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.7(b) (CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations,
(C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrowers, the Administrative Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.14(d) (ILLEGALITY),
2.15 (CAPITAL ADEQUACY) and 2.16 (TAXES) as if it were a Lender; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Borrowers shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Section 2.14(d) (ILLEGALITY), 2.13 (PAYMENTS AND COMPUTATIONS) or 2.15 (CAPITAL ADEQUACY), any sum in excess of the sum which the Borrowers would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

          (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the applicable Obligors' Agent, the Administrative Agents, such Issuer and such Lender, subject to the provisions under Section 11.2(c) above relating to the recordation of such assignment in the Register. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to issue Letters of Credit pursuant to Section 2.4 (LETTERS OF CREDIT) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

          SECTION 11.3. COSTS AND EXPENSES.

          (a) The Borrowers agree upon demand and upon receipt of reasonably detailed statements with respect thereto to pay, or reimburse the Administrative Agents for, all of the Administrative Agents' reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agents' counsel, Weil, Gotshal & Manges, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agents in connection with:

               (i) the Administrative Agents' audit and investigation of the Group in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agents' periodic audits of the Group, as the case may be;

               (ii) the preparation, negotiation, execution and interpretation of this Agreement (including the satisfaction or attempted satisfaction of any of the conditions set forth in Article III (CONDITIONS TO LOANS AND LETTERS OF CREDIT)), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder;

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               (iii)   the creation, perfection or protection of the Liens under
     the Loan Documents (including any reasonable fees and expenses for local counsel in various jurisdictions);

               (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys or other legal counsel in connection therewith and with respect to the Administrative Agents' rights and responsibilities hereunder and under the other Loan Documents;

               (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents;

               (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party or any other Group Member, the Acquisition, the Related Documents, this Agreement or any of the other Loan Documents;

               (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agents are served or deposition or other proceeding in which the Administrative Agents are called to testify, in each case, relating in any way to the Obligations, any Loan Party or any other Group Member, the Acquisition, the Related Documents, this Agreement or any of the other Loan Documents; and

               (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

          (b) The Borrowers further agree, jointly and severally, to pay or reimburse the Administrative Agents and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, reasonable attorneys' and other legal counsel's fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agents, such Lenders or Issuers:

               (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default;

               (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "WORK-OUT" or in any insolvency or bankruptcy proceeding;

               (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party or any other Group Member and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents or Related Documents; and

               (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in paragraphs (i) through
     (iii) above;

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PROVIDED, HOWEVER, that in connection with the enforcement or preservation of any rights under this Agreement or the other Loan Documents, the Borrowers shall not be required to pay or reimburse the Lenders or the Agents, as the case may be, for more than one counsel to all of the Lenders and for more than one counsel to each of the Agents. The agreements in this Section 11.3(b) shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

          SECTION 11.4. INDEMNITIES.

          (a) The Borrowers agree to indemnify and hold harmless the Agents, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III (CONDITIONS TO LOANS AND LETTERS OF CREDIT)) (each such Person being an "INDEMNITEE") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, decrees, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Disclosure Document, any Related Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the Borrowers shall not have any obligation under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter primarily caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of any Group Member involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Group Member; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to any Group Member, or the owner, lessee or operator of any property of any Group Member by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by an Administrative Agent, any Lender or any Issuer, or an Administrative Agent, any Lender or any Issuer having become the successor in interest to any Group Member, and (B) attributable solely to acts of such Administrative Agent, such Lender or such Issuer or any agent on behalf of such Administrative Agent or such Lender.

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          (b)  The Borrowers shall indemnify the Administrative Agents, the
Lenders and each Issuer for, and hold the Administrative Agents, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agents, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any other Group Member in connection with the transactions contemplated by this Agreement.

          (c) Each Administrative Agent, each Lender and each Issuer agree that in the event that any such investigation, litigation or proceeding set forth in subparagraph (a) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, Administrative Agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrowers in writing.

          (d) The Borrowers, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrowers, in any event, may participate in the defense thereof with legal counsel of the Borrowers' choice. In the event that such Indemnitee requests the Borrowers to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrowers shall promptly do so and such Indemnitee shall have the right to have one legal counsel of its choice in each relevant jurisdiction participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrowers' obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

          (e) The Borrowers agree that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          SECTION 11.5. LIMITATION OF LIABILITY. The Borrowers agree that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Loan Party, on its own behalf and on behalf of the other Group Members, hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 11.6. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off (or analogous process in other jurisdictions) and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by

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such Lender or its Affiliates to or for the credit or the account of the
Borrowers against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or its Affiliates; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

          SECTION 11.7. SHARING OF PAYMENTS, ETC.

          (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (COSTS AND EXPENSES) or 11.4 (INDEMNITIES) (other than payments pursuant to Section 2.14, (SPECIAL PROVISIONS GOVERNING EUROCURRENCY RATE LOANS) 2.15 (CAPITAL ADEQUACY) or 2.16 (TAXES)) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "PURCHASING LENDER") shall forthwith purchase from the other Lenders (each, a "SELLING LENDER") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

          (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

          (c) The Borrowers agree that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

          SECTION 11.8. NOTICES, ETC. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

          (a)  if to the Loan Parties, to the US Obligors' Agent:

               OEP Imaging Corporation
               1265 Main Street
               Waltham, Massachusetts 02451
               Attention: Treasurer
               Telecopy no: 781-833-3579

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               with a copy to:

               OEP Imaging Corporation
               1265 Main Street
               Waltham, Massachusetts 02451
               Attention: General Counsel
               Telecopy no: 781-386-9698

          (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance;

          (c) if to any Issuer, at the address set forth under its name on the signature page hereof; and

          (d)  if to the Domestic Administrative Agent:

               Citicorp USA, Inc.
               388 Greenwich Street
               New York, New York 10013
               Attention: Brenda Cotsen
               Telecopy no: 212-816-2613

               if to the Foreign Administrative Agent:

               Bank of America, N.A.
               New Broad Street House
               35 New Broad Street
               London EC2M 1NH
               Attention: Heather Jones
               Telecopy no: + 44 (207) 809 5873

               in each case, with a copy to:

               Weil, Gotshal & Manges
               One South Place,
               London EC2M 2WG
               Attention: Richard A. Ginsburg, Esq.
               Telecopy no: +44 (207) 903-0990

or at such other address as shall be notified in writing (i) in the case of the Borrowers and the Administrative Agents, to the other parties and (ii) in the case of all other parties, to the Borrowers and the Administrative Agents. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); PROVIDED, HOWEVER, that notices and communications to the Administrative Agents pursuant to Article II (THE FACILITIES) or Article X (THE ADMINISTRATIVE AGENTS) shall not be effective until received by the Administrative Agents.

          SECTION 11.9. NO WAIVER; REMEDIES. No failure on the part of any Lender, Issuer or an Administrative Agent to exercise, and no delay in exercising, any right hereunder

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shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agents and when the Administrative Agents shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agents and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 11.11. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          SECTION 11.12. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

          (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrowers hereby accept for themselves and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) Each Loan Party hereby irrevocably designates, appoints and empowers Prentice Hall Corporation System (2711 Centerville Road, Suite 400, Wilmington, Delaware 19808) (the "PROCESS AGENT"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Loan Party in care of the Process Agent at the Process Agent's above address, and each Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Loan Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or each Loan Party at its address specified in
Section 11.8 (NOTICES, ETC.). Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Nothing contained in this Section 11.12 shall affect the right of an Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower or any other Loan Party in any other jurisdiction.

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          (d)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the Dollar Equivalent on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

          SECTION 11.13. WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          SECTION 11.14. MARSHALING; PAYMENTS SET ASIDE. None of the Administrative Agents, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to the Administrative Agents, the Lenders or the Issuers or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          SECTION 11.15. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          SECTION 11.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

          SECTION 11.17. ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Company and each Administrative Agent.

          SECTION 11.18. CONFIDENTIALITY. Each Lender and each Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or Administrative Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or such Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such

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information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or such Administrative Agent, as the case may be, on a non-confidential basis from a source other than a Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (d) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this
Section 11.18.

          SECTION 11.19. OBLIGORS' AGENTS.

          (a) FOREIGN OBLIGORS' AGENT. Each Loan Party organized outside of the United States of America irrevocably authorizes Contracting to act as agent for such Loan Party (the "FOREIGN OBLIGORS' AGENT"):

               (i) to give all notices and instructions and make such agreements expressed to be capable of being given or made by the Foreign Obligors' Agent on behalf of the such Loan Party under this Agreement; and

               (ii) to agree on behalf of such Loan Party the terms of any consents or waivers given or required under the Loan Documents and all amendments made to any of them (including this Agreement), notwithstanding in either case that they may affect rights and obligations of such Loan Party and in either case without further reference to or the consent of such Loan Party and such Loan Party shall as regards each of the other parties to this Agreement and the other Loan Documents be bound thereby as though it had itself given such notice of instruction, made such agreement or agreed such consent, waiver or amendment.

          (b) US OBLIGORS' AGENT. Each Loan Party organized in the United States of America irrevocably authorizes the Company to act as agent for such Loan Party (the "US OBLIGORS' AGENT"):

               (i) to give all notices and instructions and make such agreements expressed to be capable of being given or made by the US Obligors' Agent on behalf of the such Loan Party under this Agreement; and

               (ii) to agree on behalf of such Loan Party the terms of any consents or waivers given or required under the Loan Documents and all amendments made to any of them (including this Agreement), notwithstanding in either case that they may affect rights and obligations of such Loan Party and in either case without further reference to or the consent of such Loan Party and such Loan Party shall as regards each of the other parties to this Agreement and the other Loan Documents be bound thereby as though it had itself given such notice of instruction, made such agreement or agreed such consent, waiver or amendment.

          SECTION 11.20. LOSS SHARING.

          (a) NOTIFICATION. Not later than five Business Days after the Enforcement Date, the Administrative Agent shall prepare an Enforcement Date Notice and send one copy to each Lender.

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          (b)  CONTENTS OF ENFORCEMENT DATE NOTICE. The Enforcement Date Notice
shall set out:

               (i) the proportion which the Commitments of each Lender under the Facilities at the Enforcement Date bears to the total Commitments of all the Lenders at the Enforcement Date;

               (ii) the proportion which the US Revolving Credit Outstandings, the Foreign Revolving Credit Outstandings and Term Loan Outstandings of each Lender at the Enforcement Date bears to the US Revolving Credit Outstandings, the Foreign Revolving Credit Outstandings and Term Loan Outstandings of all the Lenders at the Enforcement Date; and

               (iii) the amount in Dollars required to be paid or received by each Lender in order to ensure that its proportion referred to in the foregoing paragraph (ii) will be the same as its proportion referred to in the foregoing paragraph (i).

          (c) ADJUSTMENT. Where Facilities or Indebtedness are not denominated in Dollars, the amounts shall be notionally converted into Dollars at the spot selling rate of the relevant Administrative Agent for the sale of Dollars for the other currency concerned, in similar amounts on the Enforcement Date.

          (d)  PAYMENTS.

               (i) Promptly upon receipt of an Enforcement Date Notice showing a payment (an "EQUALIZATION PAYMENT") due from it as specified in paragraph (b) of this Section 11.20, the recipient Lender shall pay or cause to be paid to the relevant Administrative Agent in Dollars the full amount of the payment.

               (ii) The relevant Administrative Agent shall, as soon as practicable out of the aggregate of monies paid to it under the foregoing paragraph (i), make payments to each Lender entitled to a credit pursuant to the Enforcement Date Notice (an "EQUALIZATION CREDIT") due to it, of the amount of the equalization credit.

          (e)  APPLICATION OF EQUALIZATION CREDITS.

               (i) Where any Lender receives an equalization credit, it shall not apply the whole or any part of it in or towards satisfaction of the relevant Indebtedness but shall instead place the funds on a suspense account unless otherwise agreed by all the Lenders.

               (ii) Equalization credits are payments only between the Secured Parties and shall not reduce, discharge or otherwise affect, or be deemed to reduce, discharge or otherwise affect, any Indebtedness owing by any Loan Party to any Secured Party.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                COMPANY:

                                   OEP IMAGING CORPORATION
                                      as the Company

                                   By: C F AUSTER

                                BORROWERS:

                                   OEP IMAGING OPERATING CORPORATION
                                      as the US Borrower

                                   By: C F AUSTER

                                   POLAROID CONTRACTING C.V.
                                      as a Dutch Borrower
                                      acting by and through its general partners

                                      PRD MANAGEMENT LIMITED

                                      By: E T MCCABE

                                      PRD OVERSEAS LIMITED

                                      By: E T MCCABE

                                   POLAROID (EUROPA) B.V.
                                      as a Dutch Borrower

                                   By: J M GEERDINK


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   POLAROID TRADING B.V.
                                      as a Dutch Borrower

                                   By: J M GEERDINK

                                   POLAROID CANADA INC.
                                      as the Canadian Borrower

                                   By: L CAVANAUGH

                                   POLAROID (U.K.) LIMITED
                                      as the UK Borrower

                                   By: W F FLAHERTY

                                   POLAROID GMBH
                                      as the German Borrower

                                   By: J H NAGL

                                   By: G PALMA

                                   POLAROID FAR EAST LIMITED
                                      as the Hong Kong Borrower

                                   By:  W F FLAHERTY

                                   NIPPON POLAROID K.K.
                                      as the Japanese Borrower

                                   By:  /s/ Shinichi Kobayashi
                                      -----------------------------------------
                                      Title:

                                ADMINISTRATIVE AGENTS:

                                   CITICORP USA, INC.
                                      as Domestic Administrative Agent

                                   By: B COTSEN

                                   BANK OF AMERICA, N.A.
                                      as Foreign Administrative Agent

                                   By: I A MERMELSTEIN

                                LENDERS:

                                   CITIBANK, N.A.

                                   By: B COTSEN

                                   BANK OF AMERICA, N.A.

                                   By: I A MERMELSTEIN

                                ISSUERS:

                                   CITIBANK, N.A.

                                   By: B COTSEN

                                   BANK OF AMERICA, N.A.

                                   By: I A MERMELSTEIN


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                                                   SCHEDULE I TO
                                                                CREDIT AGREEMENT

                             COMMITMENTS OF LENDERS

                         US REVOLVING     FOREIGN REVOLVOLVING     TERM LOAN
   LENDER             CREDIT COMMITMENT    CREDIT COMMITMENT       COMMITMENT
   ------             -----------------   --------------------     ----------
Citibank, N.A            $ 25,000,000        $ 15,000,000        $ 10,000,000
Bank of America, N.A     $ 25,000,000        $ 15,000,000        $ 10,000,000

   Total                 $ 50,000,000        $ 30,000,000        $ 20,000,000

                                                                  SCHEDULE II TO
                                                                CREDIT AGREEMENT

                         APPLICABLE LENDING OFFICES AND
                              ADDRESSES FOR NOTICES

CITIBANK, N.A.

   Address for Notices               Citibank, N.A.
                                     Two Penn's Way
                                     New Castle, Delaware 19720
                                     Attention:        May Wong
                                     Telecopy no:      1-302-894-6120

   Domestic Lending Office           Citibank N.A.
                                     Two Penn's Way
                                     New Castle, Delaware  19720

   Eurocurrency Lending Office       Citibank N.A.
                                     Two Penn's Way
                                     New Castle, Delaware 19720


BANK OF AMERICA, N.A.

   Address for Notices               Bank of America, N.A.
                                     335 Madison Avenue
                                     6th Floor
                                     New York, New York 10017
                                     Attention:        Portfolio Manager
                                     Facsimile No.     1-212-503-7330

   Domestic Lending Office           Bank of America, N.A.
                                     335 Madison Avenue
                                     New York, New York 10017
                                     Attention:        Portfolio Manager
                                     Facsimile No.     1-212-503-7330

   Eurocurrency Lending Office       Bank of America, N.A.
                                     New Broad Street House
                                     35 New Broad Street
                                     London, England  EC2M 1NH
                                     Attention:        Tim Jacob
                                     Facsimile No.     011-44-207-809-5807

                                                              SCHEDULE 1.1(a) TO
                                                                CREDIT AGREEMENT

                              COLLATERAL DOCUMENTS

JURISDICTION         DOCUMENT                         EXECUTING PARTIES
------------         --------                         -----------------
United States        Pledge and Security Agreement    OEP Imaging Corporation

                                                      OEP Imaging Operating Corporation

                                                      Polaroid Atlanta Real Estate LLC

                                                      Polaroid Norwood Real Estate LLC

                                                      Polaroid Waltham Real Estate LLC

                                                      Polaroid New Bedford Real Estate LLC

                                                      Polaroid Eyewear I LLC

                                                      OEP Asia Pacific LLC

                                                      Polaroid Capital LLC

                                                      Polaroid Latin America I Corporation

                                                      Polaroid Holding LLC

                                                      Polaroid Investment LLC


                     Guaranty                         OEP Imaging Corporation

                                                      OEP Imaging Operating Corporation

                                                      Polaroid Atlanta Real Estate LLC

                                                      Polaroid Norwood Real Estate LLC

                                                      Polaroid Waltham Real Estate LLC

                                                      Polaroid New Bedford Real Estate LLC

                                                      Polaroid Eyewear I LLC

                                                      OEP Asia Pacific LLC

                                                      Polaroid Capital LLC

                                                      Polaroid Latin America I Corporation

                                                      Polaroid Holding LLC

                                                      Polaroid Investment LLC


                     Mortgage (Atlanta)               Polaroid Atlanta Real Estate LLC


                     Mortgage (Norwood)               Polaroid Norwood Real Estate LLC

JURISDICTION         DOCUMENT                         EXECUTING PARTIES
------------         --------                         -----------------
United States        Mortgage (Waltham)               Polaroid Waltham Real Estate LLC

                     Mortgage (New Bedford)           Polaroid New Bedford Real Estate LLC

Canada               General Security Agreement       Polaroid Canada Inc.

                     Securities Pledge Agreement      OEPC Holdings Company

                     Guarantee                        Polaroid Canada Inc.

United Kingdom       Guarantee and Debenture          Polaroid (U.K.) Limited

                                                      Polaroid Leasing Limited

                     Mortgage of Shares               Polaroid International Holding LLC

                     Mortgage of Shares (2)           Polaroid International Holding LLC

Germany              Share Pledge Agreement           OEP Imaging Operating Corporation


                     Security Transfer Agreement      Polaroid GmbH

                                                      OEP Imaging Operating Corporation

                     Global Assignment Agreement      Polaroid GmbH

                                                      OEP Imaging Operating Corporation

                     Account Pledge Agreement         Polaroid GmbH

                                                      OEP Imaging Operating Corporation

                     Guaranty                         Polaroid GmbH

JURISDICTION         DOCUMENT                         EXECUTING PARTIES
------------         --------                         -----------------
Germany              Security Agreement for Land      Polaroid GmbH
                     Charge

                     Land Charge Creation Deed        Polaroid GmbH

Hong Kong            Debenture                        Polaroid Far East Limited

                     Charge Over Shares               Polaroid International Holding LLC

Hong Kong            Charge Over Shares (2)           Polaroid International Holding LLC

                     Guarantee                        Polaroid Far East Limited

Japan                Security Agreement               Nippon Polaroid K.K.

                     Pledge of Shares                 OEP Imaging Operating Corporation

                     Pledge of Shares (2)             OEP Imaging Operating Corporation

                     Guarantee                        Nippon Polaroid K.K.

The Netherlands      Deed of Pledge of Shares (PE)    Polaroid Eyewear I LLC

                                                      Polaroid Eyewear Nederland B.V.

                     Deed of Pledge of Shares (PE)    Polaroid Eyewear I LLC
                     (No. 2)
                                                      Polaroid Eyewear Nederland B.V.

                     Deed of Pledge of Shares (PIBV)  OEP Imaging Operating Corporation

                                                      Polaroid International B.V.

                     Deed of Pledge of Shares         OEP Imaging Operating Corporation
                     (PIBV) (No. 2)
                                                      Polaroid International B.V.

                     Deed of Pledge of Shares (PEBV)  Polaroid International B.V.

                                                      Polaroid (Europa) B.V.

JURISDICTION         DOCUMENT                         EXECUTING PARTIES
------------         --------                         -----------------
The Netherlands      Deed of Pledge of Shares (PNBV)  Polaroid International B.V.

                                                      Polaroid Nederland B.V.

                     Deed of Pledge of Shares (PTBV)  Polaroid International B.V.

                                                      Polaroid Trading B.V.

                     Agreement of First Priority      Polaroid Eyewear Nederland B.V.
                     Pledge of Assets, Receivables,
                     Intercompany Receivables and     Polaroid Trading B.V.
                     Bank Accounts (5 separate
                     agreements)                      Polaroid International B.V.

                                                      Polaroid (Europa) B.V.

                     Agreement of First Priority      Polaroid Contracting C.V.
                     Pledge of Bank Accounts/
                     Waiver and Fund Transfer

                     Agreement of First Priority      Polaroid Contracting C.V.
                     Pledge of Assets, Receivables
                     and Intercompany Receivables

                     Guarantee                        Polaroid Trading B.V.

                                                      Polaroid International B.V.

                                                      Polaroid (Europa) B.V.

                                                      Polaroid Nederland B.V.

                                                      Polaroid Contracting C.V.

Scotland             Standard Security                Polaroid (U.K.) Limited

                     Standard Security (No. 2)        Polaroid (U.K.) Limited

Bermuda              Share Charge - PRD Management    OEP Imaging Operating Corporation
                     Ltd. & PRD Overseas Ltd

                     Share Charge (No. 2) - PRD       OEP Imaging Operating Corporation
                     Management Ltd. & PRD Overseas
                     Ltd

                                TABLE OF CONTENTS

ARTICLE I        DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

         Section 1.1.     Defined Terms...............................................................2

         Section 1.2.     Computation of Time Periods................................................47

         Section 1.3.     Accounting Terms and Principles............................................47

         Section 1.4.     Certain Terms..............................................................47


ARTICLE II       THE FACILITIES

         Section 2.1.     The Commitments............................................................48

         Section 2.2.     Borrowing Procedures.......................................................49

         Section 2.3.     Swing Loans................................................................54

         Section 2.4.     Letters of Credit..........................................................56

         Section 2.5.     Reduction and Termination of the Revolving Credit Commitments..............61

         Section 2.6.     Repayment of Loans.........................................................61

         Section 2.7.     Evidence of Debt...........................................................62

         Section 2.8.     Optional Prepayments.......................................................62

         Section 2.9.     Mandatory Prepayments......................................................63

         Section 2.10.    Interest...................................................................66

         Section 2.11.    Conversion/Continuation....................................................67

         Section 2.12.    Fees.......................................................................68

         Section 2.13.    Payments and Computations..................................................69

         Section 2.14.    Special Provisions Governing Eurocurrency Rate Loans.......................72

         Section 2.15.    Capital Adequacy...........................................................74

         Section 2.16.    Taxes......................................................................74

         Section 2.17.    Substitution of Lenders....................................................76


ARTICLE III      CONDITIONS TO LOANS AND LETTERS OF CREDIT

         Section 3.1.     Conditions Precedent to Initial Loans and Letters of Credit................77

         Section 3.2.     Conditions Precedent to Each Loan and Letter of Credit.....................83


ARTICLE IV       REPRESENTATIONS AND WARRANTIES

         Section 4.1.     Corporate Existence; Compliance with Law...................................85

         Section 4.2.     Corporate Power; Authorization; Enforceable Obligations....................85

         Section 4.3.     Ownership of Loan Parties and Subsidiaries.................................86

         Section 4.4.     Financial Statements.......................................................87

         Section 4.5.     Material Adverse Change....................................................87

         Section 4.6.     Solvency...................................................................87

         Section 4.7.     Litigation.................................................................88

         Section 4.8.     Taxes......................................................................88

         Section 4.9.     Full Disclosure............................................................89

         Section 4.10.    Margin Regulations.........................................................89

         Section 4.11.    No Burdensome Restrictions; No Defaults....................................89

         Section 4.12.    Investment Company Act; Public Utility Holding Company Act.................89

         Section 4.13.    Use of Proceeds............................................................89

         Section 4.14.    Insurance..................................................................90

         Section 4.15.    Labor Matters..............................................................90

         Section 4.16.    Employee Benefit Plans.....................................................90

         Section 4.17.    Environmental Matters......................................................91

         Section 4.18.    Intellectual Property......................................................92

         Section 4.19.    Title; Real Property.......................................................92

         Section 4.20.    Related Documents..........................................................94


ARTICLE V        FINANCIAL COVENANTS

         Section 5.1.     Maximum Leverage Ratio.....................................................95

         Section 5.2.     Minimum EBITDA.............................................................95

         Section 5.3.     Maintenance of Tangible Net Worth..........................................96

         Section 5.4.     Minimum Excess Availability................................................97

         Section 5.5.     Minimum Average Excess Availability........................................97

         Section 5.6.     Maximum IDP Venture Expenditure............................................97

         Section 5.7.     Capital Expenditures.......................................................97

ARTICLE VI       REPORTING COVENANTS

         Section 6.1.     Financial Statements.......................................................98

         Section 6.2.     Default Notices...........................................................101

         Section 6.3.     Litigation................................................................101

         Section 6.4.     Asset Sales...............................................................101

         Section 6.5.     Notices Under Related Documents...........................................101

         Section 6.6.     SEC Filings; Press Releases...............................................101

         Section 6.7.     Labor Relations...........................................................101

         Section 6.8.     Tax Returns...............................................................101

         Section 6.9.     Insurance.................................................................101

         Section 6.10.    ERISA Matters.............................................................102

         Section 6.11.    Environmental Matters.....................................................102

         Section 6.12.    Borrowing Base Determination..............................................103

         Section 6.13.    Other Information.........................................................104


ARTICLE VII      AFFIRMATIVE COVENANTS

         Section 7.1.     Preservation of Corporate Existence, Etc..................................104

         Section 7.2.     Compliance with Laws, Etc.................................................104

         Section 7.3.     Conduct of Business.......................................................104

         Section 7.4.     Payment of Taxes, Etc.....................................................105

         Section 7.5.     Maintenance of Insurance..................................................105

         Section 7.6.     Access....................................................................105

         Section 7.7.     Keeping of Books..........................................................105

         Section 7.8.     Maintenance of Properties, Etc............................................105

         Section 7.9.     Application of Proceeds...................................................105

         Section 7.10.    Environmental.............................................................106

         Section 7.11.    Additional Collateral and Guarantees......................................106

         Section 7.12.    Holding Company Status....................................................107

         Section 7.13.    Landlord and Bailee's Waivers.............................................107

         Section 7.14.    Real Property.............................................................107

         Section 7.15.    Account Debtors...........................................................108

         Section 7.16.    Syndication of the Facilities.............................................109

         Section 7.17.    Cash Management...........................................................109

         Section 7.18.    Intentionally Omitted.....................................................111

         Section 7.19.    New Holding Company.......................................................111

         Section 7.20.    Post Closing Covenants....................................................113


ARTICLE VIII     NEGATIVE COVENANTS

         Section 8.1.     Indebtedness..............................................................114

         Section 8.2.     Liens, Etc................................................................114

         Section 8.3.     Investments...............................................................115

         Section 8.4.     Sale of Assets............................................................116

         Section 8.5.     Restricted Payments.......................................................117

         Section 8.6.     Restriction on Fundamental Changes........................................118

         Section 8.7.     Change in Nature of Business..............................................119

         Section 8.8.     Transactions with Affiliates..............................................119

         Section 8.9.     Restrictions on Subsidiary Distributions; No New Negative Pledge..........120

         Section 8.10.    Modification of Constituent Documents.....................................120

         Section 8.11.    Modification of Related Documents.........................................120

         Section 8.12.    Cash Management Procedures................................................120

         Section 8.13.    Accounting Changes; Fiscal Year...........................................120

         Section 8.14.    Margin Regulations........................................................121

         Section 8.15.    Sale/Leasebacks...........................................................121

         Section 8.16.    Cancellation of Indebtedness Owed to It...................................121

         Section 8.17.    No Speculative Transactions...............................................121

         Section 8.18.    Compliance with ERISA.....................................................121

         Section 8.19.    Environmental.............................................................121

         Section 8.20.    Related Documents.........................................................121

         Section 8.21.    Dutch Financial Assistance................................................121

ARTICLE IX       EVENTS OF DEFAULT

         Section 9.1.    Events of Default..........................................................122

         Section 9.2.    Remedies...................................................................124

         Section 9.3.    Actions in Respect of Letters of Credit....................................124

         Section 9.4.    Rescission.................................................................124


ARTICLE X        THE ADMINISTRATIVE AGENTS

         Section 10.1.    Authorization and Action..................................................125

         Section 10.2.    Administrative Agent's Reliance, Etc......................................126

         Section 10.3.    Each Administrative Agent Individually....................................126

         Section 10.4.    Lender Credit Decision....................................................127

         Section 10.5.    Indemnification...........................................................127

         Section 10.6.    Successor Administrative Agent............................................127

         Section 10.7.    Concerning the Collateral and the Collateral Documents....................128

         Section 10.8.    Collateral Matters Relating to Related Obligations........................129

         Section 10.9.    Income and Corporation Taxes Act 1988.....................................130

         Section 10.10.   Matters Relating to Dutch Collateral......................................130

         Section 10.11.   Matters Relating to German Collateral.....................................131

         Section 10.12.   Covenant to Pay...........................................................132


ARTICLE XI       MISCELLANEOUS

         Section 11.1.    Amendments, Waivers, Etc..................................................132

         Section 11.2.    Assignments and Participations............................................134

         Section 11.3.    Costs and Expenses........................................................136

         Section 11.4.    Indemnities...............................................................138

         Section 11.5.    Limitation of Liability...................................................139

         Section 11.6.    Right of Set-off..........................................................139

         Section 11.7.    Sharing of Payments, Etc..................................................140

         Section 11.8.    Notices, Etc..............................................................140

         Section 11.9.    No Waiver; Remedies.......................................................141

         Section 11.10.   Binding Effect............................................................142

         Section 11.11.   Governing Law.............................................................142

         Section 11.12.   Submission to Jurisdiction; Service of Process............................142

         Section 11.13.   Waiver of Jury Trial......................................................143

         Section 11.14.   Marshaling; Payments Set Aside............................................143

         Section 11.15.   Section Titles............................................................143

         Section 11.16.   Execution in Counterparts.................................................143

         Section 11.17.   Entire Agreement..........................................................143

         Section 11.18.   Confidentiality...........................................................143

         Section 11.19.   Obligors' Agents..........................................................144

         Section 11.20.   Loss Sharing..............................................................144

                                    SCHEDULES

 Schedule I                -        Commitments
 Schedule II               -        Applicable Lending Offices and Addresses for Notices
 Schedule 1.1(a)           -        Collateral Documents
 Schedule 1.1(b)           -        Properties
 Schedule 1.1(c)           -        Subsidiary Guarantors
 Schedule 1.1(d)           -        Original Projections
 Schedule 3.1(a)           -        Blocked Accounts and Blocked Account Banks
 Schedule 4.2              -        Consents
 Schedule 4.3              -        Corporate Ownership
 Schedule 4.7              -        Litigation
 Schedule 4.8              -        Taxes
 Schedule 4.15             -        Labor Matters
 Schedule 4.16             -        List of Plans
 Schedule 4.17             -        Environmental Matters
 Schedule 4.18             -        Intellectual Property
 Schedule 4.19             -        Real Property
 Schedule 8.1              -        Existing Indebtedness
 Schedule 8.2              -        Existing Liens
 Schedule 8.3              -        Existing Investments
 Schedule 8.4              -        Planned Asset Sales

                                    EXHIBITS

Exhibit A                  -        Form of Assignment and Acceptance
Exhibit B-1                -        Form of Revolving Credit Note
Exhibit B-2                -        Form of Swing Loan Note
Exhibit B-3                -        Form of Term Loan Note
Exhibit C                  -        Form of Notice of Borrowing
Exhibit D                  -        Form of Letter of Credit Request
Exhibit E                  -        Form of Borrowing Base Certificate
Exhibit F                  -        Form of Notice of Conversion/Continuation
Exhibit G                  -        Form of Opinion of US Counsel for the Loan Parties
Exhibit H                  -        Form of Guaranty
Exhibit I                  -        Form of Pledge and Security Agreement
Exhibit J                  -        Form of Guaranty and Debenture (UK)
Exhibit K                  -        Mandatory Costs